Exhibit 99.18

PUBLIC ACCOUNTS 2017-2018

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2018

Published in accordance with section 86
of the Financial Administration Act (CQLR, chapter A-6.001)

Public Accounts 2017-2018 – Volume 1

Legal deposit – Bibliothèque et Archives nationales du Québec
November 2018

ISSN 0706-2850 (Print version)
ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2018

His Honour the Honourable J. Michel Doyon
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2018.

Eric Girard
Minister of Finance

Québec, November 2018

Mr. Eric Girard
Minister of Finance
Parliament Building
Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2018. These accounts have been prepared under section 86 of the Financial Administration Act (CQLR, chapter A-6.001), in accordance with the Government's accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA
Comptroller of Finance

Québec, November 2018

PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

APPENDICES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	NATIONAL ASSEMBLY, APPOINTED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED FROM THE GENERAL FUND OF THE CONSOLIDATED REVENUE FUND	163

2.	GOVERNMENT BODIES, SPECIAL FUNDS AND SINKING FUNDS	165

3.	ORGANIZATIONS IN THE GOVERNMENT'S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	168

4.	GOVERNMENT ENTERPRISES	173

5.	GOVERNMENT DEPARTMENTS AND BODIES THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY	174

6.	REVENUE	176

7.	EXPENDITURE	177

8.	INVESTMENT IN GOVERNMENT ENTERPRISES	178

9.	GOVERNMENT BUSINESS AND NON-BUSINESS PARTNERSHIPS	189

10.	SEGMENT DISCLOSURES	194

11.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	199

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

Presentation of the Public Accounts

The 2017-2018 Public Accounts present the results and financial position of the Gouvernement du Québec. They include a financial analysis to increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances considers that the use of indicators is efficient for studying changes in the state of the Government's finances. Therefore, ten indicators are presented in the section “Analysis of the consolidated financial statements”.

The 2017-2018 Public Accounts present information on the actual results for the fiscal year ended March 31, 2018. The initial forecasts of the results for this fiscal year were presented in Budget 2017-2018 on March 28, 2017 and revised in The Québec Economic Plan – November 2017 Update on November 21, 2017. Preliminary results were presented in Budget 2018-2019 on March 27, 2018. The comparative analysis with the Budget that appears in the present publication was made using the initial forecasts presented in Budget 2017-2018 on March 28, 2017, according to the standards adopted by the Public Sector Accounting Board (PSAB).

The Public Accounts for the fiscal year ended March 31, 2018 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001) . They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, funds, bodies, and organizations in the health and social services and education networks as well as employees from government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 – Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that facilitates understanding of the transactions carried out in fiscal 2017-2018.

The consolidated financial statements consist of many items.

•	A consolidated statement of operations, which accounts for the annual surplus or deficit arising from operations during the fiscal year. It presents the Government's revenue, the cost of services and other expenses for the year.

•

A consolidated statement of accumulated deficit, which shows the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to it and various restatements stemming from accounting changes.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

Presentation of the Public Accounts (cont'd)

•	A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It establishes the net debt, which consists of the accumulated deficit and non-financial assets.

•

A consolidated statement of change in net debt, which accounts for the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements stemming from accounting changes.

•	A consolidated statement of cash flow, which provides information on the cash flow generated by or used during the fiscal year within the context of operating, equity investment, fixed asset investment and financing activities.

•

Notes and appendices, which provide additional information on the items of the consolidated financial statements and which are an integral part of these statements. They also include a summary of the main accounting policies used to prepare the consolidated financial statements, as well as consolidated information by government mission on operations.

In accordance with the Auditor General Act (CQLR, chapter V-5.01), the Auditor General of Québec prepares, as an independent auditor, a report included with the Government's consolidated financial statements in which she expresses her opinion on the financial statements.

Volume 2 – Financial information on the Consolidated Revenue Fund: general fund and special funds

Volume 2 presents the financial information on the Consolidated Revenue Fund, which is made up of the general fund and the special funds. This volume is divided into two parts. The first part reports on the revenue of government departments and budget-funded bodies, their authorized appropriations, the expenses and other costs charged to each of these appropriations and, lastly, the financial operations of the specified purpose accounts they administer. The second part presents the revenue of the special funds as well as their approved and realized expenses and investments.

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Section A

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

1.	Highlights for the 2017-2018 fiscal year

Consolidated operations
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

Note:	Based on the data presented in the “Summary of consolidated operations” table on page 20. The proportions expressed in percentages are determined on the basis of total revenue.

(1)	Own-source revenue includes Generations Fund revenue of $2 488 M, $2 293 M and $2 001 M for Budget 2017-2018 of March 28, 2017, for actual 2017-2018 results and for actual 2016-2017 results, respectively.

Budget balance

In Budget 2017-2018 of March 28, 2017 (hereinafter “the Budget”), the Government forecast an annual surplus of $2 488 million for fiscal 2017-2018. Within the meaning of the Balanced Budget Act1 and, taking into account the allocation of $2 488 million in revenue to the Generations Fund, a balanced budget was forecast.

The results for fiscal 2017-2018 show an annual surplus of $4 915 million. Taking into account the deposits of $2 293 million in dedicated revenues in the Generations Fund, the budget balance as at March 31, 2018 is $2 622 million, an improvement of $2 622 million compared with the Budget forecast. This sum has been allocated in its entirety to the stabilization reserve, in accordance with the Balanced Budget Act. In addition, the Act to reduce the debt and establish the Generations Fund allow the Government to use a portion of this reserve for the purpose of depositing it in the Generations Fund.

________________________________________

[1]	CQLR, chapter E-12.00001

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

1.	Highlights for the 2017-2018 fiscal year (cont'd)

Consolidated revenue

Total consolidated revenue stands at $108 404 million, which represents an upward adjustment of $2 096 million or 2.0% compared with the Budget. Relative to fiscal 2016-2017, this revenue is up $5 322 million, or 5.2% ..

•

Budget 2017-2018 forecast a growth rate of 3.7% for consolidated revenue, whereas the actual rate was 5.2%. This higher-than-anticipated growth can be explained by the fact that revenues from income and property taxes, consumption taxes, duties and permits, miscellaneous sources, government enterprises and federal government transfers, are, respectively, $45 million, $648 million, $255 million, $79 million, $613 million and $456 million higher than expected.

•

The increase of $5 322 million in revenue for the current fiscal year relative to the previous fiscal year can be attributed to revenue increases of $1 285 million in income and property taxes, $1 037 million in consumption taxes, $663 million in duties and permits, $194 million in revenue from government enterprises, and $2 306 million in federal government transfers. This is offset in part by a decrease of $163 million in miscellaneous revenue.

Consolidated expenditure

Consolidated expenditure stands at $103 489 million, which represents a downward adjustment of $231 million, or 0.2%, compared with the Budget forecast. Relative to the previous fiscal year, consolidated expenditure is up by $4 769 million or 4.8% .

•

The difference between expenditure of the current fiscal year and the figure announced in the initial Budget can be explained by downward spending adjustments of $47 million for the “Health and Social Services” mission, $1 028 million for the “Administration and Justice” mission and $628 million for “Debt service”, offset largely by upward spending adjustments of $118 million for the “Education and Culture” mission, $1 283 million for the “Economy and Environment” mission and $71 million for the “Support for Individuals and Families” mission.

•

The increase of $4 769 million in expenditure for fiscal 2017-2018 relative to the previous fiscal year is due to spending increases of $1 438 million for the “Health and Social Services” mission, $959 million for the “Education and Culture” mission, $2 102 million for the “Economy and Environment” mission, $231 million for the “Support for Individuals and Families” mission and $326 million for the “Administration and Justice” mission. This is offset in part by a decrease of $287 million in spending for the “Debt service” mission.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

2.	Overview of Budget 2017-2018

Own-source revenue

Own-source revenue, excluding that from government enterprises, was expected to grow by 3.3% . This growth reflected the anticipated acceleration of economic activity in Québec and the impacts of measures implemented, for example, in various budgets. These measures included, in particular, the complete elimination of the health contribution and the general tax reduction as of January 1, 2017.

Revenue from government enterprises

Revenue from government enterprises in 2017-2018 was expected to fall by 5.7% before the allocation to the Generations Fund. This was attributed chiefly to Hydro-Québec's anticipated results, which declined because of the upward adjustment of the impact related to the application of International Financial Reporting Standards (IFRS) and the impact of the commissioning of electricity generation facilities.

Federal government transfers

Federal government transfer revenue was expected to increase by 7.5% in 2017-2018. This change was due mainly to:

•

a 10.5% rise in equalization revenue, stemming essentially from an increase in the Canadian equalization envelope, which is tied to growth in Canada’s nominal GDP, and from a decrease in the share of Québec, among the recipient provinces, of the personal income tax, consumption tax and property tax bases;

•	a 10.8% increase in other programs, attributable in particular to the topping up of the Canada Student Loans Program announced in the 2016 federal Budget and an increase in revenue with respect to the Immigrant Integration Program.

Consolidated expenditure

Budget 2017-2018 anticipated growth of 3.8% in consolidated expenditure, excluding debt service. The budget forecast an increase of $1 667 million in spending for the “Health and Social Services” mission, $955 million in spending for the “Education and Culture” mission, $263 million in spending for the “Economy and Environment” mission, $24 million in spending for the “Support for Individuals and Families” mission and $556 million in spending for the “Administration and Justice” mission.

Consolidated debt service

Debt service was expected to climb by 1.9% . This change was attributed mainly to the anticipated growth in interest rates and the level of the debt.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

3.	Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results, particularly:

•

the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $700 million on the Government's own-source revenue;

•

the level of spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services. To this must be added the public capital investment completion rate which affects expenditures related to the depreciation of fixed assets;

•

revenue from government enterprises which varies according to assumptions concerning such things as weather conditions, which are hard to predict. For example, a variation of 1ºC in winter temperatures compared to normal temperatures has a nearly $50-million impact on Hydro-Québec’s net earnings;

•

the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government. These data and negotiations can both affect federal government transfer revenue;

•	unforeseen situations such as natural catastrophes, work stoppages, etc.;

•	the change in interest rates and in returns of the Retirement Plans Sinking Fund, which have an impact on debt service;

•	the risk that a financial intermediary will default on its contractual obligations (credit risk);

•	the settlement of certain claims and lawsuits pending against the Government before the courts.

The consolidated financial statements also set forth in Note 2, the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

•	using economic forecasts that do not anticipate overly high or overly low revenue–a situation that could lead to inappropriate policy decisions;

•	monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

•	implementing economic support measures.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

3.	Risks and uncertainties (cont'd)

A government cannot prevent a recession or the impact of an economic slowdown single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

4.	Variance analysis

Summary of consolidated operations
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

			Actual results			Actual results		Change compared
			as at	Change		as at		with actual results
	Budget		March 31,	compared		March 31,		for the previous
	2017-2018	(1)	2018	with Budget		2017	(2)	fiscal year
				$	%			$	%
REVENUE
Income and property taxes	46 089		46 134	45	0.1	44 849		1 285	2.9
Consumption taxes	19 681		20 329	648	3.3	19 292		1 037	5.4
Duties and permits	3 710		3 965	255	6.9	3 302		663	20.1
Miscellaneous revenue	10 319		10 398	79	0.8	10 561		(163)	(1.5)
Revenue from government enterprises	4 480		5 093	613	13.7	4 899		194	4.0
Own-source revenue	84 279		85 919	1 640	1.9	82 903		3 016	3.6
Federal government transfers	22 029		22 485	456	2.1	20 179		2 306	11.4
Total revenue	106 308		108 404	2 096	2.0	103 082		5 322	5.2

EXPENDITURE
Health and Social Services	40 223		40 176	(47)	(0.1)	38 738		1 438	3.7
Education and Culture	22 662		22 780	118	0.5	21 821		959	4.4
Economy and Environment	13 155		14 438	1 283	9.8	12 336		2 102	17.0
Support for Individuals and Families	9 745		9 816	71	0.7	9 585		231	2.4
Administration and Justice	8 067		7 039	(1 028)	(12.7)	6 713		326	4.9
Sub-total	93 852		94 249	397	0.4	89 193		5 056	5.7
Debt service	9 868		9 240	(628)	(6.4)	9 527		(287)	(3.0)
Total expenditure	103 720		103 489	(231)	(0.2)	98 720		4 769	4.8
Contingency reserve	(100)			100	(100.0)
ANNUAL SURPLUS	2 488		4 915	2 427	-	4 362		553	-

(1)

Based on the data presented in Budget 2017-2018 of the Ministère des Finances tabled on March 28, 2017. Certain figures from Budget 2017-2018 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

(2)	Certain figures for 2016-2017 have been reclassified for consistency with the presentation adopted as at March 31, 2018.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

4.	Variance analysis (cont'd)

4.1	Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2017-2018 was $2 096 million higher than forecast in the Budget, owing to upward adjustments of $1 640 million in own-source revenue and $456 million in federal government transfers.

Own-source revenue

The upward adjustment of $1 640 million in own-source revenue compared with the Budget results from:

•	revenue from income and property taxes that was $45 million higher than expected, due in particular to:

—	revenue from personal income tax that was $1 041 million lower than anticipated, mainly because of the additional reduction of nearly $1.0 billion per year in the tax burden as of 2017-2018, stemming from the decrease in the bottom tax rate from 16% to 15% announced in November 2017,

—	a $185-million increase in contributions for health services, reflecting notably the higher-than- forecast level of wages and salaries,

—	corporate tax, notably instalment payments, that were $915 million higher than forecast, owing mainly to higher-than-anticipated growth in the net operating surplus of corporations;

•

a $648-million upward adjustment in consumption tax revenue, stemming notably from the fact that revenue from the sales tax was higher than forecast, partly as a result of stronger-than-expected growth in household consumption (excluding food and rent) and residential investment;

•	a $255-million upward adjustment in duties and permits, arising in particular from higher-than- expected revenue from emission allowances under Québec’s cap-and-trade system for greenhouse gas emission allowances;

•	miscellaneous revenue that was $79 million higher than forecast, due primarily to:

—	an increase caused by the recovery of part of the balance of the Fonds d’assurance stabilisation des revenus agricoles by La Financière agricole du Québec, following the withdrawal of grain corn and soybeans,

—	a climb in premiums paid by members and persons 65 years of age or over to the Public Prescription Drug Insurance Plan,

—	an increase in the miscellaneous revenue of several other bodies,

—	a $214-million decline in the realized portfolio investment income of the Generations Fund;

•	a $613-million upward adjustment in revenue from government enterprises, owing primarily to the better-than-anticipated results of Hydro-Québec and Loto-Québec.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

4.	Variance analysis (cont'd)

4.1	Comparison of actual results with the Budget (cont'd)

Consolidated revenue (cont'd)

Federal government transfers

Federal government transfers were $456 million higher than forecast in the Budget. The main changes were as follows:

•	a $159-million increase in revenue from the federal Disaster Financial Assistance Arrangements in connection with the flooding in Québec in spring 2017;

•	a $65-million increase in revenue from the Public Transit Infrastructure Fund;

•	growth of $60 million in transfer revenue in the health and social services and education networks;

•	a $22-million increase in revenue from the Building Canada Fund program.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

4.	Variance analysis (cont'd)

4.1	Comparison of actual results with the Budget (cont'd)

Consolidated expenditure

Total consolidated expenditure for fiscal 2017-2018, excluding debt service, stood at $94 249 million, which represents an upward adjustment of $397 million compared with the Budget forecast. The differences in the consolidated expenditure in each mission can be attributed to:

•	a decrease of $47 million in spending for the “Health and Social Services” mission, stemming essentially from:

—	$331 million in savings under the registration agreements entered into with manufacturers of innovative medicines and the Canadian Generic Pharmaceutical Association,

—	a $175-million rise in pension plan expenses, stemming in particular from a one-time additional contributory amount paid into the Pension Plan of Management Personnel (PPMP),

—	a $99-million climb in spending for medical services;

•	a $118-million increase in spending for the “Education and Culture” mission, resulting mainly from:

—	growth of $183 million in pension plan expenses, stemming in particular from a one-time additional contributory amount paid into the PPMP,

—	a $99-million rise in spending by the Ministère de la Culture et des Communications, mainly to support culture, communications and state-owned enterprises,

—	growth of $93 million caused in particular by an increase in the remuneration of school board personnel following additional investments in the network,

—	an increase of $45 million in support for partners in education, particularly college centres for the transfer of technology,

—	a decrease of $182 million related to the depreciation expense of fixed assets,

—	a $68-million decline in the cost of student financial assistance, primarily on account of a decrease in the number of students,

—	the cost of the tax credit for film production, which was $40 million less than forecast;

•	a $1 283-million increase in spending for the “Economy and Environment” mission, stemming notably from:

—

contributions of $707 million, to the Autorité régionale de transport métropolitain (ARTM) for the Réseau express métropolitain (REM), including $512 million in compensation linked to increased land value and $195 million for assets connected to the project,

—	a $250-million increase in contribution allocated for the holders of taxi owner’s permits under the financial assistance program for modernizing taxi transportation services,

—	a $216-million rise attributable to grants paid to public transit authorities, in particular the Réseau de transport métropolitain,

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

4.	Variance analysis (cont'd)

4.1	Comparison of actual results with the Budget (cont'd)

Consolidated expenditure (cont'd)

—	an increase of $167 million, owing to new initiatives for developing the economy, science and innovation,

—	growth of $138 million due to new initiatives in the area of sustainable development and the environment,

—	the cost of the tax credit for e-business, which was $103 million higher than forecast,

—	the cost of the tax credit for research and development, which was $65 million higher than forecast,

—	a decrease of $236 million in the allowance for losses on guaranteed financial initiatives for the Economic Development Fund,

—

a decrease of $55 million caused mainly by lower-than-anticipated transfers to municipal bodies, owing to the fact that their investments in municipal infrastructure, in particular public transit infrastructure, were lower than forecast;

•	a $71-million increase in spending for the “Support for Individuals and Families” mission, resulting in particular from:

—	an increase of $111 million in the refundable tax credit for child support,

—	growth of $42 million caused by wage retroactivity payments for 2015-2016 and 2016-2017 to employees in the subsidized educational childcare services network,

—	a $71-million decrease in the tax credits for the work premium and the tax shield;

•	an $1 028-million reduction in spending for the “Administration and Justice” mission, owing in particular to:

—	a drop of $542 million attributable to the use of part of the sums provided for in the contingency fund for the “Health and Social Services”, “Education and Culture”, “Economy and Environment” and “Support for Individuals and Families” missions,

—	a decline of $315 million in expenditures for bad debts in respect of personal income tax, corporate taxes and the Québec sales tax,

—	a decline of $60 million on account of the lower cost of certain government services financed by the Conseil du trésor;

—	a decline of $30 million for pension and insurance plans owing to lower pension plan costs, partly offset by a one-time additional contributory amount paid into the PPMP,

—	an increase of $224 million due to the financial assistance program for the flooding that occurred in Québec in spring 2017,

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

4.	Variance analysis (cont'd)

4.1	Comparison of actual results with the Budget (cont'd)

Consolidated expenditure (cont'd)

Consolidated debt service was $628 million less than forecast in the Budget, mainly because of weaker-than-expected interest rates and an increase in the income of the Retirement Plans Sinking Fund which is applied against debt service.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

4.	Variance analysis (cont'd)

4.2	Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government's total revenue for fiscal 2017-2018 was up $5 322 million from the previous fiscal year, as a result of an increase of $3 016 million in own-source revenue and of $2 306 million in federal government transfers.

Own-source revenue

The increase of $3 016 million, or 3.6%, in own-source revenue is due to:

•	a $1 285-million climb in revenue from income and property taxes, caused in particular by:

—	growth of $662 million in corporate tax revenue, owing primarily to the increase in the net earnings of corporations,

—

an increase of $297 million in personal income tax revenue, stemming mainly from growth in average weekly remuneration and number of jobs compared with the previous fiscal year, offset largely by a reduction of the tax burden on individuals,

—

a $252-million rise in contributions for health services, stemming mainly from the growth in weekly remuneration and number of jobs, offset in part by a reduction in the contribution rate for SMBs in the primary and manufacturing sectors and the services sector;

•	a $1 037-million increase in revenue from consumption taxes, resulting primarily from:

—

growth of $1 159 million in sales tax revenue, attributable largely to an increase in taxable sales, offset in part by higher input tax refunds stemming from the growth in exports and the decline in revenue from tax recovery activities,

—

a decrease of $102 million in revenue from the fuel tax, due primarily to the remittance of this tax to the Autorité régionale de transport métropolitain (ARTM), a body not included in the Government’s reporting entity, following the transfer of the activities of the Agence métropolitaine de transport (AMT) on June 1, 2017;

•	a $663-million increase in revenue from duties and permits, which is explained mainly by:

—	a $518-million rise in revenues under Québec's cap-and-trade system for greenhouse gas emission allowances resulting from an increase in the volume of sales,

—	growth of $65 million in mining revenues, attributable notably to favourable economic conditions in the mining sector,

—	a $62-million increase in registration fees;

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

4.	Variance analysis (cont'd)

4.2	Comparison of actual results with the previous fiscal year (cont'd)

Consolidated revenue (cont'd)

Own-source revenue (cont'd)

•	a $163-million decrease in miscellaneous revenue, explained in particular by:

—	a $167-million drop in the revenue of the AMT, attributable to the transfer of its activities to the Réseau de transport métropolitain (RTM) and the ARTM,

—	a $152-million decline in the revenue of the Société d’habitation du Québec, due primarily to the transfer, in 2016-2017, of the sums accumulated by the Fonds québécois d’habitation communautaire,

—	an increase of $59 million stemming from a climb in revenue from insurance premiums collected by the Prescription Drug Insurance Fund,

—

a $45-million rise in the revenue of the Financing Fund, resulting mainly from interest income on loans granted to the AMT, following the transfer of those loans to the RTM and the ARTM, two bodies not included in the Government’s reporting entity;

•	a $194-million increase in revenue from government enterprises, owing primarily to:

—

growth of $104 million in the net results of Loto-Québec, arising primarily from a $49-million increase in revenue from the gaming establishments sector, a $29-million increase in revenue from the casino sector and a $26-million increase in revenue from the lottery sector,

—

growth of $57 million in Investissement Québec’s net results, attributable mainly to an increase in gains on the disposal of investments and returns on venture capital investments, offset in part by an increase in the allowances for losses on loans and shares.

Federal government transfers

The increase of $2 306 million in federal government transfers can be explained in particular by:

•

a $1 051-million rise in equalization revenue, stemming essentially from an increase in the Canadian equalization envelope, which is tied to growth in Canada’s nominal GDP, and from a decrease in the share of Québec, among the recipient provinces, of the personal income tax, consumption tax and property tax bases;

•

a climb of $150 million in health transfer revenue, explained primarily by annual growth of 3.0% in the Canada Health Transfer (CHT) cash envelope for the provinces as a whole, coupled with an adjustment of the value of the special Québec abatement;

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

4.	Variance analysis (cont'd)

4.2	Comparison of actual results with the previous fiscal year (cont'd)

Consolidated revenue (cont'd)

Federal government transfers (cont’d)

•	a $1 092-million rise in transfer revenue for other programs, explained mainly by:

—

an increase of $252 million in revenue allocated to modernizing municipal drinking water and wastewater treatment infrastructures and financing the project to disinfect the effluent from the Jean-R. Marcotte wastewater treatment plant,

—	a $134-million climb in the revenue stemming from the disaster financial assistance program for the flooding that occurred in Québec in spring 2017,

—

a $131-million increase in the revenue of the Société de financement des infrastructures locales du Québec, attributable to the implementation of the 2018-2023 investment plan for infrastructure projects relating to drinking water, wastewater, local road and other types of infrastructure, and public transit,

—	an increase of $114 million attributable to Phase III of the Réno-Systèmes program of the Société de transport de Montréal for modernizing the equipment of the Montréal metro,

—	an increase of $112 million for the integration of immigrants,

—	the signing of an agreement on early learning and childcare, generating $87 million in revenue,

—	a $70-million rise in revenue attributable to growth in the revenue of the “Canada Student Loans Program”,

—	a $69-million rise in revenue resulting from higher investments in the Post-Secondary Institutions Strategic Investment Fund program,

—	an increase of $65 million attributable to the Canada–Québec Agreement on the Public Transit Infrastructure Fund.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

4.	Variance analysis (cont'd)

4.2	Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure

The increase of $5 056 million, or 5.7%, in consolidated expenditure excluding debt service can be attributed to the following changes:

•	an increase of $1 438 million, or 3.7%, in spending for the “Health and Social Services” mission, resulting from:

—	a $1 030-million rise in labour costs, stemming essentially from:

–

growth of $658 million in the remuneration expenditure of organizations in the health and social services network, attributable primarily to wage indexation of 1.75% and the increase in the payroll for making new investments announced and for updating those announced previously,

–

a $203-million increase in the pension plans expense, due mainly to the passage of the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions, including a one-time additional contributory amount paid into the Pension Plan of Management Personnel (PPMP),

–	a $146-million rise in the compensation paid to general practitioners, medical specialists and pharmacists owing to the increase in the cost of professional acts,

—

growth of $416 million in the operating expense of organizations in the health and social services network, attributable primarily to the commissioning of the first phase of the new Centre hospitalier de l’Université de Montréal and to the increase in the remuneration paid to non-institutional resources, in maintenance and repair expenditures and in spending for medication and medical and surgical supplies for the health and social services institutions as a whole;

•	an increase of $959 million, or 4.4%, in spending for the “Education and Culture” mission, resulting in particular from:

—	a $380-million rise in the remuneration expenditure of schools boards, stemming notably from wage indexation of 1.75% and an increase in teaching staff following an increase in the number of students,

—	a $190-million climb in the transfer expenditures of the Ministère de l’Éducation et de l’Enseignement supérieur, due essentially to:

–	an increase of $62 million attributable to an increase in investment under the federal- provincial agreement on the Post-Secondary Institutions Strategic Investment Fund,

–	growth of $42 million in transfer expenditures for private educational institutions, $40 million in grants to support community organizations and $29 million in grants for student financial assistance,

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4.	Variance analysis (cont'd)

4.2	Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

—

a $157-million increase in the pension plans expense, due mainly to the passage of the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions, including a one-time additional contributory amount paid into the PPMP,

—	growth of $106 million in the expense related to the Pension Plan of the Université du Québec (PPUQ), which can be explained in particular by changes to certain provisions of the plan in 2016-2017,

—	a $59-million climb in transfer expenditures to support culture, communications and state-owned enterprises;

•	an increase of $2 102 million, or 17.0%, in spending for the “Economy and Environment” mission, due in particular to the following changes:

—	a $1 522-million rise in the expenditures of the Land Transportation Network Fund, attributable primarily to:

–

contributions of $707 million to the Autorité régionale de transport métropolitain (ARTM) for the Réseau express métropolitain (REM), including $512 million in compensation linked to increased land value and $195 million for assets connected to the project,

–	a contribution of $250 million in support for the holders of taxi permits,

–	an increase of $114 million attributable to Phase III of the Réno-Systèmes program of the Société de transport de Montréal for modernizing the equipment of the Montréal metro,

–	a $68-million increase attributable to the Canada-Québec Agreement on the Public Transit Infrastructure Fund,

—

an increase of $252 million in spending allocated to modernizing municipal drinking water and wastewater treatment infrastructures and financing the project to disinfect the effluent from the Jean-R. Marcotte wastewater treatment plant,

—

growth of $144 million in the transfer expenditures of the Société de financement des infrastructures locales du Québec, attributable to the implementation of the 2018-2023 investment plan for infrastructure projects relating to drinking water, wastewater, local road and other types of infrastructure, and public transit,

—

a $124-million climb in the expenditures of the Ministère du Développement durable, de l'Environnement et de la Lutte contre les changements climatiques, resulting in particular from assistance of $75 million granted to the Ville de Montréal for the rehabilitation of contaminated land and a contribution of $29 million to watershed bodies,

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

4.	Variance analysis (cont'd)

4.2	Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

—

a $72-million rise in the transfer expenditures of the Tourism Partnership Fund, explained by the increase in grants to regional tourism associations, the Société zoologique de Granby, the Fondation des amis du Parc Safari and the Alliance de l'industrie touristique du Québec,

—

growth of $68 million in the transfer expenditures of the Natural Resources Fund – Sustainable Forest Development Section, stemming from the increase in grants to support the development of private forests and combat the spruce budworm,

—

a $42-million increase in the transfer expenditures of the Ministère des Forêts, de la Faune et des Parcs, due primarily to the increase in grants for supporting the development of the network of hunting and fishing controlled zones, for the development of the Duchénier Wildlife Sanctuary’s infrastructures and for the vitality and development of northern heritage,

—	an increase of $40 million in the transfer expenditures of the Ministère de l'Agriculture, des Pêcheries et de l'Alimentation, due notably to the financing of a new compensation program for the farmland tax burden,

—	a decrease of $186 million in spending following the transfer of the activities of the Agence métropolitaine de transport (AMT),

—	a $101-million decline in the amount of tax credits claimed, in particular for scientific research and experimental development, and resources,

—	a $51-million decrease in the expenditures of the Economic Development Fund, owing to a decline in the value of allowances for loans due to disbursements that were lower than those incurred last year;

•	an increase of $231 million, or 2.4%, in spending for the “Support for Individuals and Families” mission, resulting in particular from:

—	a $156-million increase in the refundable tax credit for child assistance, owing to the payment of a supplement of $100 per child for the purchase of school supplies,

—	growth of $100 million in the transfer expenditures of the Educational Childcare Services Fund, attributable essentially to increased funding for childcare centres,

—	a $55-million rise in the amount of tax credits claimed for childcare expenses;

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4.	Variance analysis (cont'd)

4.2	Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

•	an increase of $326 million, or 4.9%, in spending for the “Administration and Justice” mission, due notably to:

—	growth of $200 million in the expenditures attributable mainly to the financial assistance program for the flooding that occurred in Québec in spring 2017,

—

an $86-million increase in the transfer expenditures of the Ministère des Affaires municipales et de l'Occupation du territoire to award additional grants to municipal bodies, for improving accessibility to rivers and managing urban forests, for police services, for the development of 9-1-1 call centres in Québec and for updating the mapping of flood-prone areas,

—	a $65-million increase in the operating expenses attributable mainly to compensations and other costs incurred in order to permanently ban oil and gas exploration on Anticosti Island,

—	growth of $62 million in the transfer expenditures attributable to the electricity discount program to promote investments by businesses that pay the industrial rate for large-power consumers (Rate L),

—	a $152-million decrease in the allowance for doubtful accounts expense because of the improvement in the recoverable value of all accounts receivable at Revenu Québec,

—	a $40-million decrease in expenditures related to contaminated sites.

Lastly, debt service was down $287 million, or 3.0%, from 2016-2017. This decrease is due essentially to growth in the income of the Retirement Plans Sinking Fund, which is applied against debt service, offset in part by the increase in the level of the debt and in the interest on pension plan obligations.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

5.	Balanced Budget Act

Budget balance

The purpose of the Balanced Budget Act is to balance the budget of the Québec government. It stipulates that the Government may not incur a budgetary deficit.

Fiscal 2017-2018 ended with a budget balance of $2 622 million, which takes into account the allocation of $2 293 million to the Generations Fund.

Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

	2018		2017
		Actual	Actual
	Budget	results	results
Annual surplus	2 488	4 915	4 362
Revenue of the Generations Fund	(2 488)	(2 293)	(2 001)
Budget balance	-	2 622	2 361

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

5.	Balanced Budget Act (cont'd)

Stabilization reserve

The Act provides for the establishment of a stabilization reserve to facilitate the Government’s multi-year budget planning. From an accounting standpoint, this reserve has no impact on the annual surplus.

The stabilization reserve is used to maintain a balanced budget; its balance is reduced by the amount needed to achieve that objective. In addition, the government may, on the conditions it determines, use the stabilization reserve to deposit sums in the Generations Fund. Its balance is reduced by the amount deposited in the Fund.

The sums allocated annually to the stabilization reserve correspond to the amount of the recorded surplus for that fiscal year, i.e. a budget balance that is greater than zero, established in accordance with the provisions of the Balanced Budget Act.

The surplus of $2 622 million recorded in 2017-2018 has thus been allocated to the stabilization reserve, bringing the balance of the reserve to $7 174 million as at March 31, 2018.

Stabilization reserve
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

	2 018	2 017
Opening balance	4 552	2 191
Surplus for the year	2 622	2 361
Closing balance	7 174	4 552

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

5.	Balanced Budget Act (cont'd)

Budget balance and stabilization reserve

Change in budget balance and stabilization reserve(1)
(in millions of dollars)

(1)	From an accounting standpoint, this reserve has no impact on the annual surplus.

In 2009-2010, the financial crisis and global recession that had held sway since the year before led to a substantial deterioration in the Government’s financial balances. The provisions of the Balanced Budget Act, as passed on April 21, 2015 and which prohibit a budgetary deficit, did not apply to the 2009-2010 to 2014-2015 fiscal years. Over that period, the Government showed budgetary deficits annually in compliance with the Act.

Since 2015-2016, the Government has shown budgetary surpluses that have been allocated to the stabilization reserve. The budget balance for fiscal 2017-2018 was $2 622 million and it was allocated to the stabilization reserve, bringing the latter to $7 174 million as at March 31, 2018.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

5.	Balanced Budget Act (cont'd)

Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund, is to reduce the Government’s debt. In accordance with this Act, the fund’s assets are used exclusively to repay the Government’s gross debt.

Budget 2017-2018 forecast that the revenue of the Generations Fund would amount to $2 488 million. Ultimately, the fund's actual revenue settled at $2 293 million, or $195 million less than forecast. The fund's balance was $12 816 million as at March 31, 2018.

Statement of change in the balance of the Generations Fund
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

	2018		2017
		Actual	Actual
	Budget	results	results

Opening balance	10 564	10 523	8 522
Own-source revenue
Consumption taxes
Specific tax on alcoholic beverages	500	500	500

Duties and permits
Water-power royalties	779	797	782
Mining revenues	123	145	80
Miscellaneous revenue
Unclaimed property	30	6	53
Income from portfolio investments	626	412	422
Revenue from government enterprises,
taken out of dividends
Hydro-Québec
Indexation of the average cost of heritage pool electricity	215	218	164
Additional contribution from Hydro-Québec	215	215
Total own-source revenue	2 488	2 293	2 001
Closing balance	13 052	12 816	10 523

Note:	Based on the data presented in Note 9 of the consolidated financial statements (pages 107 and 108).

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

6.	Analysis of main trends

The main trends analysis presented in this section uses financial information from the consolidated financial statements of the Gouvernement du Québec.

The data presented put into perspective the trends observed over the past nine years, that is, since the integration of the health and social services and education networks using the line-by-line consolidation method. The data concern the following main items:

•	the annual surplus (deficit);

•	consolidated revenue by source;

•	consolidated expenditures by mission;

•	the net book value of fixed assets;

•	the Government’s gross debt.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

6.	Analysis of main trends (cont'd)

Annual surplus (deficit)

Change in annual surplus (deficit)
(in millions of dollars)

In 2009-2010, the annual deficit resulted essentially from the impact of the economic recession, the cost of measures put in place in the economic action plan at that time and the additional cost of fiscal measures announced in previous budgets.

From 2009-2010 to 2013-2014, the deficits presented gradually decreased following the introduction of a cap on program spending growth, except in 2012-2013 owing to the recording of a loss of $1 876 million arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station. Since 2014-2015, the government has generated annual surpluses.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

6.	Analysis of main trends (cont'd)

Revenue

Change in consolidated revenue
REVENUE BY SOURCE
(in millions of dollars)

(1)	Other revenue includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government's consolidated revenue rose from $78.6 billion to $108.4 billion from fiscal 2009-2010 to 2017-2018. The annual average growth of this revenue was 4.1%, while that of GDP was 3.6% over the same period.

Its total revenue has grown constantly since 2009-2010.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

6.	Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Income and property taxes

Revenue from income and property taxes rose from $33 282 million in 2009-2010 to $46 134 million in 2017-2018. On average, it grew by 4.2% per year over that period, owing in particular to an increase in the average wage and the number of jobs in Québec.

Consumption taxes

Revenue from consumption taxes has grown regularly since 2009-2010 going from $13 446 million in 2009-2010 to $20 329 million in 2017-2018. The average annual growth rate for the period was 5.3% owing to sustained growth in retail sales, the successive one-percentage-point increases in the QST rate as of January 1, 2011 and January 1, 2012, and the harmonization of the QST with the GST as of January 1, 2013 for financial institutions.

Federal government transfers

Federal government transfer revenue rose from $17 110 million in 2009-2010 to $22 485 million in 2017-2018. Federal government transfer revenue grew by an average of 3.5% per year over that period. It thus increased from 2009-2010 to 2010-2011, despite the recognition in 2011-2012 of a decrease resulting mainly from a decline in equalization revenue because of Québec's relatively good economic performance. Federal government transfer revenue grew in 2012-2013 and 2013-2014, notably because of payments totalling $2 200 million in federal compensation for harmonization of the sales taxes. Federal transfer revenue was fairly stable in 2014-2015 compared with the previous year and has risen since then to $22 485, particularly because of an increase in health transfers and equalization payments.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, went from $4 878 million in 2009-2010 to $5 093 million in 2017-2018. Revenue from government enterprises increased by an average of 0.5% per year during that period.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

6.	Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Other revenue

Lastly, other revenue grew substantially from 2009-2010 to 2017-2018 owing to, among other things:

•	the auction, since 2013-2014, of greenhouse gas emission allowances under Québec’s cap-and-trade system for greenhouse gas emission allowances;

•	growth in the income of the Generations Fund, in particular income from portfolio investments;

•	growth in revenue from registration fees collected by the Land Transportation Network Fund;

•	an increase in revenue from user contributions in the health and social services and education networks.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

6.	Analysis of main trends (cont'd)

Expenditure

Change in consolidated expenditure
EXPENDITURE BY MISSION
(in millions of dollars)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

Between 2009-2010 and 2017-2018, the Government's consolidated expenditure increased by $22.0 billion, from $81.5 billion to $103.5 billion. The average annual growth of this spending was 3.0% .

Health and Social Services and Education and Culture

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2018, spending for health and education accounted for 60.8% of consolidated expenditure and, of that share, 38.8% was for the “Health and Social Services” mission and 22.0% for the “Education and Culture” mission.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends (cont'd)

Expenditure (cont'd)

Change in consolidated expenditure (cont'd)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

•	the increase in spending related to investments in road network improvement, development and maintenance and in transportation systems;

•

growth in spending on municipal affairs and the regions, particularly to improve access to housing and to contribute to the repair and construction of water supply and sewer systems and the treatment of municipal wastewater in all regions of Québec;

•	growth in financial support for childcare centres and other day care services;

•	the creation of new government bodies, such as the Green Fund, as part of measures to foster sustainable development and offer financial support to organizations active in the environment field;

•	the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs.

Debt service

Debt service increased by an average of 2.1% per year between 2009-2010 and 2017-2018. It stood at $9 240 million in 2017-2018.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

6.	Analysis of main trends (cont'd)

Fixed assets

Change in the net book value of fixed assets
(in millions of dollars)

The net book value of fixed assets has remained fairly stable at $68.3 billion over the past year. The weak growth in the net book value of fixed assets in 2017-2018 can be explained mainly by the transfer of the assets of the Agence métropolitaine de transport (AMT), totalling $2.0 billion, on June 1, 2017 to the Réseau de transport métropolitain and the Autorité régionale de transport métropolitain, two bodies outside the Government’s reporting entity.

Excluding the impact of the transfer of the AMT’s assets, the net book value of fixed assets is growing. This shows that annual investments in fixed assets have outstripped the related annual depreciation of the Government's fixed assets as a whole.

Fixed assets can be broken down into several different categories, including complex networks, which consist mainly of net investments in road infrastructure. Such investments accounted for 36.5% of the total net book value of fixed assets as at March 31, 2018.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

6.	Analysis of main trends (cont'd)

Gross debt

Government's gross debt
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

	Actual results	Actual results
	as at	as at
	March 31, 2018	March 31, 2017

Debts before deferred foreign exchange gains (losses)	201 949	197 556
Less
Debt contracted by the Financing Fund to finance government entreprises	(218)	(258)
	201 731	197 298
Plus
Pension plans and other employee future benefits	21 903	24 647
Less
Generations Fund	(12 816)	(10 523)
Gross debt including advance borrowings	210 818	211 422
Less
Advance borrowings	(9 747)	(7 932)
Gross debt	201 071	203 490
As a % of nominal GDP	48.2%	51.2%

Change in the Government's gross debt
(in millions of dollars)

(1)	The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

6.	Analysis of main trends (cont'd)

Gross debt (cont'd)

Increase of the gross debt from March 31, 2009 to March 31, 2018

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $201.1 billion as at March 31, 2018. Accordingly, for fiscal 2009-2010 to 2017-2018, the Government's gross debt rose by $43.5 billion. This increase is due to:

•	investments of $32.7 billion by the Government in its fixed assets;

•	investments, loans and advances totalling $15.5 billion, some of which were made to government enterprises;

•	budgetary deficits of $9.2 billion.

The increase in the gross debt is offset by:

•	deposits in the Generations Fund, which reduced the gross debt by $11.9 billion;

•	the change in other factors, which reduced the gross debt by $2.1 billion.

Factors responsible for growth in the Government's gross debt from March 31, 2009 to March 31, 2018
(in millions of dollars)

(1)	The budgetary deficits (surpluses) include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station in 2012-2013.

(2)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

7.	Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Government presents ten indicators to assess the state of its finances. These indicators are based on those proposed by the Public Sector Accounting Board in statements of recommended practices.

The indicators were established using data for the last nine years, that is, since the integration of the health and social services and education networks using the line-by-line consolidation method.

In this section, gross domestic product (GDP) corresponds to nominal gross domestic product as of November 8, 2018.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

7.	Results of the indicator analysis (cont'd)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through liabilities. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government's financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government's financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

Financial and non financial assets
(as a percentage of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 45.6% in 2009-2010. The ratio stood at 59.3% as at March 31, 2018. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past years, borrowings have been used mainly to finance fixed asset acquisitions.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

7.	Results of the indicator analysis (cont'd)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government's gross debt into perspective by comparing it with the Government's revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

Gross debt
(as a percentage of total revenue)

(1)

The increase in the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 213.7%.

(2)	The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

In 2009-2010, the gross debt as a percentage of total revenue stood at 207.8% . From 2009-2010 to 2012-2013, the ratio rose, reaching 218.3% . It settled at 185.5% as at March 31, 2018, declining for the third year in a row.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

7.	Results of the indicator analysis (cont'd)

Indicator 3: Expenditures by mission to consolidated expenditure

This indicator illustrates the change in the breakdown of the Government's consolidated expenditure among the missions over time.

Expenditures by mission
(as a percentage of consolidated expenditure)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

The expenses of the “Health and Social Services” mission show an average annual progression of 3.7% from 2009-2010 to 2017-2018, compared with 3.0% for consolidated expenditure. This indicator reflects the growing proportion of expenditures for this mission going from 36.8% to 38.8% over the past nine years. It reflects, in particular, the increase in the needs entailed by, among other things, the aging of the population.

This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission reached a record low of 21.6% in 2012-2013. In 2017-2018, it returned to the same level as in 2009-2010, i.e. 22.0% . The change in spending for this mission reflects, in particular, the change in the number of students in educational institutions. Regarding the other mission expenditures, their share in consolidated expenditure went from 31.6% in 2009-2010 to 30.2% in 2017-2018.

The share of expenditure devoted to “Debt service” fell from 9.6% in 2009-2010 to 8.9% in 2017-2018. During that period, the average annual growth in “Debt service” was 2.1% .

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ANALYSIS OF THE CON SOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

7.	Results of the indicator analysis (cont'd)

Indicator 4: Gross debt to GDP

This indicator puts the Government's gross debt and its ability to pay into perspective, as measured by GDP. A downward trend in this ratio reflects a decline in the relative weight of the gross debt.

Gross debt
(as a percentage of GDP)

(1)

The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

In 2009-2010, the ratio of gross debt to GDP stood at 51.9% . It stood at 48.2% as at March 31, 2018, declining for the third year in a row.

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

7.	Results of the indicator analysis (cont'd)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator relates the debt representing accumulated deficits, or the debt not used to finance assets, with the Government's ability to pay, as measured by GDP. A downward trend in this ratio means a reduction in the relative weight of the debt representing accumulated deficits.

Debt representing accumulated deficits
(as a percentage of GDP)

Note:	Before taking into account the stabilization reserve.

In 2009-2010, the ratio of the debt representing accumulated deficits to GDP stood at 34.7% . Since 2012-2013, the ratio of the debt representing accumulated deficits to GDP has constantly decreased, falling from 34.6% to 25.8% .

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ANALYSIS OF THE CON SOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

7.	Results of the indicator analysis (cont'd)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare the growth of government spending with that of the economy over the years. A decline in this indicator means that spending is growing less rapidly than the economy. It shows the change in the relative weight of the cost of public services in the economy.

Expenditures (excluding debt service)
(as a percentage of GDP)

In 2009-2010, government spending was fairly high in relation to GDP because it was necessary to continue supporting the economy and maintain public services during the recession. Spending grew at a rate below that of GDP from 2010-2011 to 2012-2013, with the result that its relative weight in the economy fell from 23.3% to 22.7% . In 2013-2014, high growth in spending raised the ratio to 23.1% . After falling gradually to 22.4% in 2015-2016, the ratio rose again in 2017-2018, to 22.6% .

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PUBLIC ACCOUNTS 2017 - 2018 – VOLUME 1

7.	Results of the indicator analysis (cont'd)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. A decline in this ratio over time means that a larger share of revenue can be devoted to other mission expenditures.

Debt service
(as a percentage of total revenue)

Overall, the proportion of revenue devoted to debt service has fallen since 2009-2010. In 2009-2010, the debt service to total revenue ratio was 10.0% . In 2017-2018, it stood at 8.5% . The ratio has been declining constantly since 2013-2014.

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ANALYSIS OF THE CON SOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

7.	Results of the indicator analysis (cont'd)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future. An increase in this ratio indicates that on average the age of fixed assets is lower and their remaining useful life is longer. The fixed assets can thus be used for a longer period of time before they need to be replaced.

Net book value of fixed assets
(as a percentage of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen over the past few years, from 53.6% as at March 31, 2010 to 56.1% as at March 31, 2018. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government's fixed assets as a whole.

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7.	Results of the indicator analysis (cont'd)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government's own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government's revenue, apart from transfers received from the federal government. A decline in this ratio over time tends to indicate that more created wealth is directly available to taxpayers.

Own-source revenue
(as a percentage of GDP)

(1)

The decline of the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of the Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 20.4%.

From 2009-2010 to 2015-2016, the ratio of own-source revenue to GDP has increased, from 19.6% to 21.0% . These successive increases contributed to a return to a balanced budget in 2015-2016. The ratio has fallen since 2015-2016, mainly because of the reductions in the tax burden implemented by the Government and the growth of the economy. In 2017-2018, the ratio reached 20.6% ..

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ANALYSIS OF THE CON SOLIDATED FINANCIAL
STATEMENTS 2017 - 2018

7.	Results of the indicator analysis (cont'd)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the proportion of the Québec government's revenue that comes from the federal government.

Federal government transfers
(as a percentage of total revenue)

The proportion of federal government transfers in total revenue was 21.8% in 2009-2010. In 2011-2012, the proportion decreased to 19.8% mainly due to a decline in equalization revenue stemming from Québec's relatively good economic performance. The proportion fell slightly in 2014-2015, to 19.3%, due to the end of payments of compensation for harmonization of the QST with the GST. Since reaching a record low in 2015-2016, i.e. 18.9%, the ratio has risen, owing in particular to the increase in equalization revenue and the increase in health transfers. It reached 20.7% in 2017-2018.

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APPENDIX 1

Financial statistics

These tables present the historical data for certain consolidated financial statement items over the past years: these data correspond to those determined at the time of their original publication. However, a number of adjustments or reclassifications have been made to “Revenue” and “Expenditure” in order to present them according to the budgetary structure in effect for 2017-2018 and render them comparable with the historical data presented in the most recent budget plan.

Historical data for consolidated financial statement items
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Revenue	Expenditure	(Deficit) surplus(1)	Financial assets	Liabilities	Net debt(2)	Non-Financial assets(3)	Accumulated deficit(4)
2017-2018	108 404	103 489	4 915	87 262	(263 805)	(176 543)	69 073	(107 470)
2016-2017	103 082	98 720	4 362	78 103	(259 858)	(181 755)	68 906	(112 849)
2015-2016	100 123	96 479	3 644	70 767	(255 792)	(185 025)	67 095	(117 930)
2014-2015	95 937	95 801	136	70 178	(255 758)	(185 580)	64 419	(121 161)
2013-2014	93 231	94 934	(1 703)	62 701	(243 962)	(181 261)	61 372	(119 889)
2012-2013	87 997	90 512	(2 515)	62 015	(237 502)	(175 487)	57 392	(118 095)
2011-2012	86 410	88 198	(1 788)	60 060	(227 171)	(167 111)	52 989	(114 122)
2010-2011	82 863	85 253	(2 390)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	78 604	81 544	(2 940)	49 235	(199 335)	(150 100)	42 483	(107 617)

(1)	The budget balance within the meaning of the Balanced Budget Act is presented in Table 1.3 of this appendix (page 61).
(2)	The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.
(3)	Table 1.1 of this appendix (page 59) presents the breakdown of the annual change in non-financial assets.
(4)	Table 1.2 of this appendix (page 60) presents the breakdown of the annual change in accumulated deficits attributable to the comprehensive income of government enterprises and to accounting changes.

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APPENDIX 1

 Financial statistics (cont'd)

Table 1.1 – Breakdown of the annual change in non-financial assets
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	Current year change			Adjustments of the balance of non-financial assets(1)			Total change for fiscal year
	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks
2017-2018	160	7					167
2016-2017	1 784	27					1 811
2015-2016	2 695	(19)					2 676
2014-2015	2 980	34		33			3 047
2013-2014	3 977	3					3 980
2012-2013	4 863	49		(279)(2)	(230) (3)		4 403
2011-2012	5 350	252					5 602
2010-2011	4 923	(19)					4 904
2009-2010	4 226	83		16 112(4),(5)	334 (5)	(9 039) (5)	11 716

(1)	The opening balance for non-financial assets was changed due to accounting changes and data reclassifications.
(2)	The change in the transfer revenue accounting policy led to a $249-million downward adjustment in “Fixed assets”.
(3)	The decrease stems from the change to the transfer spending accounting policy, which resulted in certain prepaid expenses being charged to expenditure.
(4)	The increase stems from the adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets.
(5)

The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method instead of the modified equity method increased “Fixed assets” by $15 642 M and “Inventories” and “Prepaid expenses” by $420 M. In addition, the net investment in the networks was eliminated because of the line-by-line consolidation of these organizations.

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APPENDIX 1

 Financial statistics (cont'd)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of government enterprises and to accounting changes
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2017-2018	464	–	–	464
2016-2017	719	–	–	719
2015-2016	(306)	(107)	–	(413)	Government enterprises: ($107 M) to finalize the adjustments made in 2014-2015 in order to comply with International Financial Reporting Standards (IFRS).
2014-2015	550	(2 252)	294	(1 408)

Departments and bodies: $294 M for the adjustment to revenue for previous years, in respect of the sale tax, collected by Canada Revenue Agency from selected listed financial institutions;
Government enterprises: ($2 252 M) in order to comply with International Financial Reporting Standards (IFRS).

2013-2014	(80)	(11)	–	(91)	Government enterprises: ($11 M) in order to comply with International Financial Reporting Standards (IFRS) IAS 19 – Employee Benefits.
2012-2013	(360)	–	(1 098)	(1 458)

Departments and bodies: ($988 M) for the accounting policy change made to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB); and ($110 M) to take into account the improvements to the method used to calculate tax revenue allowances.

2011-2012	(376)	(56)	–	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).
2010-2011	(229)	(253)	(1 413)	(1 895)

Government enterprises: ($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS).
Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.

2009-2010	(452)	(3 749)	(2 450)	(6 651)

Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.
Departments and bodies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government's consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

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APPENDIX 1

 Financial statistics (cont'd)

Table 1.3 – Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	(Deficit) surplus	Generations Fund	Sub-total	Accounting changes and other	Budget balance(1)	Use of (allocation to) the reserve	Budget balance after reserve(2)
2017-2018	4 915	(2 293)	2 622		2 622	(2 622)	–
2016-2017	4 362	(2 001)	2 361		2 361	(2 361)	–
2015-2016	3 644	(1 453)	2 191		2 191	(2 191)	–
2014-2015	136	(1 279)	(1 143)	418(3)	(725)		(725)
2013-2014	(1 703)	(1 121)	(2 824)		(2 824)		(2 824)
2012-2013	(2 515)	(961)	(3 476)	1 876(4)	(1 600)		(1 600)
2011-2012	(1 788)	(840)	(2 628)		(2 628)		(2 628)
2010-2011	(2 390)	(760)	(3 150)		(3 150)		(3 150)
2009-2010	(2 940)	(725)	(3 665)	58(3)	(3 607)	433	(3 174)

(1)	The budget balance is established in accordance with section 2 of the Balanced Budget Act, as in force since September 21, 2009. The provisions of this section have been in effect since April 1, 2006.
(2)

The budget balance after reserve shows the achievement of a balanced budget in accordance with section 6 of the Act, which stipulates that the Government may not incur a budgetary deficit. This section does not apply to the years 2009-2010 to 2014-2015.

(3)	The Act stipulates that the budget balance must:

a)	not include the impact of the application of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute;

b)

take into account the impact of the accounting changes, related to a period after March 31, 2006, charged directly to accumulated deficits. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform.

(4)

The Act provides for the exclusion, in the calculation of the budget balance for fiscal 2012-2013, of the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements.

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APPENDIX 1

Financial statistics (cont'd)

Table 1.4 – Stabilization reserve
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal Year	Opening balance	Amounts allocated to the reserve	Amounts used to maintain a balanced budget	Deposits in the Generations Fund	Closing balance
2017-2018	4 552	2 622			7 174
2016-2017	2 191	2 361			4 552
2015-2016	–	2 191			2 191
2014-2015	–				–
2013-2014	–				–
2012-2013	–				–
2011-2012	–				–
2010-2011	–				–
2009-2010	433		(433)		–

Note:

Under the Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform (S.Q. 2009, chapter 38), adopted in September 2009, the Government established a stabilization reserve to facilitate its multi-year planning and the subsidiary deposit of sums into the Generations Fund. The provisions of the Act pertaining to this reserve have been in effect since April 1, 2006.

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APPENDIX 2

Information by reporting sector
AS AT MARCH 31, 2018

Consolidated operations include financial information from numerous departments, bodies, funds and government enterprises. The Government's financial framework presents consolidated financial forecasts for the revenue and expenditure of all of these entities, grouped by sector according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors.

The following tables report on the operations of each of the sectors identified in the Government's financial framework. Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

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APPENDIX 2

Information by reporting sector (cont'd)
AS AT MARCH 31, 2018

Consolidated statement of operations by sector
(in millions of dollars)

	Consolidated Revenue Fund (1)

									Specified
			Tax-funded		Government		Special		purpose
	General Fund	(2)	transfers	(3)	enterprises	(4)	funds	(5)	accounts (	6)
REVENUE
Income and property taxes	36 470		6 309				960
Consumption taxes	19 164		177				2 443
Duties and permits	299						2 330
Miscellaneous revenue	1 413						2 131		197
Revenue from government enterprises					5 093
Allocation of enterprises revenue	4 126				(4 559)
Total own-source revenue	61 472		6 486		534		7 864		197
Québec government transfers							4 512
Federal government transfers	20 072						311		1 300
Total revenue	81 544		6 486		534		12 687		1 497

EXPENDITURE
Health and Social Services	36 708		655				183		144
Education and Culture	18 982		448				107		191
Economy and Environment	5 876		1 344				6 836		946
Support for Individuals and Families	6 327		3 431				2 762
Administration and Justice	4 535		608				1 673		216
Sub-total	72 428		6 486		–		11 561		1 497
Debt service	7 148						1 557
Total expenditure	79 576		6 486		–		13 118		1 497

ANNUAL SURPLUS (DEFICIT)	1 968		–		534		(431)		–

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APPENDIX 2

Organizations in
the health and	Organizations
Generations	Non-budget	social services	in the education	Consolidation	Consolidated
Fund	(7)	funded bodies	(8)	network	(9)	networks	(9)	adjustments	(10)	results

2 252	143	46 134
500	35	(1 990)	20 329
942	394	3 965
418	6 129	2 479	1 800	(4 169)	10 398
5 093
433	–
2 293	6 558	2 479	4 052	(6 016)	85 919
13 476	23 367	12 632	(53 987)	–
1 124	169	182	(673)	(11)	22 485
2 293	21 158	26 015	16 866	(60 676)	108 404

13 187	25 650	(36 351)	40 176
531	16 409	(13 888)	22 780
3 341	(3 905)	14 438
201	(2 905)	9 816
2 613	(2 606)	7 039
–	19 873	25 650	16 409	(59 655)	94 249
592	515	412	(984)	9 240
–	20 465	26 165	16 821	(60 639)	103 489
2 293	693	(150)	45	(37)	4 915

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APPENDIX 2

Information by reporting sector (cont'd)
AS AT MARCH 31, 2018

(1)

The Consolidated Revenue Fund consists of money collected or received from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

(2)

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions, as well as the expenditures of the National Assembly, persons appointed by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (CQLR, chapter A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. In addition, income and property tax revenue is reduced by the refundable tax credits provided for in the Taxation Act (CQLR, chapter I-3); since, within the meaning of the Act, these credits are payments on account of tax payable or, overpayments of tax payable. This sector also includes the activities of the Health Services Fund.

(3)

Tax revenue used to finance doubtful accounts related to this revenue and transfer expenditures made through the tax system are not subject to the allocation of appropriations by the National Assembly and are the focus of a specific reporting sector. A transfer expenditure made through the tax system is a refundable tax credit that provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

(4)

Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government's reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the general fund.

(5)

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.

(6)

A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(7)

The Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government's debt.

(8)

Non-budget-funded bodies depend in whole or in part on departments for their funding. However, non-budget-funded bodies have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers.

(9)

The health and social services network includes integrated health and social services centres, as well as other public institutions and regional authorities. The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities network.
All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government's ability to dispose of their assets is subject to major restrictions.

(10)

Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues and expenses of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.

(11)

The Québec government receives federal government transfer revenue whose received assets must be used for the purposes prescribed by the federal government in accordance with contracts or agreements entered into between the two parties. These funds are collected by the general fund and accounted for in specified purpose accounts. The sums are then paid to recipients when the latter become eligible. Consolidation adjustments are made to eliminate the federal transfer revenue related to the sums paid by the general fund to bodies included in the government's reporting entity.

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APPENDIX 3

Glossary

The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity's net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the general fund of the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The budget balance and its calculation method are defined in the Balanced Budget Act (CQLR, chapter E-12.00001) .

The budget balance measures the attainment of a balanced budget. For a given fiscal year, it is the result of the difference between the revenue and expenditure determined in accordance with the Government's accounting policies and taking into account the following adjustments:

•	Items not included in the budget balance:

i)	the revenue and expenditure recorded in the Generations Fund;

ii)	certain retroactive adjustments to revenue from government enterprises;

iii)

for fiscal 2012-2013, the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements.

•	Items included in the budget balance:

i)	entries charged directly to the accumulated deficit, except for those resulting from:

(1)	the retroactive effect of any new Canadian Institute of Chartered Accountants standard[1] for the years preceding the changeover year proposed by the Institute,

(2)	accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts.

_______________________________________
[1] The standards of the Canadian Institute of Chartered Accountants have been published by CPA Canada since November 1, 2013.

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APPENDIX 3

Glossary (cont'd)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund, which include the general fund and the special funds, and the accounts of the other entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government's accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government's reporting entity. This method requires no harmonization of enterprises' accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of all money received or collected from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government's consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (CQLR, chapter E-12.00001) .

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Financial assets

Financial assets are assets that can be used to repay existing debts or to finance future transactions. They are not intended to be used to deliver public services.

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APPENDIX 3

Glossary (cont'd)

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

General fund

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), the Minister of Finance deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government's gross debt.

Government accounting policies

The Government's accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Government enterprises

A government enterprise has all of the following characteristics:

•	it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

•	it is vested with the financial and administrative power to carry out commercial activities;

•	its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government's reporting entity;

•	it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government's reporting entity.

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APPENDIX 3

Glossary (cont'd)

Government business partnerships

A government business partnership has all of the following characteristics:

•	it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

•	it is vested with the financial and administrative power to carry out commercial activities;

•	its main activity is the sale of goods or the delivery of services to individuals or to organizations other than the partners, not included in the Government's reporting entity;

•	it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources other than the partners, not included in the Government's reporting entity.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (CQLR, chapter M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (CQLR, chapter A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

Indicators

Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

Missions are the basic activity areas of a government that constitute its raison d'être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

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APPENDIX 3

Glossary (cont'd)

Net debt

The net debt corresponds to the difference between the Government's financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to deliver public services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources and government enterprises.

Reporting entity

The Government's reporting entity encompasses the financial transactions of the National Assembly, persons appointed by it, government departments and all of the bodies, funds and enterprises under the Government's control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may make long-term investments by depositing money from the general fund of the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Sinking Fund relating to Government Borrowings

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may create a sinking fund to provide for the repayment of any borrowing that is part of the Government's public debt. To that end, the Minister may, with the authorization of the Government, take out of the general fund of the Consolidated Revenue Fund any sum the Minister pays into the sinking fund. In addition, prudential liquid assets are kept in the sinking fund to enable the Government to fulfill its financial commitments in the event of major disruptions in financial markets.

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APPENDIX 3

Glossary (cont'd)

Special fund

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund.

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories.

Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. For the Government, these expenditures do not constitute direct acquisitions of goods or services or funds granted for the purpose of obtaining a return, as in the case of an investment.

Remuneration

This supercategory includes expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly by the Government to permanent and part-time employees and to casual employees, including students and seasonal public sector employees. It also includes the remuneration of health professionals and benefits and other contributions paid by the Government in its capacity as an employer, particularly, contributions to the pension plans, the Québec Pension Plan, the Québec Parental Insurance Plan and employment insurance.

Operating

This supercategory includes expenditures incurred in the course of an entity's administrative activities, apart from remuneration expenses, transfer expenses, doubtful accounts and other allowances, and debt service. In particular, it includes the estimated cost of reassessments and of the Government's new obligations regarding the remediation of contaminated sites, as well as the depreciation of fixed assets.

Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans and portfolio investments.

Debt service

This supercategory includes interest on debts, minus the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issuance and management of debts, as well as the amortization of foreign exchange gains and losses.

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CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance in accordance with the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001) and the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is prepared by the Ministère des Finances.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal controls designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in its independent auditor's report to the National Assembly, states the nature and scope of its audit as well as its opinion.

The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, September 28, 2018	Québec, September 28, 2018

Pierre Côté	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, November 22, 2018, for the valuation of the portfolio investment in C Series Aircraft Limited Partnership following the subsequent events presented in Note 24.

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2017 - 2018

Independent auditor’s report

To the National Assembly

Report on the Consolidated Financial Statements

I have audited the accompanying consolidated financial statements of the Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2018, the consolidated statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

Government’s Responsibility for the Consolidated Financial Statements

The Minister of Finance is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by Government, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

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Basis for Qualified Opinion

Recognition of government transfers (Subsidies)

The Government of Québec did not record as at March 31, 2018 and 2017, in the consolidated statement of financial position, government transfers related to different assistance programs for the construction of fixed assets and other expenditures that are financed or to be financed by loans for which the work has been completed. These government transfers are currently reported as contractual obligations in Note 17 to the consolidated financial statements. This situation constitutes a departure from the accounting standard for government transfers (Canadian public sector accounting standards), which states that subsidies are recognized when they are authorized by the government as a result of the exercise of its enabling authority and when all eligibility criteria have been met by the recipients. This departure has led to the expression of a modified audit opinion for the consolidated financial statements of the previous year. Considering the current recording of these government transfers, the following adjustments in accordance with the estimate established using available information are necessary for the consolidated financial statements of the Government of Québec to comply with Canadian public sector accounting standards:

	Estimated Increase (Decrease)
	In millions of dollars
	2018	2017
Consolidated statement of financial position
Loans	(6,212)	(4,577)
Other liabilities	5,284	5,018
Net debt and accumulated deficit	11,496	9,595

Consolidated statement of operations
Expenditure
Health and Social Services	13	1
Education and Culture	102	49
Economy and Environment	1,795	166
Support for Individuals and Families	(2)	7
Administration and Justice	(7)	(8)
Total expenditure	1,901	215
Annual surplus	(1,901)	(215)

Note 17
Contractual obligations	(11,496)	(9,595)

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2017 - 2018

In addition to these adjustments, considering the absence of information enabling the identification of the work completed at the end of the fiscal year for a remaining balance of $3,656 million as at March 31, 2018 ($3,201 million as at March 31, 2017) in the category of contractual obligations “Borrowings to be contracted by recipients” and in the category “Cost of recipients’ fixed assets” in Note 17, I am unable to determine the amount of the additional adjustments to be made to certain previously mentioned elements.

Qualified Opinion

In my opinion, except for the effects of the matter described in the Basis for Qualified Opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2018, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Observation – Portfolio investment in the C Series Aircraft Limited Partnership

I draw attention to note 24 to the consolidated financial statements, which describes the subsequent event, that is, the release of Airbus SE’s and Bombardier Inc.’s quarterly reports, which provide additional information about the value of the portfolio investment in the C Series Aircraft Limited Partnership, and necessitated the amendment to this note. The audit procedures I performed regarding the events that took place after September 28, 2018, were restricted solely to the amendment of this note in the financial statements. My opinion no longer contains a qualification in respect of this matter. My initial opinion as at September 28, 2018, which was never published, did contain a qualification, as I was unable to obtain sufficient appropriate audit evidence concerning the book value of this portfolio investment as at March 31, 2018.

Report on Other Legal and Regulatory Requirements

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2018, and the results of its operations and the changes in its financial position for the year then ended in accordance with the accounting policies of the Government of Québec. These are presented in Note 1 to the consolidated financial statements and supplemented, in particular, by section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001), which states that the only part of a multi-year transfer that must be recorded in the current fiscal year is the part that is both payable and authorized by Parliament.

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding year.

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Comments of the Auditor General

The Auditor General Act (CQLR, chapter V-5.01) makes it possible to make any comments that I deem appropriate in my report on the consolidated financial statements of the government. It is in this context that I decided to make the following comments which complete my opinion on these financial statements.

Recognition of Government Transfers (Subsidies)

The basis for my qualified opinion expressed above arises from the in-depth knowledge of my organization about the financial and budgetary practices of the Government of Québec as well as from my interpretation of the accounting standard for government transfers, in light of the current conceptual framework. It also considers the information and analysis published by the Public Sector Accounting Board (PSAB).

Therefore, I consider that the government's accounting practice for the recognition of government transfers is not appropriate and does not give an accurate picture of its financial position. The Government of Québec must take the necessary measures to modify this accounting practice in order to comply with Canadian public sector accounting standards.

Recognition of a portfolio investment in the C Series Aircraft Limited Partnership

The Government of Québec, through the Economic Development Fund (EDF), holds a $1,306 million portfolio investment in the C Series Aircraft Limited Partnership as at March 31, 2018, recorded at cost. The portfolio investments standard requires a portfolio investment to be written down if it suffers a loss in its book value that is other than a temporary decline. With the recent release of Airbus SE’s and Bombardier Inc.’s quarterly financial statements as at September 30, 2018, the Government of Québec was able to circumscribe the extent of the loss in value of this investment. This loss in value, whether temporary or not, could not have a significant effect on the government’s consolidated financial statements as a whole. Therefore, my auditor’s report no longer contains a qualification in respect of this matter. I will reassess the situation in my audit of the EDF financial statements for the year ending March 31, 2019.

Guylaine Leclerc, FCPA auditor, FCA
Auditor General of Québec

Québec, September 28, 2018 (November 22, 2018, for the amendments to note 24)

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ANALYSIS OF THE CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

Consolidated statement of operations
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

		2018			2017
				Actual	Actual
		Budget	(1)	results	results

Appendices

6	REVENUE
	Income and property taxes (Note 4)	46 089		46 134	44 849
	Consumption taxes (Note 4)	19 681		20 329	19 292
	Duties and permits	3 710		3 965	3 302
	Miscellaneous revenue	10 319		10 398	10 561
8	Revenue from government enterprises	4 480		5 093	4 899
	Own-source revenue	84 279		85 919	82 903
	Federal government transfers	22 029		22 485	20 179
	Total revenue	106 308		108 404	103 082

7	EXPENDITURE
	Health and Social Services	40 223		40 176	38 738
	Education and Culture	22 662		22 780	21 821
	Economy and Environment	13 155		14 438	12 336
	Support for Individuals and Families	9 745		9 816	9 585
	Administration and Justice	8 067		7 039	6 713
	Sub-total	93 852		94 249	89 193
	Debt service	9 868		9 240	9 527
	Total expenditure	103 720		103 489	98 720
	Contingency reserve	(100)		–	–
	ANNUAL SURPLUS	2 488		4 915	4 362

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)

Data presented in Budget 2017-2018 of the Ministère des Finances tabled on March 28, 2017. Certain figures from Budget 2017-2018 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

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Consolidated statement of accumulated deficit
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

		2018	2017
Appendix
	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(112 849)	(117 930)
	Annual surplus	4 915	4 362
8	Other comprehensive income items of government enterprises	464	719
	ACCUMULATED DEFICIT, END OF YEAR	(107 470)	(112 849)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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ANALYSIS OF THE CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

Consolidated statement of financial position
AS AT MARCH 31, 2018
(in millions of dollars)

		2018		2017
Appendix
FINANCIAL ASSETS
	Cash		1 952		3 228
	Short-term investments (Note 5)		11 355		9 805
	Accounts receivable (Note 6)		18 340		15 759
	Inventories and other assets intended for sale		52		45
	Portfolio investments (Note 7)		5 358		4 237
8	Investment in government enterprises		26 188		25 225
9	Interests in government business partnerships		35		38
	Loans (Note 8)		10 403		8 437
	Generations Fund (Note 9)		12 816		10 523
	Deferred expenses related to debts		763		806
	Total financial assets		87 262		78 103
LIABILITIES
	Accounts payable and accrued expenses (Note 10)		28 949		26 397
	Deferred revenue (Note 11)		6 514		6 481
	Other liabilities (Note 12)		4 233		4 494
	Pension plans and other employee future benefits (Note 13)		21 903		24 647
	Debts before deferred foreign exchange gains (losses) (Notes 14 and 15)	201 949		197 556
	Deferred foreign exchange gains (losses) (Note15)	257	202 206	283	197 839
	Total liabilities		263 805		259 858
	NET DEBT		(176 543)		(181 755)
NON-FINANCIAL ASSETS
	Fixed assets (Note 16)		68 314		68 154
	Inventories		456		461
	Prepaid expenses		303		291
	Total non-financial assets		69 073		68 906
	ACCUMULATED DEFICIT		(107 470)		(112 849)
Contractual obligations and contractual rights (Note 17)
Loan guarantees and other guaranteed financial initiatives (Note 18)
Contingencies (Note 19)
Subsequent event (Note 24)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

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Consolidated statement of change in net debt
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

		2018		2017
			Actual	Actual
		Budget(1)	results	results

Appendix

	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(185 214)	(181 755)	(185 025)
	Annual surplus	2 488	4 915	4 362
	Change due to fixed assets (Note 16)
	Acquisition and work in progress	(7 643)	(6 177)	(5 743)
	Depreciation	3 866	3 924	3 867
	Disposals, reductions in value and other		2 093	92
	Total change due to fixed assets	(3 777)	(160)	(1 784)
	Change due to inventories and prepaid expenses		(7)	(27)
8	Other comprehensive income items of government enterprises		464	719
	Net decrease (increase) in the net debt	(1 289)	5 212	3 270
	NET DEBT, END OF YEAR	(186 503)	(176 543)	(181 755)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Data presented in Budget 2017-2018 of the Ministère des Finances tabled on March 28, 2017.

84

CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

Consolidated statement of cash flow
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

	2018		2017
			(restated - Note 3)
OPERATING ACTIVITIES(1)
Annual surplus		4 915		4 362
Items not affecting cash flow
Doubtful accounts	635		778
Allowances related to loans and portfolio investments and guaranteed financial initiatives	19		71
(Gains) losses on the disposal of assets	(34)		49
Loss resulting from the transfer of the activities of the Agence métropolitaine de transport	166
Amortization of deferred expenses related to debts	157		191
Amortization of deferred revenue related to the acquisition of fixed assets	(200)		(203)
Amortization of discounts and premiums	(90)		(74)
Amortization of deferred foreign exchange (gains) losses	(29)		(74)
Depreciation of fixed assets	3 924	4 548	3 867	4 605
		9 463		8 967
Change in assets and liabilities related to operations (Note 20)		(801)		1 830
		8 662		10 797
Activities related to pension plans
and other employee future benefits
Cost of accrued benefits(2)	3 146		2 584
Changes to plans	(571)		(672)
Amortization of actuarial (gains) losses	1 129		1 318
Interest on obligations relating to accrued benefits	6 444	10 148	6 078	9 308
Benefits paid and plan-to-plan transfers		(6 808)		(6 206)
		3 340		3 102

Cash flow from operating activities		12 002		13 899

INVESTMENT ACTIVITIES(1)
Change in loans and portfolio investments
Loans and portfolio investments made	(3 976)		(4 190)
Loans and portfolio investments disposed of and other	2 613	(1 363)	2 186	(2 004)

Change in investment in government enterprises
Investments made	(20)		(201)
Investments disposed of and other	55		149
Revenue from government enterprises, less declared dividends	(534)	(499)	(461)	(513)

Change in interests in business partnerships
Investments made	(13)		(11)
Investments disposed of and other	5
Revenue from business partnerships, less declared dividends	11	3	1	(10)

Cash flow used for investment activities		(1 859)		(2 527)

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Consolidated statement of cash flow (cont'd)
FISCAL YEAR ENDED MARCH 31, 2018
(in millions of dollars)

	2018		2017
(restated - Note 3)
FIXED ASSET INVESTMENT ACTIVITIES(1)
Acquisitions	(6 001)		(5 611)
Disposals	61	(5 940)	98	(5 513)
Cash flow used for fixed assets investment activities		(5 940)		(5 513)

FINANCING ACTIVITIES(1)
Change in debts
Borrowings made	20 978		27 910
Borrowings repaid	(16 427)	4 551	(24 428)	3 482
Activities related to pension plans and other employee future benefits
Change in the Retirement Plans Sinking Fund and specific pension funds Payments and benefits	(1 412)		(1 431)
Reinvestment of funds' investment income	(4 672)	(6 084)	(3 769)	(5 200)
Activities related to the Generations Fund
Change in the Generations Fund		(2 293)		(2 001)

Cash flow used for financing activities		(3 826)		(3 719)
Increase (decrease) of cash and short term investments		377		2 140
CASH AND SHORT TERM INVESTMENTS, BEGINNING OF YEAR		13 033		10 893
Cash transferred to the Autorité régionale de transport métropolitain and to the Réseau de transport métropolitain (Note 21)		(103)
CASH AND SHORT TERM INVESTMENTS, END OF YEAR		13 307		13 033

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Non-cash transactions must not be included in the consolidated statement of cash flow. They are itemized in Note 20, “Cash flow information”.
(2)

This item includes compensations paid by the Government into the contribution funds of participants in the Government and Public Employees Retirement Plan (RREGOP) and the Pension Plan of Management Personnel (PPMP).

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CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

Notes to the consolidated financial statements

1.	Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on the best estimates and judgment by the Government.

Reporting entity and government partnerships

The Government's reporting entity encompasses the financial transactions of the National Assembly and persons appointed by the National Assembly, departments and all the bodies, funds and enterprises under the Government’s control, that is, entities for which the Government has the power to direct their financial and administrative policies, such that their activities will provide the Government with anticipated benefits or expose it to a risk of loss.

All of the entities in the Government’s reporting entity over which the Government exercises control are listed in appendices 1 to 4 of these consolidated financial statements. However, property held and fiduciary activities carried out by Government departments and bodies on behalf of the designated beneficiaries mentioned in Appendix 5 of these consolidated financial statements are not included in the Government's reporting entity.

The Government’s consolidated financial statements also include the financial transactions of government partnerships over which the Government exercises shared control. These government partnerships are entered into with private-sector partners or with other governments and are presented in Appendix 9 of the Government’s consolidated financial statements.

Consolidation methods

The assets, liabilities, revenues and expenditures (accounts) of entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. The financial transactions of government non-business partnerships are consolidated line by line, in proportion to the Government’s share in each of the assets, liabilities, revenues and expenditures under shared control. The accounts of each entity are harmonized according to the Government's accounting policies. Inter-entity transactions and balances as well as unrealized gains and losses relating to transactions on assets and liabilities that remain within the Government’s reporting entity are eliminated.

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1.	Significant accounting policies (cont'd)

Consolidation methods (cont'd)

Government enterprises and government business partnerships represent a financial asset for the government and, given their commercial orientation, management autonomy and financial self-sufficiency, they are accounted for using the modified equity method.

According to this method, which does not require that accounting policies be harmonized with those of the Government, investments are accounted for at cost. Every year, the cost is adjusted by the Government's share in the results of these enterprises and government partnerships, with an offsetting entry to revenue, and by its share in the other items of their comprehensive income, with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets and liabilities that remain within the Government's reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue that cannot be measured with reasonable effort prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

Tax revenue (income and property taxes, consumption taxes)

Tax revenue arises from transactions with no consideration in goods or services, for which taxpayers are required, under the tax legislation, to pay money to the Government in order to fund public services. Such revenue is recognized once the tax measures giving rise to it have been authorized by Parliament and a taxable event has occurred.

Personal income tax revenue and health services contributions are recognized when the taxpayer earned the income subject to tax. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year.

Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Adjustments to revenue from assessment notices issued before the end of the fiscal year are added to these sums.

Revenue from school property taxes is recognized over the period in which such taxes are levied.

Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

88

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

1.	Significant accounting policies (cont'd)

Tax revenue (income and property taxes, consumption taxes) (cont'd)

Tax revenue does not take into account estimates concerning taxes due on unreported revenue within the time prescribed. These amounts are recorded when assessments are issued following tax recovery activities or the filing of returns by taxpayers.

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government's consolidated financial statements, refundable tax credits that are considered transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Duties and permits

Revenue from duties and permits arises from transactions with consideration for which the Government grants a third party, in exchange for liquid assets, a right of use or an operating permit or issues a third party a certificate.

Revenue from duties and permits is recognized when receivable. Where revenue is refundable on demand and is linked to clearly identifiable goods and services that must be rendered by the Government to the holder of the duty or the permit, the revenue is recognized over the reference period of that duty or permit.

Miscellaneous revenue

Revenue from the sale of goods or services and from user contributions is recognized when the goods are sold or the services are delivered.

Income from interest on accounts receivable and loans as well as income from portfolio investments are recognized as they are earned. They cease to be recorded when the recovery of interest or principal is not reasonably assured.

Revenue from donors other than governments is recognized in the year of its donation when such revenue is not designated for a specific purpose. When, on the contrary, such revenue is designated for a specific purpose, it is recognized in revenue according to the conditions of the designation. In the case of donations of fixed assets or donations of cash for the acquisition of fixed assets, the revenue is recognized at the same rate as the depreciation of the fixed assets. In the case of donations related to land, the revenue is recognized in the year of acquisition.

Revenue from tuition fees is recognized over the duration of the training concerned.

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1.	Significant accounting policies (cont'd)

Transfers from governments

Transfers from the federal government are recognized in revenue for the fiscal year in which they are authorized by the federal government and in which the eligibility criteria are met, except if the stipulations imposed by that government regarding the use of the resources transferred or received or the actions to be taken in order to keep them create an obligation that meets the definition of a liability. When the stipulations are general, the Government's actions or communications, carried out at the date of the financial statements to clarify them may also create a liability. Once a liability is recognized, the transfer is recorded in revenue as the obligations related to these stipulations are met.

When the Government receives transfers from other governments, these transfers are accounted for in the same way as federal government transfers.

Expenditure

Expenditure is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the expenditure occurred.

Remuneration and operating expenses

Remuneration and operating expenses are recorded in the fiscal year during which the goods are consumed or the services are delivered.

Transfer expenditures

Transfers are economic benefits granted by a government to a recipient, for no consideration in goods or services and for which the government does not expect to be reimbursed at a later date or to obtain a direct financial return.

Transfer expenditures are recognized during the fiscal year in which they are duly authorized, in accordance with the governance rules of the entity that grants them, and in which the recipients satisfied the eligibility criteria.

90

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

1.	Significant accounting policies (cont'd)

Under the statutes in force, a transfer is authorized when Parliament and the Government have each exercised their power of authorization.

•

The authorization of Parliament is granted in the case of a department or a budget-funded body during the voting of an appropriations act or the application of any other act authorizing the granting of appropriations. In the case of special funds, such authorization is granted during the approval of expenditure and investment forecasts by Parliament for a given fiscal year. In the case of other entities, this power of authorization is granted to their boards of directors by Parliament when their constituting acts are adopted.

•	The Government's power of authorization is exercised by the adoption of orders in council or decisions of the Conseil du trésor or by the conclusion of an agreement with the transfer recipient.

Therefore, the Government retains its discretionary power in that it is not required to make transfers until Parliament and the Government have both exercised their power of authorization. The only part of a multi-year transfer that may be recorded in the accounts for a given fiscal year is the part that is both payable and authorized by Parliament for that year.

Debt service

Debt service includes interest on debts and on obligations relating to the accrued pension plans benefits and other employee future benefits. Revenue dedicated to the repayment of these liabilities is presented as a reduction in debt service. The latter also includes the amortization of premiums, discounts and costs related to the issue of borrowings and debt management, as well as the amortization of foreign exchange gains and losses.

Translation of foreign currency

Foreign currency transactions are translated into Canadian dollars at the exchange rates in effect at the time of the transactions. At the end of the fiscal year, monetary assets and liabilities denominated in foreign currency are translated into Canadian dollars at the exchange rates in effect on that date. Gains and losses resulting from exchange rate fluctuations are recognized in the consolidated statement of operations, with the exception of unrealized gains or losses resulting from the translation of long-term items, which are deferred and amortized using the straight-line method over the remaining useful life of the assets or liabilities concerned.

Financial assets

Financial assets are asset items that may be used to repay existing debts or to fund future transactions; they are not intended to be used to deliver public services.

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1.	Significant accounting policies (cont'd)

Short-term investments

Short-term investments are recorded at the lesser of cost and fair value.

Accounts receivable

Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories and other assets intended for sale

Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

Investment in government enterprises

Investment in government enterprises is recorded using the modified equity method.

Loans and portfolio investments

Loans and portfolio investments are recorded at cost.

If loans and portfolio investments have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the Government’s average debt rate, the loans and portfolio investments are recorded at their present value when they take effect. This difference constitutes a “grant” component, which is recognized as an expense. Subsequently, the interest income is recognized and added to the book value of the loan and the portfolio investment until their maturity date, using the effective interest method.

When the facts or circumstances point to the risk of a loss, a valuation allowance is recorded as a reduction in loans. In the case of portfolio investments, an allowance is recorded when a loss in value that is other than a temporary decline is recognized. The annual change in these allowances is charged to expenditure. Any write-off of the book value of a loan or portfolio investment is recorded as an expenditure. Where applicable, its subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

Where participation deposits suffer a loss in value that is other than a temporary decline, their book value is reduced to reflect this decline and the resulting reduction in value is charged to results. At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to results.

92

CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

1.	Significant accounting policies (cont'd)

Liabilities

Liabilities are obligations of the Government toward third parties on the financial statement date arising from past transactions or events, and whose fulfilment will give rise to an outflow of resources representative of economic benefits in the future.

Allowance for legal proceedings and disputes

Obligations resulting from legal proceedings and disputes are recorded as liabilities when it is likely that a future event will confirm the existence of a liability on the date of the financial statements and a reasonable estimate of the loss can be made.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from financial initiatives guaranteed by the Government, mainly loan guarantees, are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are annually estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class.

Environmental liability

Obligations resulting from the remediation of contaminated sites under the Government's responsibility, or probably under its responsibility, are recognized as environmental liabilities when the contamination exceeds an existing environmental standard or when the Government is informed of such contamination, future economic benefits are expected to be given up and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated site management and remediation. The cost evaluation is based on the best information available and is revised annually.

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1.	Significant accounting policies (cont'd)

Pension plans and other employee future benefits

Obligations relating to the pension plans and other employee future benefits

Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government.

The method used takes into account the way in which benefits payable by the Government are accrued by participants.

In the case of the Survivor's Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries as a result of the eligible person's death.

Retirement Plans Sinking Fund and specific pension funds

The investments of the Retirement Plans Sinking Fund (RPSF) and specific pension funds and employee future benefit programs funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus.

Accrued benefits expense

The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government's share of the cost of pension plan changes concerning previous years of service and the amortization of actuarial gains and losses in respect of the Government's obligations relating to accrued benefits.

Actuarial gains and losses determined during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are recognized in expenditure using the straight-line method, as of the fiscal year following the year in which the actuarial gains and losses are taken into account in the value of obligations relating to accrued benefits. The amortization period corresponds to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor's Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

94

CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

1.	Significant accounting policies (cont'd)

Debt service expense

The debt service expense corresponds to the net difference between interest on obligations relating to accrued benefits and the anticipated investment income of the RPSF and specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds and by the change in valuation allowances.

Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits under each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

Debts

Debts

Debts are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to debts are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

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1.	Significant accounting policies (cont'd)

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments, such as currency swap contracts and foreign exchange forward contracts, are used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings in foreign currency and with the cash management transactions this entails. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in “Debts”.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on long-term derivative instruments are deferred and amortized using the straight-line method over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the underlying security.

Sinking funds relating to borrowings

Securities held by the sinking funds relating to borrowings are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to provide public services in the coming fiscal years.

Excluded items

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government's consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

96

CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

1.	Significant accounting policies (cont'd)

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated – except for land, which is not depreciated – using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of minimum payments due for the rental of such assets, without exceeding the fair value of the leased asset. Fixed assets under construction, development or improvement are not depreciated.

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, building, maintaining and operating a public good, with or without funding from these partners. The fixed asset and the debt associated with it are recognized when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement concerned.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset's fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement's specifications.

Works of art and historic properties, such as paintings, sculptures, drawings, prints, photographs, films and videos are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through government transfer or through donation, including those acquired for a nominal value, are recorded at their fair value at the time of acquisition.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal years. These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made for services the Government will receive during the coming fiscal years. These expenses will be charged to expenditure on the basis of the services obtained.

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2.	Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government's forecasts.

Estimates are made for certain material consolidated financial statement items:

•

amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data, including the evaluation regarding Québec’s population within Canada, and the actual data;

•

obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results. Note 13 on the pension plans and other employee future benefits presents the impact of a change in the main assumptions on the value of obligations relating to accrued benefits under the four main pension plans;

•

environmental liabilities related to contaminated sites may vary because of differences between estimated management and remediation costs and actual costs. Note 19 on contingencies provides additional information on the uncertainty related to the valuation of this liability;

•

the value of certain allowances, such as the allowance for doubtful accounts, the valuation allowance for loans, the valuation allowance for portfolio investments and the allowance for losses on guaranteed financial initiatives, may vary because of differences between the assumptions made to evaluate the probability of collection or payment and the amount actually collected or paid;

•

liabilities related to legal proceedings and disputes may vary because of differences between the assumptions used to evaluate the probability of payment and the amount actually paid. Note 19 on contingencies provides additional information on the uncertainty related to the valuation of this liability.

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ANALYSIS OF THE CON SOLIDATED FINANCIAL STATEMENTS
2017 - 2018

3.	Accounting changes

Adoption of new accounting standards

On April 1, 2017, the Government applied the following new sections prospectively: PS 2200 –Related-Party Disclosures, PS 3210 – Assets, PS 3320 – Contingent Assets, PS 3380 – Contractual Rights and PS 3420 – Inter-Entity Transactions.

The new section PS 2200 – Related-Party Disclosures defines a related party and establishes standards for the way in which related-party transactions should be disclosed. Disclosure is required when these transactions have occurred at a value different from that which would have been arrived at if the parties were unrelated and if they have or could have a material financial effect on the financial statements.

The new section PS 3210 – Assets provides guidance for applying the definition of assets and establishes general disclosure standards for them, including when they are not recognized.

The new section PS 3320 – Contingent Assets defines contingent assets and requires disclosure of information about them when the occurrence of the confirming future event is likely.

The new section PS 3380 – Contractual Rights defines contractual rights and establishes disclosure standards for them, including in regard to their nature and extent and the timing.

The new section PS 3420 – Inter-Entity Transactions establishes standards on how to account for and report transactions between public sector entities that comprise a government’s reporting entity.

Related party disclosures and contractual rights information are now presented in the notes. Sections PS 3210 – Assets, PS 3320 – Contingent Assets and PS 3420 – Inter-entity Transactions do not have a significant impact on these financial statements.

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3.	Accounting changes

Other accounting changes

Cash flow

During the fiscal year 2017-2018, the Government has changed the presentation of the cash flow statement. This statement now presents the way in which the Government generated and used cash and short-term investments whereas previously, it reported the cash inflows and outflows, consisting of cash in bank and short-term investments only.

This change led to an increase (decrease) of the following components of the consolidated statement of cash flow:

(in millions of dollars)
	2018	2017
OPERATING ACTIVITIES
Cash flow form operating activities	(308)	111
CASH AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	(494)	(605)

CASH AND SHORT-TERM INVESTMENTS, END OF YEAR	(802)	(494)

Government enterprises

Some government enterprises made accounting changes that did not have a significant impact on the Government’s consolidated financial statements.

100

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

4.	Tax revenue (income and property taxes, consumption taxes)

Income and property taxes

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. However, Canadian public sector accounting standards require that these credits be presented in expenditure when they represent transfers made through the tax system. Therefore, the refundable tax credits in the following table are presented in transfer expenditures, thus increasing accordingly revenue derived from income and property taxes.

Tax-funded transfers
(in millions of dollars)

	Fiscal year ended March 31
	2018						2017

	EXPENDITURE BY GOVERNMENT MISSION
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total	Total

INCOME – INCOME AND PROPERTY TAXES
Personal income tax
Refundable tax credits
Child assistance				2 379		2 379	2 223
Day care expenses				687		687	632
Home-support services for seniors	527					527	486
Work premium				305		305	314
Education savings		79				79	74
Caregivers	58					58	57
Medical expenses	60					60	60
Other	10	27	14	30	3	84	95
	655	106	14	3 401	3	4 179	3 941
Corporate tax
Refundable tax credits
Scientific research and experimental development			499			499	534
E-business			372			372	364
Film production		290				290	306
Investment			144			144	168
Multimedia titles			189			189	178
Reporting of tips					82	82	85
Other		52	126	30		208	271
	–	342	1 330	30	82	1 784	1 906
	655	448	1 344	3 431	85	5 963	5 847

Consumption taxes

The solidarity tax credit, worth $1 586 million ($1 562 million as at March 31, 2017), is an abatement since it is designed to refund certain taxes to low-income households. Therefore, this refundable tax credit is presented as a reduction of consumption tax revenue.

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5.	Short-term investments

Short-term investments by category of securities held
(in millions of dollars)

	As at March 31
	2018		2017

Banker's acceptances	4 136		3 668
Notes	2 673	(1)	1 407	(1)
Treasury Bills	13		216(1),(2)
Deposit certificates	119		94
Term deposits	113		174
Bonds	4 248		4 186(2)
Other	53		60
	11 355	(3),(4)	9 805	(3),(4)

(1)

These categories included securities acquired through the issue of bonds and notes, for a total of $375 M ($250 M as at March 31, 2017). As prescribed, the funds will be allocated to specific projects with environmental benefits.

(2)

As part of its operations related to risk management, the Government gives as security financial securities. As at March 31, 2018, no short-term investments securities had been given as security (the book value of short-term investments securities given as security was $30 M as at March 31, 2017).

(3)

The weighted average interest rate for short-term investments was 1.52% (0.76% as at March 31, 2017). This rate corresponds to the effective rate for short-term investments held as at March 31 and takes into account interest rate swap contracts for the fiscal year ended March 31, 2018. Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year. These investments will mature in the coming fiscal year, except for certain securities totalling $41 M ($61 M as at March 31, 2017), whose maturity dates range mostly from April 2019 to December 2021 (from April 2018 to December 2019 for securities held as at March 31, 2017).

(4)	As at March 31, 2018 and 2017, the quoted market value of marketable securities on official markets was similar to their book value.

102

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

6.	Accounts receivable

Accounts receivable
(in millions of dollars)

	As at March 31
	2018	2017

Agents and assignees
Income and property taxes	1 564	1 574
Consumption taxes	4 060	3 024
	5 624	4 598
Accounts receivable
Income and property taxes	3 467	3 467
Consumption taxes	903	991
Duties and permits	428	399
Miscellaneous revenue	3 965	3 500
Recoveries of expenditure and other	748	659
	9 511	9 016
Allowance for doubtful accounts	(2 314)	(2 358)
	7 197	6 658

Estimated accounts receivable accrual basis	3 126	3 126
Federal government transfers	1 839	1 038
Revenue from government enterprises dividends	451	247
Revenue on accounts receivable, loans and portfolio investments	103	92
	18 340	15 759

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7.	Portfolio investments

Portfolio investments by category of entity and nature of securities held
(in millions of dollars)

	As at March 31
	2018						2017
	Shares and
	capital		Participation		Bonds
	investments	(1)	deposits	(2)	and notes	Total	Total

Governments and local administrations

Federal and provincial governments					51	51	48

Municipalities and municipal bodies					244	244	143
	–		–		295	295	191

Enterprises	2 952	(3),(4)			97	3 049	2 380	(3)

Non-profit and fiduciary organizations			1 354			1 354	1 282	(2)

Other	21				784	805	519
	2 973		1 354		881	5 208	4 181
Valuation allowances	(127)				(18)	(145)	(143)
	2 846		1 354		863	5 063	4 038
Sinking fund for borrowings by university establishments not included in the Government's reporting entity(5)						–	8
	2 846		1 354		1 158	5 358	4 237

(1)	The quoted market value of marketable securities on official markets was $285 M ($299 M as at March 31, 2017) and their book value was $253 M ($209 M as at March 31, 2017).
(2)	The Government held $1 354 M in participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec ($1 282 M as at March 31, 2017).
(3)	The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $155 M ($164 M as at March 31, 2017).
(4)	As at March 31, 2018, the Government held a $500 M interest in preferred shares of REM Inc.
(5)	Under the University Investments Act (CQLR, chapter I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university establishments not included in the Government's reporting entity.

104

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

8.	Loans

Loans by category of borrower
(in millions of dollars)

	As at March 31
	2018					2017

			Valuation	Net book				Valuation	Net book
	Loans		allowances	value		Loans		allowances	value
Local administrations
Municipalities	769			769		849			849
Municipal bodies	4 573	(1)		4 573		2 463	(1)		2 463
	5 342		–	5 342		3 312		–	3 312
University establishments not included in the Government's reporting entity	2 986			2 986		2 901			2 901
Enterprises(2)	1 895	(1)	(663)	1 232	(3)	1 954	(1)	(815)	1 139	(3)
Non-profit and fiduciary organizations	441	(1)	(48)	393		699	(1)	(48)	651
Students	649		(253)	396		647		(255)	392
Other	54			54		51		(9)	42
	6 025		(964)	5 061		6 252		(1 127)	5 125
	11 367		(964)	10 403		9 564		(1 127)	8 437

(1)	The guarantees received for the loans amounted to $343 M ($332 M as at March 31, 2017).
(2)	Loans to enterprises include loans with repayment clauses based on royalties. The conditions associated with these loans are such that the entire amount advanced is more similar to a subsidy. Therefore, the value of these loans is negligible.
(3)	The grant portion related to loans with significant concessionary terms reduced the value of these loans by $131 M ($130 M as at March 31, 2017).

Weighted average interest rate by category of borrower
(in percent)

	As at March 31
	2018	2017
Municipalities and municipal bodies	3.23	3.31
University establishments not included in the Government's reporting entity	2.69	2.60
Enterprises	4.68	3.79
Non-profit and fiduciary organizations	1.96	1.50
Students	3.53	3.20

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8.	Loans (cont'd)

Schedule of loan payments receivable by category of borrower
(in millions of dollars)

		University
		establishments
	Municipalities	not included in the		Non-profit and
Maturing on	and municipal	Government's		fiduciary
March 31	bodies	reporting entity	Enterprises	organizations	Students	Other	Total

2019	586	415	161	101	48	1	1 312
2020	493	725	116	23	48		1 405
2021	461	176	114	48	48		847
2022	882	171	127	32	48		1 260
2023	540	171	159	24	48		942
	2 962	1 658	677	228	240	1	5 766
2024-2028	1 377	949	434	94	156		3 010
2029-2033	480	181	51	32		1	745
2034-2038	222	160	175	39			596
2039-2043	79	38					117
2044 and thereafter	102						102
	5 222	2 986	1 337	393	396	2	10 336
No fixed maturity date	120		26	0		52	198
	5 342	2 986	1 363	393	396	54	10 534
Grant portion related to loans with significant concessionary terms			(131)				(131)
	5 342	2 986	1 232	393	396	54	10 403

106

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

9.	Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), is to reduce the Government's debt. In accordance with this Act, the fund's assets are used exclusively to repay the Government's gross debt.

Statement of financial position
(in millions of dollars)

	As at March 31
	2018	2017
Sums managed by the Caisse dépôt et placement du Québec
Demand deposits	776	476
Income receivable on portfolio investments	41	37
Participation deposits(1)	11 901	9 928
	12 718	10 441
Accounts receivable	98	82
Fund balance	12 816	10 523

(1)

The Generations Fund holds participation units in a specific fund at the Caisse de dépôt et placement du Québec (CDPQ). These units are repaid with prior notice according to the CDPQ's settlement terms and conditions at the market value of the fund's net equity at the end of each month. The Generations Fund had 11 368 326 participation units with a total fair value of $14 186 M (9 754 561 participation units with a total fair value of $11 729 M as at March 31, 2017).

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9.	Generations Fund (cont'd)

Statement of change in the balance of the Generations Fund
(in millions of dollars)

	Fiscal year ended March 31
	2018			2017
			Actual	Actual
	Budget	(1)	results	results

Opening balance	10 564		10 523	8 522
Own-source revenue
Consumption taxes
Specific tax on alcoholic beverages	500		500	500
Duties and permits
Water-power royalties	779		797	782
Mining revenues	123		145	80
Miscellaneous revenue
Unclaimed property	30		6	53
Income on portfolio investments	626		412	422
Revenue from government enterprises, taken out of dividends
Hydro-Québec
Indexation of the average cost of heritage pool electricity	215		218	164
Additional contribution from Hydro-Québec(2)	215		215
Total own-source revenue	2 488		2 293	2 001
Closing balance	13 052		12 816	10 523

(1)	Data presented in Budget 2017-2018 of the Ministère des Finances tabled on March 28, 2017.
(2)

Under the Hydro-Québec Act (CQLR, chapter H-5), a sum of $215 M resulting from savings achieved following the closure of the Gentilly-2 nuclear power plant was taken out of Hydro-Québecs dividends. This amount will be deposited annually in the Generations Fund until 2043.

108

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

10.	Accounts payable and accrued expenses

Accounts payable and accrued expenses
(in millions of dollars)

As at March 31
	2018	2017

Remuneration	9 159	8 377
Income and taxes refundable
Income and property taxes	4 802	4 195
Consumption taxes	2 142	1 845
Suppliers	3 936	4 255
Transfers	4 821	3 370
Accrued interest on debts	2 731	2 699
Advances from trust funds	1 139	1 166
Clearing accounts for collected taxes	219	490
	28 949	26 397

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11.	Deferred revenue

Deferred revenue
(in millions of dollars)

	As at March 31
	2018	2017

Federal government transfers(1)	2 920	2 981
Third-party donations(1),(2)	1 654	1 594
Transfers from entities other than the federal government(1)	95	74
Registration and drivers license fees	774	752
School property taxes	567	546
Guarantee fees for Hydro-Québec borrowings	161	163
Other	343	371
	6 514	6 481

(1)	This deferred revenue results from stipulations required by the transferor or from externally imposed restrictions requiring that the assets received be used for specific purposes.
(2)	The third-party donations are mainly from non-profit organizations, including foundations that provide financial support to public institutions in the health and social services network.

110

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

11.	Deferred revenue (cont'd)

Deferred revenue Federal government transfers, third-party donations and transfers from entities other than the federal government
(in millions of dollars)

	Fiscal year ended March 31, 2018
		New trans-
	Opening	fers and		Recognition in	Closing
	balance	donations		revenue	balance

Federal government transfers
Allocated to the acquisition of fixed assets	2 134	196		277	2 053
Allocated to other purposes
Municipal and local infrastructures	649	470		549	570
Maintenance of dams transferred by the federal government	6			2	4
Other	192	1 462		1 361	293
	847	1 932		1 912	867
	2 981	2 128		2 189	2 920
Third-party donations
Allocated to the acquisition of fixed assets	1 033	138		105	1 066
Allocated to other purposes	561	649		622	588
	1 594	787		727	1 654
Transfers from entities other than the federal government
Allocated to the acquisition of fixed assets	71	12		4	79
Allocated to other purposes	3	41	(1)	28(1)	16
	74	53		32	95

(1)	These sums included contributions of $25 M from government enterprises.

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12.	Other liabilities

Other liabilities
(in millions of dollars)

	As at March 31
	2018	2017
Environmental liabilities (Note 19)	3 006	3 127
Allowance for losses on guaranteed financial initiatives (Note 18)	608	610
Obligations stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients	619	749
Obligations in respect of the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity		8
	4 233	4 494

Obligations stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients

These obligations stem from transfer programs administered by the Société de financement des infrastructures locales du Québec and the Société d’habitation du Québec. Since the constituting acts of these bodies allow them to authorize a transfer expenditure without having to obtain approval from Parliament through an appropriations act, such expenditure and the corresponding liabilities are recognized once the transfer agreement has been duly authorized by the body and the recipient has satisfied the eligibility criteria.

Under these transfer programs, the Government generally grants additional subsidies to recipients to cover the interest they have to pay, which is estimated at $80 M ($102 M as at March 31, 2017). The interest rates paid by recipients vary between 1.25% and 8.00% (between 1.10% and 8.00% in 2016-2017).

112

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

12.	Other liabilities (cont'd)

Anticipated annual payment schedule for repayment of the principal on borrowings contracted or to be contracted by recipients
(in millions of dollars)

Maturing
on March 31	Total

2019	125
2020	115
2021	99
2022	76
2023	58
473
2024 and thereafter	146
619

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

13.	Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits
(in millions of dollars)

	As at March 31
	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2018	2017

Pension plans
Obligations relating to accrued benefits	106 993	(4 239)	102 754	94 362
Retirement Plans Sinking Fund	(77 999)	2 582	(75 417)	(64 598)
Specific pension plan funds	(5 511)	195	(5 316)	(5 087)
	23 483	(1 462)	22 021	24 677
Other employee future benefits
Obligations relating to accrued benefits	1 570	(90)	1 480	1 479
Other employee future benefit funds	(1 747)	149	(1 598)	(1 509)
	(177)	59	(118)	(30)
	23 306	(1 403)	21 903	24 647

The Government's defined-benefit pension plans

Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

The Government allows its enterprises and the bodies not included in its reporting entity1 to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

__________________________________

[1]	Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.

114

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Breakdown of participants by pension plan

	Number of active	Number of
	participants as at	beneficiaries as at
	December 31, 2017	December 31, 2017

Government and Public Employees Retirement Plan (RREGOP)	538 778	289 355
Pension Plan of Management Personnel (PPMP)	26 295	31 725
Retirement Plan for Senior Officials (RPSO)(1)	765	1 539
Teachers Pension Plan (TPP)(2)	6	35 804
Pension Plan of Certain Teachers (PPCT)(2)	15	4 900
Civil Service Superannuation Plan (CSSP)(2)	4	17 114
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 507	5 619
Pension plan of the Université du Québec (PPUQ)	8 635	4 912
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 956	2 050
Pension Plan of Judges of the Court of Québec, Judges of Certain Municipal Courts and Presiding Justices of the Peace (PPJCQ)	357	384
Pension Plan for Federal Employees transferred to Employment with the Gouvernement du Québec (PPFEQ)(3)	117	216
Pension Plan of the Members of the National Assembly (PPMNA)	121	422
	584 556	394 040

Note:	In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec, Loto-Québec and the Société des alcools du Québec). Information on the assets and liabilities of these plans is presented in the financial statements of these enterprises.

(1)	The RPSO is a special provision, provided for in section 23 of the Act respecting the PPMP (CQLR, chapter R-12.1), offered only to the members of senior management.
(2)	These plans have not admitted any new participants since July 1, 1973, due to the creation of RREGOP.
(3)	This plan, created on January 1, 1992 following the transfer of federal employees to employment with the Gouvernement du Québec, has not admitted any new participants since that date.

The Government's pension plans grant a defined benefit to participants when they retire, which is calculated on the basis of an average for their best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

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13.	Pension plans and other employee future benefits (cont'd)

Types of pension plans

The Government's defined-benefit pension plans can be divided into two types: cost-sharing and cost-balance. These two types of plans differ from one another in regard to the Government's responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

Cost-sharing plans

So-called cost-sharing pension plans are joint plans for which the Government's responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Regarding obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, the information is presented in the pension plans' financial statements published by Retraite Québec.

Cost-balance plans

So-called cost-balance pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Retirement Plans Sinking Fund

The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans' benefits. The RPSF is for plans whose benefits are paid by the general fund of the Consolidated Revenue Fund.

Under the Financial Administration Act (CQLR, chapter A-6.001) the Minister of Finance may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,1 by depositing money taken from the general fund of the Consolidated Revenue Fund to establish this sinking fund.

___________________________
[1]	In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

116

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Retirement Plans Sinking Fund (cont'd)

In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits under the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans that have their own pension fund.

Specific pension plan funds

Presence of a pension plan fund

In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. In that case, this fund is made up of the contributions of employers as well as those of participants if the participants contribute to a cost-balance plan. The Government may also be required to pay contributions into this fund.

If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the general fund of the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

Absence of a pension plan fund

In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the general fund of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the general fund of the Consolidated Revenue Fund.

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

13.	Pension plans and other employee future benefits (cont'd)

Characteristics of the Government's defined-benefit plans

	Types of plan
							Expected average
					Presence		remaining service
	Cost-		Cost-		of a specific		life (EARSL)
	sharing(1)		balance		fund		(in years) (2)
Plans
RREGOP
–regular service(3)	√ 50.0%	(4)					15
–service transferred from the TPP and the CSSP			√				15
–pension credits acquired following plan-to-plan transfers			√		√	(7)	15
PPMP
–regular service(3)	√ 50.0%	(4)					10
–pensioners' benefits prior to January 1, 2015			√	(5)			10
–service transferred from the TPP and the CSSP			√				10
–RPSO			√				10
TPP			√				15
PPCT			√				15
CSSP			√				15
SPMSQ
–regular service since January 1, 2007	√ 66.7%				√	(6)	15
–regular service prior to January 1, 2007							15
PPUQ			√		√		11
PPPOCS	√ 54.0%	(7)					14
PPCJQ			√				10
PPFEQ			√		√		5
PPMNA			√				5

(1)	The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.
(2)	The EARSL is used to determine the amortization period for the plan's actuarial gains and losses.
(3)	Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.
(4)	The Government's portion is 58.3% in the case of benefits accrued prior to July 1, 1982 and 50.0% as of that date.
(5)

In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the Government now covers the portion of benefits payable by participants to pensioners who retired before January 1, 2015 or to their assigns. In exchange, the Government received a share of the value of the contribution fund of PPMP participants, which was transferred to the RPSF.

(6)	Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.
(7)	The Government's portion is 46.0% in the case of benefits accrued prior to January 1, 2013.

118

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Pension plans liability
(in millions of dollars)

	As at March 31
	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses)	2018	2017

Obligations relating to accrued benefits
RREGOP
–regular service	60 088	(2 271)	57 817	55 027
–transferred service	2 681	(114)	2 567	2 607
PPMP
–regular service	16 823	(116)	16 707	11 065
–transferred service	1 069	(55)	1 014	1 031
–RPSO	1 777	(138)	1 639	1 517
TPP	10 029	(900)	9 129	9 420
PPCT	1 177	(172)	1 005	1 046
CSSP	3 268	(152)	3 116	3 264
SPMSQ	4 536	(276)	4 260	4 132
PPUQ	3 925	1	3 926	3 758
PPPOCS	506	(16)	490	465
PPCJQ	722	(31)	691	652
PPFEQ	174	(3)	171	164
PPMNA	218	4	222	214
	106 993	(4 239)	102 754	94 362
Retirement Plans Sinking Fund	(77 999)	2 582	(75 417)	(64 598)
Specific pension plan funds
PPUQ fund	(4 147)	108	(4 039)	(3 836)
SPMSQ fund	(641)	54	(587)	(559)
Other pension plan funds	(911)	33	(878)	(857)
Valluation allowance -PPUQ	131		131	96
Valluation allowance -Other funds	57		57	69
	(5 511)	195	(5 316)	(5 087)
	23 483	(1 462)	22 021	24 677

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

13.	Pension plans and other employee future benefits (cont'd)

Change in obligations relating to accrued pension plan benefits
(in millions of dollars)

	Fiscal year ended March 31
	2018	2017

Obligations, beginning of year	99 666	97 757
Cost of accrued benefits	2 378	2 328
Interest on obligations	6 361	5 993
Compensations(1)	129	155
Other contributions(2)	561
Benefits paid	(6 672)	(6 035)
Covering of pensioners benefits(3)	5 032
Plan-to-plan transfers	35	24
Changes to plans(4)	(564)	(672)
Actuarial (gains) losses	46	100
Change in obligations relating to certain pension credits(5)	21	16
Obligations, end of year	106 993	99 666

(1)

In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensations by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay. The agreement providing for compensation to fund the PPMP, which was to end on December 31, 2016, was extended to December 31, 2017. In addition, the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, stipulates that an annual compensations determined on the basis of services rendered during the fiscal year, but limited to an annual amount of $100 M for the years 2018 to 2022, must be paid into the contribution fund of participants in the PPMP in order to finance this plan.

(2)

In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the government has committed to paying into the contribution fund of participants in the PPMP an annual contribution determined on the basis of services rendered during the fiscal year by participants in this plan. This contribution may not exceed the annual savings generated by the reduction of the amortization expense for unamortized actuarial losses owing to a gain of $561 M resulting from the amendments made to the provisions of the plan. In addition, in accordance with the Act, the Government authorized the payment of two additional contributory amounts totalling $419 M into the contribution fund of PPMP participants. Pursuant to the Act, these additional contributory amounts reduce the annual contributions payable in subsequent years.

(3)

In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the Government now covers the portion of benefits payable by participants to pensioners who retired before January 1, 2015 or to their assigns, which has increased its obligations by $5 032 M. In exchange for the covering of these benefits, the Government received a $5 071 M share of the value of the contribution fund of PPMP participants, which was transferred to the RPSF. The difference of $39 M was recognized as investment income of the RPSF and thus reduced the debt service expense for the pension plans.

(4)

The value of the RPSFs obligations was reduced by $561 M in 2017-2018 due to the assent to the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7). The amendments concern, in particular, the eligibility criteria for granting a pension without actuarial reduction at retirement, the actuarial reduction rate applicable in the case of anticipation of the pension and, for the purpose of calculating the pension, the number of best paid years taken into account and the maximum number of years of service recognized. Most of these changes will come into effect on July 1, 2019. The Act also stipulates that indexation of benefits will be suspended for six years for pensioners who cease to hold employment before July 1, 2019 and for persons who cease to participate in the plan prior to that date. In addition, the Act modifies the indexation rates subsequently applicable. In 2017-2018, the value of obligations was also reduced by $3 M ($300 M in 2016-2017) following the amendments made to certain provisions of the PPUQ.
In 2016-2017, the value of obligations was reduced by $672 M, including $372 M for the amendments made to the provisions of certain pension plans applicable to public sector employers, mainly RREGOP.

(5)

The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

120

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

Retraite Québec actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2018 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

Date of the most recent actuarial valuations

December 31, 2016	December 31, 2016	December 31, 2015	December 31, 2014
(Filed in 2017-2018)	(Filed in 2016-2017)	(Filed in 2016-2017)	(Filed in 2015-2016)
RPSO	PPUQ	RREGOP	RREGOP and PPMP
PPPOCS		– pension credits related to	– regular service
PPCJQ		plan-to-plan transfers	– service transferred from
PPFEQ		– redemption of years of service	the CSSP and the TPP
PPMNA		PPCT	TPP
		SPMSQ	CSSP

Note:	The filing year corresponds to the government fiscal year for which an actuarial valuation of the plan is required, based on the timetable for preparing the valuation.

Main economic assumptions used
(in percent)

	Plans administered by
	Retraite Québec		PPUQ
		2028 and		2028 and
	2018-2027	thereafter	2018-2027	thereafter

Rate of return, net of inflation	4.35	4.35	4.00	4.00
Inflation rate	2.08	2.25	2.08	2.25
Discount rate for obligations relating to accrued benefits	6.43	6.60	6.08	6.25
Salary growth rate, net of inflation	0.53	0.50	0.50	0.50

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13.	Pension plans and other employee future benefits (cont'd)

Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The table presented below shows the impact of a change in the main assumptions on the value of obligations for the four main pension plans, i.e. RREGOP regular service, the PPMP regular service, the TPP and the CSSP. The table also shows the impact of a half-year difference in life expectancy. According to current assumptions for RREGOP, the life expectancy of beneficiaries aged 60 is 25.5 years for a man and 28.7 years for a woman.

Impact of a change in the main assumptions on the value of obligations relating to accrued benefits under the four main pension plans

Assumptions	Change	Impact as at March 31, 2018

		(in millions of dollars)	(in percent)

Economic

	– Increase of 0.05%	(570)	- 0.6
– Rate of return, net of inflation
	– Decrease of 0.05%	580	+ 0.6

	– Increase of 0.25%	(1 370)	- 1.5
– Inflation rate
	– Decrease of 0.25%	1 430	+ 1.6

	– Increase of 0.25%	310	+ 0.3
– Salary growth rate, net of inflation
	– Decrease of 0.25%	(300)	- 0.3

Demographic
	– Increase of 0.5 year	740	+ 0.8
– Life expectancy
	– Decrease of 0.5 year	(760)	- 0.8

122

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Change in the adjusted market value of the RPSF
and specific pension plan funds
(in millions of dollars)

	Fiscal year ended March 31
	2018						2017
					Other
			SPMSQ	PPUQ	pension
	RPSF		fund	fund	plan funds	Total	Total

Adjusted market value, beginning of year	65 254		601	3 836	880	70 571	63 278
Transfer from the contribution fund of PPMP participants	5 071	(1)				5 071	-
Anticipated investment income	4 457	(2)	38	229	27	4 751	3 994
Deposit from the general fund of the Consolidated Revenue Fund	1 500					1 500	1 500
Contributions paid(3)				139	276	415	411
Benefits paid			(13)	(165)	(305)	(483)	(462)
Actuarial gains (losses)	1 717		15	108	12	1 852	1 834
Change in the value of assets relating to certain pension credits(4)					21	21	16
Adjusted market value, end of year(5)	77 999		641	4 147	911	83 698	70 571

(1)

In accordance with the Act to foster the financial health and sustainability of the Pension Plan of Management Personnel and to amend various legislative provisions (S.Q. 2017, chapter 7), assented to in May 2017, the Government now covers the portion of benefits payable by participants to pensioners who retired before January 1, 2015 or to their assigns, which has increased its obligations by $5 032 M. In exchange for the covering of these benefits, the Government received a $5 071 M share of the value of the contribution fund of PPMP participants, which was transferred to the RPSF.

(2)	The forecast return on the RPSF was 6.35% (6.35% in 2016-2017); the realized return, based on the market value of investments, was 7.41% (10.73% in 2016-2017).
(3)	This item included $198 M ($190 M in 2016-2017) in contributions from participants, government enterprises and organizations not included in the Government's reporting entity.
(4)

The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

(5)

The market value of the RPSF and the specific pension plan funds totalled $85 891 M ($73 614 M as at March 31, 2017). More precisely, the respective market values of the RPSF, the SPMSQ fund and other specific pension funds deposited with the Caisse de dépôt et placement du Québec were $80 017 M, $660 M and $934 M ($68 058 M, $626 M and $921 M, respectively, as at March 31, 2017). The market value of the PPUQ fund was $4 280 M ($4 009 M as at March 31, 2017).

RPSF investment policy as at March 31 of the current year

The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec (CDPQ). The Caisse manages these sums according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. actual assets such as real estate assets and infrastructure) and equity.

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13.	Pension plans and other employee future benefits (cont'd)

RPSF portfolio
(in percent)

	As at March 31
	2018	2017
Fixed-income securities	33.50	33.50
Actual assets	18.00	18.00
Equity	48.50	48.50
	100.00	100.00

Pension benefits expense
(in millions of dollars)

	Fiscal year ended March 31
	2018	2017

Cost of accrued benefits	2 378	2 328
Compensations(1)	129	155
Other contributions(1)	561
Contributions from participants and employers	(198)	(190)
	2 870	2 293
Changes to plans(1)	(564)	(672)
Amortization of actuarial (gains) losses(2)	1 111	1 305
	3 417	2 926

(1)

Information on compensations and other contributions as well as on changes to the plans is presented in the additional information accompanying the table Change in obligations relating to accrued pension plan benefits.

(2)

Owing to the reduction of obligations relating to accrued benefits that resulted from the changes to the plans, an additional amortization of actuarial losses of $561 M for the PPMP was recognized in 2017-2018. In 2016-2017, following the changes to the plans, additional amortizations of actuarial losses of $372 M and $163 M were recognized for RREGOP and the PPUQ, respectively.

124

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Pension plan debt service expense
(in millions of dollars)

Fiscal year ended March 31
	2018	2017
Interest on obligations relating to accrued benefits	6 361	5 993
Investment income of the funds(1)	(4 563)	(3 670)
	1 798	2 323

(1)

This income was reduced by $227 M ($476 M in 2016-2017) due to the amortization of $204 M ($371 M in 2016-2017) in actuarial losses related to the RPSF and other specific pension plan funds and to an upward variation of $23 M ($105 M in 2016-2017) in valuation allowances. In 2016-2017, this income was increased by $152 M due to an additional amortization of actuarial gains related to the PPUQ fund, recognized as a result of the changes made to this pension plan.

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13.	Pension plans and other employee future benefits (cont'd)

Other employee future benefits

The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor's pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

Accumulated sick leave

Certain public service employees and teachers in the school board network can accumulate, in a reserve, the unused sick leave days they are entitled to annually.

New collective agreements have been entered into with the unions that represent most of the employees subject to the Public Service Act (CQLR, chapter F-3.1.1) . These new agreements have modified the terms and conditions for the accumulation and use of the sick leave days of these employees. These terms and conditions come into force between April 1, 2017 and April 1, 2019. The number of unused sick leave days that may be accumulated in a reserve is limited to 20 days. This reserve is convertible into cash in its entirety in the event of termination of the employment relationship and may not be used during preretirement leave. As for sick leave days accumulated as at the March 31 prior to the coming into force of these new terms and conditions, minus the days originally transferred to the reserve, they may continue to be used within the framework of preretirement leave up to the expiry date prescribed in the agreement, which varies between March 31, 2022 and March 31, 2024. The balance of these unused days at the expiry date will be convertible into cash at the rate of 70%.

In the case of employees subject to the Public Service Act (CQLR, chapter F-3.1.1) who were not affected by the terms and conditions for the accumulation and use of sick leave, the days accumulated in the reserve can be utilized as fully paid leave days in certain situations provided for in the collective agreements or for preretirement leave. In case of termination of employment, retirement or death, public service employees receive in money 50% of the value of these accumulated days, up to an amount representing the equivalent of 66 days' salary. Teachers receive in money the total value of the accumulated days.

The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

126

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Survivor's Pension Plan

The Survivor's Pension Plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

127

PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

13.	Pension plans and other employee future benefits (cont'd)

Other employee future benefits liability
(in millions of dollars)

	As at March 31
	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses) (1)	2018	2017
Obligations relating to accrued benefits
Accumulated sick leave	849	(30)	819	824
Survivor's Pension Plan	437	(13)	424	428
Université du Québec programs	284	(47)	237	227
	1 570	(90)	1 480	1 479
Other employee future benefit funds
Accumulated Sick Leave Fund	(1 301)	148	(1 153)	(1 067)
Survivor's Pension Plan Fund	(446)	1	(445)	(442)
	(1 747)	149	(1 598)	(1 509)
	(177)	59	(118)	(30)

(1)	The amortization period for actuarial gains and losses varies from 13 to 15 years for accumulated sick leave, while it is 19 years for the Survivor's Pension Plan and 12 and 13 years for Université du Québec programs.

Change in obligations relating to accrued other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2018				2017
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Obligations, beginning of year	867	441	259	1 567	1 584
Cost of accrued benefits	53	7	18	78	101
Interest on obligations	48	26	9	83	85
Benefits paid	(112)	(37)	(22)	(171)	(195)
Changes to plans	(7) (1)			(7)	–
Actuarial (gains) losses			20	20	(8)
Obligations, end of year	849	437	284	1 570	1 567

(1)	The value of obligations was reduced by $7 M as at March 31, 2018 due to agreements concluded during the fiscal year with unions representing some of the employees subject to the Public Service Act.

128

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

13.	Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. For the period between two actuarial valuations, this value is extrapolated. The value of obligations as at March 31, 2018 was determined using actuarial valuations dated March 31, 2016 for accumulated sick leave, December 31, 2015 for the Survivor's Pension Plan and December 31, 2016 for Université du Québec programs.

Main long-term economic assumptions used
(in percent)

			Université
	Accumulated	Survivor's	du Québec
	sick leave	Pension Plan	programs

Rate of return, net of inflation	4.35	4.35	–
Inflation rate	2.25	2.25	2.25
Discount rate for obligations relating to accrued benefits	6.60	6.60	3.60
Salary growth rate, net of inflation	0.50	-	0.50

Change in the adjusted market value of other employee future benefit funds
(in millions of dollars)

	Fiscal year ended March 31
	2018			2017
	Accumulated	Survivor's
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total

Adjusted market value, beginning of year	1 192	426	1 618	1 496
Anticipated investment income(1)	76	26	102	94
Deposits from the general fund of the Consolidated Revenue Fund		17	17	16
Benefits paid		(37)	(37)	(35)
Actuarial gains (losses)	33	14	47	47
Adjusted market value, end of year(2)	1 301	446	1 747	1 618

(1)

The forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund both amounted to 6.35% (6.35% in 2016-2017); the realized returns, based on the market value of investments, were 7.54% and 7.50% respectively (10.68% and 10.88% respectively in 2016-2017).

(2)

The market values of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $1 339 M and $460 M respectively ($1 245 M and $448 M respectively as at March 31, 2017).

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

13.	Pension plans and other employee future benefits (cont'd)

Accrued benefits expense relating to other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2018				2017
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Cost of accrued benefits	53	7	18	78	101
Changes to plans	(7)			(7)	–
Amortization of actuarial (gains) losses	13		5	18	13
	59	7	23	89	114

Debt service expense relating to other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2018				2017
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Interest on obligations relating to accrued benefits	48	26	9	83	85
Investment income of the funds(1)	(86)	(23)		(109)	(99)
	(38)	3	9	(26)	(14)

(1)

This income is increased by the amortization of $10 M ($8 M in 2016-2017) in actuarial gains related to the Accumulated Sick Leave Fund and reduced by the amortization of $3 M ($3 M in 2016-2017) in actuarial losses related to the Survivor's Pension Plan Fund.

130

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

14.	Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. These contracts, whose purpose is to exchange cash flows from one currency to another, will mature at various dates up to 2037. In managing foreign exchange risk, the Government also acquires assets in foreign currency within its sinking funds for borrowings.

As at March 31, 2018 and 2017, after taking into account derivative instruments used to manage foreign exchange risk and assets in foreign currency held in sinking funds for borrowings, 100.0% of the structure of the debt was in Canadian dollars. This percentage is calculated on the basis of the Government's gross debt.1 A change of 1.0% in the Canadian dollar in relation to foreign currencies would not have a significant impact on the gross debt1 and debt service.

Debt service takes into account foreign exchange gains of $32 million ($70 million in 2016-2017).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt was 86.6% at fixed interest rates and 13.4% at variable interest rates (88.9% at fixed interest rates and 11.1% at variable interest rates as at March 31, 2017). These percentages are calculated on the basis of the Government's gross debt.1 The debt at fixed rates is the debt that will not mature and not be subject to a change of interest rate in the coming fiscal year.

___________________
[1]	Gross debt including advance borrowings.

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

14.	Risk management and derivative instruments (cont'd)

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses. In accordance with this policy, the Government uses over-the-counter derivative instruments only with counterparties with which it has concluded framework agreements.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure compliance with the limit set with the counterparty. Under certain framework agreements, credit overruns receive credit support that may be covered through short-term securities or cash.

The Government deals with major financial institutions that receive credit ratings from at least two credit rating agencies, one of which must be Standard & Poor's or Moody's. When a transaction agreement comes into effect, the institution must have a rating of A or higher from at least one of these agencies. As at March 31, 2018 and 2017, 100.0% of the transactions in effect met this criterion.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the general fund of the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 31, 2018 and 2017, these lines of credit were not being used.

The general fund of the Consolidated Revenue Fund has also concluded a credit agreement totalling U.S. $3 500 million with a Canadian and international banking syndicate. To date, no transactions have been carried out under this credit agreement.

In addition, the general fund of the Consolidated Revenue Fund has kept, in the sinking fund for government borrowings, prudential liquid assets invested mainly in highly liquid securities of the federal Government. In the event of major disruptions in financial markets, these securities can be sold and the liquid assets recovered rapidly, thus enabling the Government to honour its financial commitments. As at March 31, 2018, the book value of these prudential liquid assets was C$13 260 million (C$12 110 million as at March 31, 2017).

132

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

15.	Debts

Debts by source and by currency
(in millions of dollars)

As at March 31
	2018			2017
Equivalent in Canadian dollars
	Debts before		Debts after	Debts after
	impact of	Derivative	impact of	impact of
	derivative	instruments	derivative	derivative
	instruments	-net	instruments	instruments

Debts contracted on financial markets
In Canadian dollars(1)	177 485	37 812	215 297	209 233
In U.S. dollars(1)	27 394	(22 007)	5 387	4 604
In yen	336	(336)	–	–
In euros	16 076	(14 543)	1 533	1 383
In Swiss francs	1 650	(1 651)	(1)	(2)
Other currencies(2)	2 330	(2 328)	2	4
	225 271	(3 053)	222 218	215 222
Less
Sinking funds relating to borrowings(3)
In Canadian dollars	19 125	(1 687)	17 438	15 979
In U.S. dollars	3 660	1 726	5 386	4 599
In euros	1 604		1 604	1 441
	24 389	39	24 428	22 019
Sub-total			197 790	193 203
Debts arising from private-public partnership agreements and capital leases
In Canadian dollars			4 159	4 353
Total debts before deferred foreign exchange gains (losses)			201 949	197 556
Deferred foreign exchange gains (losses)			257	283
			202 206	197 839

(1)	The Government held $13 247 M in securities ($12 479 M as at March 31, 2017), i.e. $8 527 M ($7 781 M as at March 31, 2017) in its sinking funds for borrowings, $3 036 M ($3 386 M as at March 31, 2017) in short-term investments, $743 M ($476 M as at March 31, 2017) in loans and portfolio investments and $941 M ($836 M as at March 31, 2017) in investments in government enterprises. The corresponding securities consisted almost entirely of bonds and notes.
(2)	Other currencies included the Australian and Hong Kong dollars and the pound sterling.
(3)	Payments to the sinking funds for borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds are associated with $70 371 M in debts ($56 601 M as at March 31, 2017).

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

15.	Debts (cont'd)

Debts by category
(in millions)

	As at March 31
	2018		2017
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars
Debts contracted on financial markets
In Canadian dollars
Short-term borrowings
Bankers acceptances, bank loans and lines of credit	2 502	2 502	2 467	2 467
Notes at par	1 122	1 122	1 204	1 204
Discounted notes	448	448	588	588
Other financial products			2	2
Treasury bills	3 884	3 884	3 893	3 893
Savings products	10 295	10 295	9 897	9 897
Bonds and notes	157 218	157 218	156 417	156 417
Mortgage loans	41	41	43	43
Other financial products	20	20	22	22
Sums payable to (receivable from) counterparties(1)	1 955	1 955	1 384	1 384
Currency swap contracts	37 812	37 812	33 316	33 316
	215 297	215 297	209 233	209 233
In U.S. dollars
Commercial paper	333	429	953	1 269
Bonds and notes	20 557	26 506	18 064	24 065
Sums payable to (receivable from) counterparties(1)	356	459	120	160
Currency swap contracts	(17 068)	(22 007)	(15 681)	(20 890)
	4 178	5 387	3 456	4 604
In yen
Bonds and notes	27 700	336	50 698	606
Currency swap contracts	(27 700)	(336)	(50 700)	(606)
	–	–	(2)	–
In euros
Bonds and notes	10 132	16 076	7 894	11 250
Currency swap contracts	(9 166)	(14 543)	(6 924)	(9 867)
	966	1 533	970	1 383
In Swiss francs
Bonds and notes	1 224	1 650	1 974	2 629
Currency swap contracts	(1 225)	(1 651)	(1 975)	(2 631)
	(1)	(1)	(1)	(2)

Total carried forward		222 216		215 218

(1)	Sums received (paid) as security for credit support under credit risk management agreements. Additional information is provided in Note 14, Risk management and derivative instruments.

134

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

15.	Debts (cont'd)

Debts by category (cont'd)
(in millions)

	As at March 31
	2018		2017
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars
Debts contracted on financial markets

Total brought forward		222 216		215 218

In pound sterling
Bonds and notes	349	632	50	83
Currency swap contracts	(350)	(633)	(50)	(83)
	(1)	(1)	–	–
In Australian dollars
Bonds and notes	1 625	1 609	1 630	1 658
Currency swap contracts	(1 622)	(1 606)	(1 626)	(1 654)
	3	3	4	4
In Hong Kong dollars
Bonds and notes	540	89	540	93
Currency swap contracts	(540)	(89)	(540)	(93)
	–	–	–	–
Sub-total		222 218		215 222
Less
Sinking funds relating to borrowings
In Canadian dollars	17 438	17 438	15 979	15 979
In U.S. dollars	4 177	5 386	3 452	4 599
In euros	1 011	1 604	1 011	1 441
		24 428		22 019
Sub-total		197 790		193 203
Debts arising from agreements and contracts
In Canadian dollars
Private-public partnership agreements	3 922	3 922	4 084	4 084
Capital leases	237	237	269	269
Sub-total	4 159	4 159	4 353	4 353
Total debts before deferred foreign exchange gains (losses)		201 949		197 556
Deferred foreign exchange gains (losses)		257		283
		202 206		197 839

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

15.	Debts (cont'd)

Sinking funds for borrowings

Statement of change in the balance of funds
(in millions of dollars)

	Fiscal year ended March 31
	2018	2017
	Equivalent in Canadian dollars
Opening balance	21 892	19 736
Plus
Payments from the general fund of the Consolidated Revenue Fund and from other entities included in the Government's reporting entity	2 729	3 093
Net investment income	370	495
	24 991	23 324
Less
Sums used to repay debts	784	1 432

Closing balance	24 207	21 892

_____________________________________________________________

Sinking funds for borrowings
Statement of financial position
(in millions of dollars)

	As at March 31
	2018	2017
	Equivalent in Canadian dollars
Investments
Bankers' acceptances	173	56
Treasury bills	3 234	5 774
Deposit certificates	35
Bonds and notes	20 835(1)	16 057
Currency swap contracts net	39	36
	24 316	21 923
Other asset items
Cash	4	3
Accounts receivable and accrued interest	108	93
	112	96
Funds balance before deferred foreign exchange (gains) losses	24 428	22 019
Deferred foreign exchange (gains) losses	(221)	(127)
Funds balance	24 207	21 892

(1)

As part of its operations related to risk management, the Government gives as security financial securities. As at March 31, 2018, the Government had given investment securities included in the sinking funds for borrowings, whose book value was $33 M (none of the investment securities included in the sinking funds for borrowings had been given as security as at March 31, 2017).

136

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

15.	Debts (cont'd)

Debt repayment schedule by currency
(in millions of dollars)

	Equivalent in Canadian dollars
									Debts
									arising from
									agreements
	Debts contracted on financial markets								and contracts
Maturing	In Canadian		In U.S.			In Swiss	Other		In Canadian
on March 31	dollars	(1)	dollars	In yen	In euros	francs	currencies	Sub-total	dollars	Total

2019	29 691(2)		(199)					29 492	109	29 601
2020	14 646		24		(1)			14 669	87	14 756
2021	11 988		105					12 093	89	12 182
2022	15 703		22					15 725	92	15 817
2023	13 733		22				(1)	13 754	102	13 856
	85 761		(26)	–	(1)	–	(1)	85 733	479	86 212
2024-2028	54 289		(271)		(84)	(1)	3	53 936	552	54 488
2029-2033	8 259		298		14			8 571	689	9 260
2034-2038	9 506							9 506	840	10 346
2039-2043	14 982							14 982	983	15 965
2044 and thereafter	25 062							25 062	616	25 678
	197 859		1	–	(71)	(1)	2	197 790	4 159	201 949

(1)	In regard to callable savings products totalling $906 M, the schedule provides for the repayment of $575 M in 2019, $114 M in 2020, $78 M in 2021, $49 M in 2022, $32 M in 2023 and $58 M in 2024-2028.
(2)	The maturity of debts in Canadian dollars contracted on financial markets takes into account the repayment of $3 884 M in treasury bills and $4 072 M in short-term borrowings for 2019.

Schedule for debt repayment by sinking funds for borrowings, by currency
(in millions of dollars)

	Equivalent in Canadian dollars
Maturing	In Canadian
on March 31	dollars	In U.S. dollars	In euros	Total

2019	548	1 557		2 105
2020	318	1 298		1 616
2021	1 038	840		1 878
2022	1 596			1 596
2023	3 136			3 136
	6 636	3 695	–	10 331
2024-2028	6 494	1 691	1 604	9 789
2029-2033	3 542			3 542
2034-2038				–
2039-2043	97			97
2044 and thereafter	669			669
	17 438	5 386	1 604	24 428

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PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

15.	Debts (cont'd)

Debts related to private-public partnership agreements(1)
(in millions)

	As at March 31
	2018	2017
	Equivalent in	Canadian dollars
Hospital centres and residential and long-term care centres	2 604	2 583
Road transportation infrastructures	1 162	1 186
Correctional facility	90	92
Performance hall	66	68
Suburban train maintenance centre		155
	3 922	4 084

(1)

Private-public partnership agreements are contracts that provide for the design, construction, financing and maintenance of fixed assets by a private partner and, in some cases, for the operation of those assets by the partner. The debts related to these private-public partnership agreements have a term of 25 to 39 years.

_____________________________________________________________

Weighted average interest rate by currency
(in percent)

	As at March 31
	2018	2017

In Canadian dollars	3.63	3.58
In U.S. dollars	3.87	3.84
In yen	2.40	2.94
In euros	2.39	2.80
In Swiss francs	1.81	2.26

Global	3.54	3.53

Note:

The interest rate for each currency corresponds to the weighted average effective rate on debts in effect as at March 31, excluding interest rate and currency swap contracts. The interest rate, in Canadian dollars, is established taking into account debts arising from private-public partnership agreements and capital leases with an average term of 36 years. The weighted average interest rate for these agreements and contracts was 4.71% (4.66% as at March 31, 2017). As for the global rate, it is also determined by taking into account interest rate and currency swap contracts.

138

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

16.	Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Categories	Useful life

Buildings(1)	10 to 50 years
(Institutional and operational buildings, leasehold improvements, etc.)

Facilities(1)
(Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks(2)
(Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1)
(Transport vehicles, machinery, office furniture and equipment, specialized medical, educational scientific and industrial equipment, etc.)	3 to 30 years

Data processing and office automation equipment(3)
(Computers, printers and other peripheral devices, software, telecommunication, radiocommunication and information processing equipment, etc.)	3 to 10 years

Development of data processing systems(3),(4)
(Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1)	These categories include fixed assets rented under capital leases and those acquired under private-public partnership agreements.
(2)	This category includes fixed assets acquired under private-public partnership agreements.
(3)	These categories include fixed assets rented under capital leases.
(4)	Certain modules of the data processing system Solution daffaires en gestion intgre des ressources (SAGIR) are depreciated on a straight-line basis over a life of 4 to 22 years.

139

PUBLIC ACCOUNTS 2017 - 2018 VOLUME 1

16.	Fixed assets (cont'd)

Change in fixed assets by category
(in millions of dollars)

									Balance
									as at March
	Fiscal year ended on March 31, 2018								31, 2017
						Data
						processing	Development
						and office	of data
				Complex		automation	processing
	Land	Buildings	Facilities	networks	Equipment	equipment	systems	Total	Total

Cost
Opening balance	2 732	53 723	1 630	41 912	11 915	3 204	4 946	120 062	116 078
Acquisitions	49	685	48	76	461	282	53	1 654	2 179
Work in progress		2 061	87	1 688	366	32	289	4 523	3 564
Impact of disposals and reductions in value	(218)	(681)	(296)	(1 170)	(1 334)	(389)	(300)	(4 388)	(1 739)
Restatements and other adjustments		5	(1)	(1)	(23)	(3)	12	(11)	(20)
Closing balance	2 563	55 793	1 468	42 505	11 385	3 126	5 000	121 840	120 062

Accumulated depreciation
Opening balance	–	21 466	690	16 747	7 237	2 526	3 242	51 908	49 708
Depreciation expenses		1 330	67	1 245	623	330	329	3 924	3 867
Impact of disposals		(265)	(186)	(421)	(774)	(375)	(276)	(2 297)	(1 650)
Restatements and other adjustments					(5)	(2)	(2)	(9)	(17)
Closing balance	–	22 531	571	17 571	7 081	2 479	3 293	53 526	51 908
Net book value	2 563	33 262	897	24 934	4 304	647	1 707	68 314 (1)	68 154(1)

(1)

Financing charges of $64 M ($64 M in 2016-2017) were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $2 M ($4 M in 2016-2017).

140

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

16.	Fixed assets (cont'd)

Fixed assets rented under capital leases
(in millions of dollars)

	As at March 31
	2018				2017

	Buildings	Equipment	Other	Total	Total
Cost	254	27	24	305	329
Accumulated depreciation(1)	49	18	15	82	86
Net book value	205	9	9	223	243

(1)	The depreciation expense for these fixed assets for 2017-2018 was $12 M ($14 M in 2016-2017).

Fixed assets acquired under private-public partnership agreements
(in millions of dollars)

	As at March 31
	2018					2017
			Complex
	Buildings	Facilities	networks	Equipment	Total	Total

Cost	4 987	196	2 303	152	7 638	7 568
Accumulated depreciation(1)	217	26	324	19	586	421
Net book value	4 770	170	1 979	133	7 052	7 147

(1)	The depreciation expense for these fixed assets for 2017-2018 was $147 M ($125 M in 2016-2017).

Fixes assets under construction, development or improvements (work in progress)(1)
(in millions of dollars)

	As at March 31
	2018							2017
					Data
					processing	Development
					and office	of data
			Complex		automation	processing
	Buildings	Facilities	networks	Equipment	equipment	systems	Total	Total

Cost	2 466	113	2 142	387	34	549	5 691	7 078

(1)	No depreciation expense was recorded for these fixed assets in 2017-2018 and 2016-2017.

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17.	Contractual obligations and contractual rights

Contractual obligations related to expenditures Contractual obligations by expenditure category
(in millions of dollars)

	As at March 31
	2018	2017
Transfers principal(1),(2),(3)
Borrowings contracted by recipients	10 838	9 169
Borrowings to be contracted by recipients	8 629	5 066
Cost of recipients' fixed assets	702	1 063
Transfers agreements concerning non-capital expenditures(1),(2),(3),(4)	15 200	13 422
	35 369	28 720
Remuneration	41 985	4 380
Operating	0
Capital leases	4 375	4 146
Supplies of goods and services(2),(5)	15 214	14 179
Other	75	98
	97 018	51 523

(1)

The portion of agreements that does not meet the criteria for the recognition of a transfer expenditure on the date of the consolidated financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been duly authorized in accordance with the governance rules of the entity that granted the transfer and the recipient has satisfied all the eligibility criteria.

(2)

Contractual obligations have been reduced from an amount of $1 610 M in contributions by the federal government and other third parties ($1 592 M as at March 31, 2017). These contributions were granted mainly to repay the cost of fixed assets covered by the recipients.

(3)	In addition to these amounts, the Government subsidizes the interest that will be covered by the recipients in subsequent years, estimated at $5 934 M ($4 453 M as at March 31, 2017).
(4)	Under certain agreements, the minimum annual payments to be made in the coming years are subject to indexation
(5)	Contractual obligations related to the supply of goods and services included an amount of $7 186 M ($7 503 M as at March 31, 2017) stemming from private-public partnership agreements.

142

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

17.	Contractual obligations and contractual rights (cont'd)

Obligations related to transfer expenditures Capital

Additional information on public transit projects

Québec Citys structuring transportation network

On March 16, 2018, the Québec government pledged to provide Québec City with financial assistance to implement a structuring transportation network on its territory. The estimated total cost of the project is $2 991 million, excluding the portion of $300 million covered by the City, which is presented in contractual obligations related to transfer expenditures.

Extension of the Montréal metro blue line

On March 27, 2018, the Government announced in Budget 2018-2019, its financial support for the project to extend the Montréal metro blue line. The value of the work is estimated at $3 900 million. Of that amount, $381 million was authorized by Cabinet for the preparation of a business case and was presented in contractual obligations related to transfer expenditures.

143

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17.	Contractual obligations and contractuel rights (cont'd)

Breakdown of contractual obligations related to transfer expenditures Agreements concerning non-capital expenditures(1)

(in millions of dollars)

	Au 31 mars

	2018	2017

Agreements between the Gouvernement du Québec and the Québec Cree
Support for the development and autonomy of the Cree Nation(2)	3 398	3 386
Support for the improvement of the administration of justice and correctional services of the Cree Nation(3)	174	186
Support for recognition of the metropolis status of Ville de Montréal	2 757	2 657
Purchase of residential and long-term care services	1 867	1 415
Support for community and volunteer action	1 700	616
Support for the maintenance of ambulance services available to the population	765	1 026
Agreement on Block Funding of the Kativik Regional Government(4)	711	734
Partnership agreement with the municipalities	677	985
Support for research and development	360	261
Support for the development of the labour market	356	86
Partnership Agreement on Economic and Community Development in Nunavik(5)	343	372
Support for businesses	274	236
Block funding for northern villages in the Kativik region	172	181
Project to build the Réseau express métropolitain Moving of public utilities and decontamination of soil	171
Support for social, community and affordable housing	163	166
Support for sustainable development, environmental protection, biodiversity promotion and the fight against climate change	146	123
Support for the development and promotion of tourism	133	125
Support for the management, development and promotion of Québecs regions and territories	121	89
Support for the management and sustainable development of energy and mineral resources	109	98
Support for funding the actuarial deficits of Québec City and the metropolis	79	88
Support for the development and promotion of recreation, sports and physical activity	68	18
Support for the management, development and promotion of the farming and agrifood sector	67	41
Support for first responders service for the delivery of emergency prehospital care in Montréal	62	55
Support for caregivers	60	74
Support for families, young children and seniors	57	79
Support for the Québec Youth Policy	56	62
Support for health organizations	55	3
Other agreements	299	260

	15 200	13 422

(1)	In addition to these amounts, the Government grants the interest on borrowings related to certain agreements that will be covered by the recipients in subsequent years.
(2)

This agreement provides for annual transfer payments over a period of 50 years, i.e. from 2002-2003 to 2051-2052. The payments to be made correspond to the higher of $70 M or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory.

(3)	The minimum annual payments provided for in the coming years amount to $19 M and they are subject to indexation until 2027.
(4)	The minimum annual payments provided for in the coming years amount to $69 M and they are subject to indexation until 2028.
(5)	The minimum annual payments provided for in the coming years amount to $38 M and they are subject to indexation until 2027.

144

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

17.	Contractual obligations and contractual rights (cont'd)

Obligations related to transfer expenditures Agreements concerning non-capital expenditures

Additional information on the Réseau express métropolitain (REM)

In addition to investments related to the construction of the REM and other contractual obligations of the Government and Hydro-Québec with respect to this project, the Government intends to offer financial support equal to 85% of the additional cost related to the commissioning of the REM in order to ensure its sustainability. This contribution will be made through the Autorité régionale de transport métropolitain, which has concluded a 99-year agreement on the public transit services that the company operating the REM will have to provide. No sums in this regard have been included in contractual obligations as at March 31, 2018.

Contractual obligations related to remuneration

In March 2018, the Government concluded agreements with the general practitioners and specialists federations setting the terms and conditions and the amounts of the overall budgetary envelopes provided for their remuneration until March 31, 2023. These agreements include the terms and conditions for spreading certain amounts already granted under previous agreements, which will be paid by March 31, 2027. In addition, they provide for the professional liability insurance amounts granted until March 31, 2023.

As at March 31, 2018, contractual obligations arising from remuneration consisted of $41 648 million for the overall budgetary envelopes, including $4 408 million for spreading and $337 million for liability insurance. As at March 31, 2017, contractual obligations related to remuneration arose from the spreading of certain amounts already granted under previous agreements.

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17.	Contractual obligations and contractuel rights (cont'd)

Contractual obligations related to investments

Contractual obligations by investment category
(in millions of dollars)

As at March 31
	2018	2017
Acquisition of fixed assets(1),(2)	4 272	4 670
Loan and investment pledges(3)	3 062	2 349
	7 334	7 019

(1)

The contractual obligations related to the agreements for the acquisition of fixed assets have been reduced to take into account an amount of $62 M ($39 M as at March 31, 2017) in contributions by the federal government and other third parties.

(2)

The Government has concluded various agreements for the acquisition of fixed assets. These agreements include an amount of $478 M under private-public partnership agreements ($580 M as at March 31, 2017).

(3)

The Governments investments in the Réseau express métropolitain will be completed by an interest in preferred shares of REM Inc. worth $500 M as at June 1, 2018 and $283 M as at April 1, 2019, for a total investment of $1 283 M.

146

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

17.	Contractual obligations and contractual rights (cont'd)

Schedule of contractual obligations by expenditure category, net of corresponding contractual rights
(in millions of dollars)

	Transfers
					Agreements			Supplies of
					concerning			goods and
Maturing	Borrowings		Borrowings to	Cost of fixed	non-capital	Remune-		services
on March 31	contracted	(1)	be contracted (2)	assets	expenditures	ration	Capital leases	and other	Total

Contractual obligations
2019	1 079		651	1 107	3 231	7 721	527	3 193	17 509
2020	1 050		390	151	2 402	8 111	457	1 880	14 441
2021	984		442	112	1 371	8 282	400	1 395	12 986
2022	892		516	109	602	8 499	342	1 116	12 076
2023	790		519	38	484	8 807	300	742	11 680
	4 795		2 518	1 517	8 090	41 420	2 026	8 326	68 692
2024-2028	2 918		2 588	2	2 225	565	1 059	1 681	11 038
2029-2033	1 980		1 888		1 469		599	1 368	7 304
2034-2038	973		1 615		1 240		443	1 509	5 780
2039-2043	166		556		951		146	1 489	3 308
2044 and thereafter	6		6	11	1 350 (3)		102	1 012	2 487
	10 838		9 171	1 530	15 325	41 985	4 375	15 385	98 609

No fixed maturity date				9	10				19
	10 838		9 171	1 539	15 335	41 985	4 375	15 385	98 628
Contractual rights Contributions by the federal government and other third parties
2019			(466)	(815)	(135)			(14)	(1 430)
2020			(64)	(7)				(14)	(85)
2021			(11)	(13)				(14)	(38)
2022			(1)	(2)				(13)	(16)
2023								(14)	(14)
	–		(542)	(837)	(135)	–	–	(69)	(1 583)
2024 and thereafter								(27)	(27)
	–		(542)	(837)	(135)	–	–	(96)	(1 610)
	10 838		8 629	702	15 200	41 985	4 375	15 289	97 018

(1)	The borrowings were contracted by the recipients as follows:

As at March 31
	2018	2017
Borrowings contracted with:
Financement-Québec	5 140	4 577
Financing Fund	1 072
	6 212	4 577
Financial institutions	4 626	4 600
Contribution from the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity		(8)
	10 838	9 169

(2)

In the case of tranfers for the repayment of the principal on borrowings that are to be contracted by recipients and whose maturity date is still not known, the date is established on the basis of grants' probable payment periods depending on the type of recipients, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies, 20 or 10 years for public transit authorities and 5 years for other recipients.

(3)

Contractual obligations relating to agreements whose amounts will be paid in perpetuity are established for a period of 30 years. In particular, this schedule includes contractual obligations arising from a transfer agreement for the recognition of the metropolis status of Ville de Montréal. The agreement provides for minimum annual payment of $86 M in perpetuity, subject to indexation.

147

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17.	Contractual obligations and contractual rights (cont'd)

Contractual rights

Contractual rights by revenue category

(in millions of dollars)

	As at
	March 31, 2018

Duties and permits
Natural resources	16
Other	223
Miscellaneous revenue
Sales of goods and services	663
Third-party donations	80
Other	336
Federal government transfers	4 387
	5 705	(1),(2)

(1)

Contractual rights totalled $7 377 M, considering the contractual rights of $1 610 M presented as a reduction of contractual obligations related to expenditures and $62 M presented as a reduction of those related to investments.

(2)

When an agreement has no fixed term, the contractual rights related to the agreement are determined for only one fiscal year, unless the federal government or a third party not included in the reporting entity informed the Government of the value of the contractual right for subsequent years.

148

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

17.	Contractual obligations and contractual rights (cont'd)

Contractual rights (contd)

Schedule of contractual rights by revenue category
(in millions of dollars)

	Duties and permits		Miscellaneous revenue
						Federal
Maturing	Natural		Sales of goods	Third-party		government
on March 31	resources	Other	and services	donations	Other	transfers	Total

2019	4	111	77	14	43	1 223	1 472
2020		50	56	16	39	369	530
2021		23	45	3	46	148	265
2022		20	38	7	40	135	240
2023		17	34	5	21	73	150
	4	221	250	45	189	1 948	2 657
2024-2028		1	128	1	5	8	143
2029-2033		1	74		4	8	87
2034-2038			28		2		30
2039-2043			9		3		12
2044 and thereafter				1	7		8
	4	223	489	47	210	1 964	2 937
No fixed maturity date	12		174	33	126	2 423	2 768
	16	223	663	80	336	4 387	5 705

Schedule of agreements with no fixed term(1)
(in millions of dollars)

	Duties and permits		Miscellaneous revenue
						Federal
Maturing	Natural		Sales of goods	Third-party		government
on March 31	resources	Other	and services	donations	Other	transfers	Total

2019	12		174	33	126	1 299	1 644
2020						564	564
2021						560	560
	12	–	174	33	126	2 423	2 768

(1)	When an agreement has no fixed term, the contractual rights related to the agreement are determined for only one fiscal year, unless the federal government or a third party not included in the reporting entity informed the Government of the value of the contractual right for subsequent years.

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18.	Loan guarantees and other guaranteed financial initiatives

Under its various financial assistance programs, the Government guarantees borrowings and other financial initiatives by third parties. The guarantees ensure the payment of all or part of the principal, the interest or both the principal and interest on debts or financial initiatives if the borrower fails to pay.

Loan guarantees and other guaranteed financial initiatives by category of third party
(in millions of dollars)

As at March 31
	2018	2017

Enterprises	1 528	1 770
Non-profit organizations and cooperatives	2 172	2 062
Forest, farm and fisheries producers	5 299	5 023
Students	4 027	3 937
	13 026	12 792
Allowance for losses on guaranteed financial initiatives (Note 12)	(608)	(610)
	12 418	12 182

Loan guarantees and other guaranteed financial initiatives contracted by businesses
(in millions of dollars)

	As at March 31
	2018		2017

Guarantees granted by the Economic Development Fund(1)	1 477		1 711
Guarantees granted by other entities included in the Governments's reporting entity	51		59
	1 528	(2),(3)	1 770	(2),(3)
Allowance for losses on guaranteed financial initiatives	(172)		(186)
	1 356		1 584

(1)	The guarantees were granted by the Government under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.
(2)	This total excluded $151 M in authorized loan guarantees that were not yet in effect ($127 M as at March 31, 2017).
(3)	The total value of securities and surety received against guarantees was $908 M ($1 092 M as at March 31, 2017).

150

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

18.	Loan guarantees and other guaranteed financial initiatives (cont'd)

Loan guarantees and other guaranteed financial initiatives contracted by non-profit organizations and cooperatives
(in millions of dollars)

	As at March 31
	2018		2017

Guarantees granted by the Société d’habitation du Québec(1)	2 142		2 062
Guarantees granted by other entities included in the Government's reporting entity	30		0
	2 172	(2)	2 062
Allowance for losses on guaranteed financial initiatives	(68)		(63)
	2 104		1 999

(1)	These guarantees are granted by the Government under the Act respecting the Société d'habitation du Québec (CQLR, chapter S-8). The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the non-profit organization or the cooperative. The borrowings finance the cost of acquiring buildings. As at March 31, 2018, these guarantees totalled $1 974 M ($1 874 M as at March 31, 2017).
In addition, the Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC), through the Société d’habitation du Québec, under which it is committed to pay certain amounts to the CMHC as compensation for losses incurred when a borrower defaults on payment because a project is in difficulty. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings is covered by the organizations concerned. The borrowings finance the cost of acquiring buildings. As at March 31, 2018, these guarantees totalled $153 M ($172 M as at March 31, 2017).
In addition, as part of its programs, the Government may guarantee borrowings contracted to fund activities related to the construction of northern housing. As at March 31, 2018, these guarantees totalled $15 M ($16 M as at March 31, 2017).
(2)	The total value of securities and surety received against guarantees was $30 M.

Loan guarantees and other guaranteed financial initiatives contracted by forest, farm and fisheries producers
(in millions of dollars)

	As at March 31
	2018		2017

Guarantees granted by La Financière agricole du Québec(1)	5 184		4 915
Guarantees granted by other entities included in the Government's reporting entity	115		108
	5 299	(2)	5 023	(2)
Allowance for losses on guaranteed financial initiatives	(82)		(79)
	5 217		4 944

(1)	These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (CQLR, chapter L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders' residual losses and related charges. The producers' assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.
(2)	This amount excluded $532 M in authorized loan guarantees not yet in effect ($523 M as at March 31, 2017).

151

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

18.	Loan guarantees and other guaranteed financial initiatives (cont'd)

Loan guarantees contracted by students
(in millions of dollars)
	As at March 31
	2018	2017
Borrowings for which the Government pays interest as long as the borrower is a student(1)	1 667	1 690
Borrowings for which borrowers are responsible for paying principal and interest	2 360	2 247
	4 027	3 937
Allowance for losses on guaranteed financial initiatives	(286)	(282)
	3 741	3 655

Note:	These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (CQLR, chapter A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.

(1)	These borrowings bear interest at the banker's acceptance rate plus 150 basis points. The interest that will be subsidized by the Government in subsequent years is estimated at $132 M ($98 M as at March 31, 2017).

152

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

19.	Contingencies

Contingent liabilities

Legal proceedings and disputes

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned, in others, no mention is made of them. Claims for which an amount has been established total $2 816 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

Some of Québec's Aboriginal communities have instituted legal proceedings involving $10 073 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

As at March 31, 2018, complaints had been filed against the Government by its employees and some of the unions representing them pursuant to the application of the Pay Equity Act, particularly within the framework of pay equity audits conducted in 2010 and 2015 for the parapublic sector plan. The Government records an allowance for a given job class targeted by complaints when a compensation adjustment will probably be made for that job class and the Government can reasonably estimate the amount that it will have to disburse. The estimation method used to value the liability includes the assumptions deemed most probable by the Government.

Environmental liability

The Government has recorded an environmental liability for the cost of remediating contaminated sites under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated. An amount of $3 006 million is presented as at March 31, 2018 under the heading “Other liabilities” for the 1 869 sites inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2018 takes into account an increase of $904 million in costs ($941 million as at March 31, 2017).

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19.	Contingencies (cont'd)

Environmental liability (cont'd)

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated. In addition, the Government has no plans to remediate certain sites because they do not pose a threat to public health and safety or it is not very likely that the contamination will have a significant impact on the environment. In such situations, no liability is recorded.

154

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

20.	Cash flow information

Change in assets and liabilities related to operations
(in millions of dollars)

	Fiscal year ended March 31
	2018	2017
		(restated - Note 3)
Assets
Accounts receivable	(3 276)	(1 109)
Inventories and other assets intended for sale	(7)	14
Deferred expenses related to debts	(116)	(115)
Inventories and prepaid expenses	(44)	(27)
	(3 443)	(1 237)
Liabilities
Accounts payable and accrued expenses	2 613	2 790
Deferred revenue	299	472
Other liabilities	(270)	(195)
	2 642	3 067
	(801)	1 830

Net financial requirements and financing transactions
(en millions de dollars)

Fiscal year ended March 31
	2018	2017
Cash flow provided by operating activities(1)	12 310	13 788
Cash flow used for investment activities	(1 859)	(2 527)
Cash flow used for fixed asset
investment activities	(5 940)	(5 513)
Net financial requirements	4 511	5 748
Cash flow used for financing activities	(3 826)	(3 719)
Change in cash flow during the fiscal year(1)	(685)	(2 029)
Financing transactions	(4 511)	(5 748)

(1)

For the purposes of net financial requirements and financing transactions, cash flow provided by operating activities included the change in cash, notes on hand and outstanding deposits as well as outstanding cheques. As at March 31, 2018, the book value of cash, notes on hand and outstanding deposits was $331 M ($361 M as at March 31, 2017) and that of outstanding cheques was $1 133 M ($855 M as at March 31, 2017).

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20.	Cash flow information (cont'd)

Additional information
(in millions of dollars)

	Fiscal year ended March 31
	2018	2017

Interest paid	7 968	7 644

Non-cash transactions
(in millions of dollars)

	Fiscal year ended March 31
	2018	2017
Operating activities
Accounts receivable	1	1
Deferred expenses related to debts	2
Accounts payable and accrued expenses	30	(175)
Obligations relating to accrued benefits cost	5 032
	5 065	(174)

Fixed asset investment activities
Acquisition	(175)	(132)
Disposal		12
	(175)	(120)

Financing activities
Borrowings made	143	306
Borrowings repaid	(1)	(12)
Retirement Plans Sinking Fund	(5 071)
	(4 929)	294

Note:

These non-cash transactions stem mainly from private-public partnership agreements as well as the government engagement for the portion of benefits payable by participants to pensioners of the Pension Plan of Management Personnel (PPMP) who retired before January 1, 2015 or their assigns. In exchange, the Government received a share of the value of the contribution fund of PPMP participants, which was transferred to the Retirement Plans Sinking Fund.

156

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

21.	Transfer of the activities of the Agence métropolitaine de transport

The Act to modify mainly the organization and governance of shared transportation in the Montréal metropolitan area (S.Q. 2016, chapter 8) was assented to on May 20, 2016. Under the provisions of this Act, the activities of the Agence métropolitaine de transport (AMT) were taken over by the Autorité régionale de transport métropolitain (ARTM) and the Réseau de transport métropolitain (RTM) as of June 1, 2017. These two municipal bodies are not included in the Government’s reporting entity.

As at June 1, 2017, the book value of the assets, liabilities, rights ans obligations of the Agence métropolitaine de transport (AMT) which were transferred to ARTM and RTM was as follows:

Impact of the transfer at book value of the assets, liabilities, rights and obligations of the AMT
(in millions of dollars)

As at June 1, 2017
Increase
(decrease)
FINANCIAL ASSETS
Cash	(103)
Other financial assets	(186)
(289)
LIABILITIES
Long-term debt	(1 871)
Other liabilities	(302)
(2 173)
NET DEBT	(1 884)
NON-FINANCIAL ASSETS
Fixed assets	(2 013)
Other assets	(37)
(2 050)
LOSS RESULTING FROM THE TRANSFER OF THE ACTIVITIES OF THE AMT	(166)

157

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

21.	Transfer of the activities of the Agence métropolitaine de transport (cont'd)

Impact of the transfer at book value of the assets, liabilities, rights and obligations of the AMT (cont'd)
(in millions of dollars)

	As at June 1, 2017
	Obligations	New obligations
	transferred	assumed	Impact
	Increase	Increase	Increase
	(decrease)	(decrease)	(decrease)
CONTRACTUAL OBLIGATIONS
Transfers – Principal
Borrowings contracted by recipients		1 195	1 195
Borrowings to be contracted by recipients		197	197
Operating
Capital leases	(45)		(45)
Supply of goods and services	(823)		(823)
Investments
Acquisition of fixed assets	(148)		(148)
	(1 016)	1 392	376

As at June 1, 2017
Increase
(decrease)

CONTINGENCIES	(1 518)

158

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

22.	Related party information

The Government is a related party to its key management personnel, their close relatives and entities for which one or more of those people have the power to guide financial and administrative decisions. The Government’s main management personnel are ministers, deputy ministers, and presidents and executive directors or their equivalent.

During fiscal 2017-2018, the government did not conduct any material related party transactions at a value other than that which would have been established if the parties had not been related.

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PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

23.	Comparative figures

Certain comparative figures for 2016-2017 were reclassified for consistency with the presentation adopted in 2017-2018.

160

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

24.	Subsequent events

In accordance with Canadian public sector accounting standards, the Government recorded, at cost, the investment of $1 306 million that it has made in C Series Aircraft Limited Partnership (CSALP) during the fiscal year 2016-2017.

On July 1, 2018, Bombardier inc. transferred control of the CSALP, the entity that manufactures and sells C Series aircraft, to Airbus SAS, a wholly-owned subsidiary of Airbus SE (Airbus). Under the terms of the transaction, which did not involve a cash contribution on the part of the partners, Airbus SAS acquired a 50.01% interest in CSALP and has to provide expertise in procurement, sales, marketing, and customer support. Bombardier inc. and the Government now hold, respectively, interests of 33.55% and 16.44% in CSALP. Under certain conditions, the Government’s interest may be redeemed by CSALP at fair market value after June 30, 2023.

On October 31 and November 8, 2018, Airbus and Bombardier inc. published their respective quarterly financial statements for the period ended September 30, 2018. Based on the information presented by Airbus and Bombardier inc. regarding the fair value of the transaction as at July 1, 2018, which is disclosed in the respective quarterly financial statements of the two corporations, the Government’s interest is valued at $1 136 million at that date, representing a $170 million loss in value.

The Government considers reasonable to believe that it will recover its initial investment on June 30, 2023 or at a later date. Therefore, in accordance with the Canadian public sector accounting standards, no loss in value that is other than a temporary decline was recorded as at March 31, 2018. The Government will maintain its usual reassessment process, as it does with its other investments, in order to determine if it is appropriate to record a loss in value that is other than a temporary decline on its investment in CSALP in future fiscal years.

161

162

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from
the general fund of the Consolidated Revenue Fund

National Assembly

Persons Appointed by the National Assembly

Auditor General
Chief Electoral Officer1
Lobbyists Commissioner
Public Protector
The Ethics Commissioner

Departments and bodies

Affaires municipales et Occupation du territoire

Commission municipale du Québec
Régie du logement

Agriculture, Pêcheries et Alimentation

Commission de protection du territoire agricole du Québec
Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor

Commission de la fonction publique

Conseil exécutif

Commission d’accès à l’information

Culture et Communications

Commission de toponymie
Conseil du patrimoine culturel du Québec
Conseil supérieur de la langue française
Office québécois de la langue française

Développement durable, Environnement et Lutte contre les changements climatiques

Bureau d’audiences publiques sur l’environnement

Économie, Science et Innovation

Commission de l’éthique en science et en technologie
Conseil du statut de la femme

Éducation et Enseignement supérieur

Comité consultatif sur l’accessibilité financière aux études
Commission consultative de l’enseignement privé
Commission d’évaluation de l’enseignement collégial
Conseil supérieur de l’éducation

Énergie et Ressources naturelles

163

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from
the general fund of the Consolidated Revenue Fund (cont'd)

Famille

Curateur public

Finances

Forêts, Faune et Parcs

Immigration, Diversité et Inclusion

Justice

Comité de la rémunération des juges
Comité de la rémunération des procureurs aux poursuites criminelles et pénales
Commission des droits de la personne et des droits de la jeunesse
Conseil de la justice administrative
Conseil de la magistrature
Directeur des poursuites criminelles et pénales
Office de la protection du consommateur
Tribunal des droits de la personne

Relations internationales et Francophonie

Revenu2

Santé et Services sociaux

Commissaire à la santé et au bien-être
Office des personnes handicapées du Québec

Sécurité publique

Bureau des enquêtes indépendantes
Bureau du coroner
Comité de déontologie policière
Commissaire à la déontologie policière
Commissaire à la lutte contre la corruption
Commission québécoise des libérations conditionnelles
Régie des alcools, des courses et des jeux

Tourisme

Transports, Mobilité durable et Électrification des transports

Commission des transports du Québec

Travail, Emploi et Solidarité sociale

Commission des partenaires du marché du travail

(1)	The Chief Electoral Officer is also Chair of the Commission de la représentation électorale.
(2)

Transactions of the general fund of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

164

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 2

Government bodies, special funds and sinking funds

Bodies1

Agence du revenu du Québec
Agence métropolitaine de transport (December 31)2
Autorité des marchés financiers
Autorité des marchés publics3
Bibliothèque et Archives nationales du Québec
Centre de la francophonie des Amériques
Centre de recherche industrielle du Québec
Centre de services partagés du Québec
Commission de la capitale nationale du Québec
Commission des services juridiques
Conseil de gestion du Fonds vert
Conseil des arts et des lettres du Québec
Conservatoire de musique et d’art dramatique du Québec (June 30)
Corporation d’urgences-santé
École nationale de police du Québec4 (June 30)
École nationale des pompiers du Québec4 (June 30)
Financement-Québec
Fondation de la faune du Québec
Fonds d’aide aux actions collectives
Fonds de l’assurance médicaments – Prescription Drug Insurance Fund
Fonds de recherche du Québec–Nature et technologies – Québec Research Fund–Nature and Technology
Fonds de recherche du Québec–Santé – Québec Research Fund–Health
Fonds de recherche du Québec–Société et culture – Québec Research Fund–Society and Culture
Héma-Québec
Institut de la statistique du Québec
Institut de tourisme et d’hôtellerie du Québec (June 30)
Institut national d’excellence en santé et en services sociaux
Institut national de santé publique du Québec
Institut national des mines
La Financière agricole du Québec
Musée d’art contemporain de Montréal
Musée de la civilisation
Musée national des beaux-arts du Québec
Office de la sécurité du revenu des chasseurs et piégeurs cris – Cree Hunters and Trappers Income
Security Board (June 30)
Office des professions du Québec
Office Québec-Amériques pour la jeunesse
Office Québec-Monde pour la jeunesse
Régie de l’assurance maladie du Québec
Régie de l’énergie
Régie des installations olympiques (October 31)
Régie du bâtiment du Québec
Société d’habitation du Québec
Société de développement de la Baie-James (December 31)

165

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

Bodies (cont'd)

Société de développement des entreprises culturelles
Société de financement des infrastructures locales du Québec
Société de l’assurance automobile du Québec (December 31)
Société de la Place des Arts de Montréal (August 31)
Société de télédiffusion du Québec (Télé-Québec) (August 31)
Société des établissements de plein air du Québec
Société des parcs de sciences naturelles du Québec
Société des traversiers du Québec
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec (August 31)
Société du Palais des congrès de Montréal
Société du parc industriel et portuaire de Bécancour
Société du Plan Nord
Société nationale de l’amiante5
Société québécoise d’information juridique
Société québécoise de récupération et de recyclage
Société québécoise des infrastructures
Transition énergétique Québec

Special funds of the Consolidated Revenue Fund

Access to Justice Fund
Administrative Labour Tribunal (Fund of the)8
Administrative Tribunal of Québec (Fund of the)8
Air Service Fund
Assistance Fund for Independent Community Action
Avenir Mécénat Culture Fund
Capitale-Nationale Region Fund6
Caregiver Support Fund
Crime Victims Assistance Fund
Early Childhood Development Fund
Economic Development Fund
Educational Childcare Services Fund
Energy Transition Fund3
Financing Fund
Financial Markets Administrative Tribunal (Fund of the)8
Fund for the Promotion of a Healthy Lifestyle
Fund for the Protection of the Environment and the Waters in the Domain of the State
Generations Fund
Goods and Services Fund
Green Fund
Health and Social Services Information Resources Fund
Health Services Fund

166

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

Special funds of the Consolidated Revenue Fund (cont'd)

Highway Safety Fund
IFC Montréal Fund
Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale
Labour Market Development Fund
Land Transportation Network Fund
Mining and Hydrocarbon Capital Fund
Natural Disaster Assistance Fund7
Natural Resources Fund
Northern Plan Fund
Police Services Fund
Public Contracts Fund
Québec Cultural Heritage Fund
Québec Fund for Social Initiatives
Register Fund of the Ministère de la Justice
Rolling Stock Management Fund
Sports and Physical Activity Development Fund
Tax Administration Fund
Territorial Information Fund
Territories Development Fund
Tourism Partnership Fund
University Excellence and Performance Fund

Sinking funds of the Consolidated Revenue Fund

Accumulated Sick Leave Fund
Retirement Plans Sinking Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Sinking Fund relating to Government Borrowings
Survivor's Pension Plan Fund

(1)	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.
(2)

The Act to modify mainly the organization and governance of shared transportation in the Montréal metropolitan area (S.Q. 2016, chapter 8) was assented to on May 20, 2016. Under the provisions of this Act, the activities of the Agence métropolitaine de transport (AMT) were taken over by the Autorité régionale de transport métropolitain and the Réseau de transport métropolitain as of June 1, 2017. These two municipal bodies are not included in the Government’s reporting entity.

(3)	No transactions were carried out in this entity in 2017-2018.
(4)	No data are available for the period between the end of the fiscal year and March 31.
(5)

The Société nationale de l’amiante has ceased its operations. Since June 1, 2016, this entity has been constituted as a legal person established in the public interest governed by the provisions of the Business Corporations Act (CQLR, chapter S-3.1.1).

(6)	The National Capital and National Capital Region Fund was renamed the Capitale-Nationale Region Fund on June 16, 2017.
(7)	The Natural Disaster Assistance Fund was eliminated on March 31, 2018.
(8)	The financial data for this special fund, which were used for consolidation purposes, also include those pertaining to the body financed by this fund.

167

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks

Health and social services network

Integrated health and social services centres

Centre intégré de santé et de services sociaux de Chaudière-Appalaches
Centre intégré de santé et de services sociaux de l’Abitibi-Témiscamingue
Centre intégré de santé et de services sociaux de l’Outaouais
Centre intégré de santé et de services sociaux de la Côte-Nord
Centre intégré de santé et de services sociaux de la Gaspésie
Centre intégré de santé et de services sociaux de la Montérégie-Centre
Centre intégré de santé et de services sociaux de la Montérégie-Est
Centre intégré de santé et de services sociaux de la Montérégie-Ouest
Centre intégré de santé et de services sociaux de Lanaudière
Centre intégré de santé et de services sociaux de Laval
Centre intégré de santé et de services sociaux des Îles
Centre intégré de santé et de services sociaux des Laurentides
Centre intégré de santé et de services sociaux du Bas-Saint-Laurent
Centre intégré universitaire de santé et de services sociaux de l’Est-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux de l’Estrie – Centre hospitalier universitairede Sherbrooke
Centre intégré universitaire de santé et de services sociaux de l’Ouest-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux de la Capitale-Nationale
Centre intégré universitaire de santé et de services sociaux de la Mauricie-et-du-Centre-du-Québec
Centre intégré universitaire de santé et de services sociaux du Centre-Ouest-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Centre-Sud-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Nord-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Saguenay–Lac-Saint-Jean

Other public institutions and regional authorities

Centre de santé Inuulitsivik – Inuulitsivik Health Centre
Centre de santé Tulattavik de l’Ungava – Ungava Tulattavik Health Centre
Centre hospitalier de l’Université de Montréal
Centre hospitalier universitaire Sainte-Justine
Centre régional de santé et de services sociaux de la Baie-James
Centre universitaire de santé McGill – McGill University Health Centre
CHU de Québec – Université Laval
CLSC Naskapi
Conseil cri de la santé et des services sociaux de la Baie-James – Cree Board of Health and Social Services of James Bay
Institut de cardiologie de Montréal
Institut Philippe-Pinel de Montréal
Institut universitaire de cardiologie et de pneumologie de Québec – Université Laval
Régie régionale de la santé et des services sociaux du Nunavik – Nunavik Regional Board of Health and Social Services

168

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks

School boards1

Commission scolaire au Coeur-des-Vallées
Commission scolaire Central Québec – Central Québec School Board
Commission scolaire crie – Cree School Board
Commission scolaire de Charlevoix
Commission scolaire de Kamouraska–Rivière-du-Loup
Commission scolaire de l'Estuaire
Commission scolaire de l'Énergie
Commission scolaire de l'Or-et-des-Bois
Commission scolaire de la Baie-James
Commission scolaire de la Beauce-Etchemin
Commission scolaire de la Capitale
Commission scolaire de la Côte-du-Sud
Commission scolaire De La Jonquière
Commission scolaire de la Moyenne-Côte-Nord
Commission scolaire de la Pointe-de-l'Île
Commission scolaire de la Région-de-Sherbrooke
Commission scolaire de la Riveraine
Commission scolaire de la Rivière-du-Nord
Commission scolaire de la Seigneurie-des-Mille-Îles
Commission scolaire de la Vallée-des-Tisserands
Commission scolaire de Laval
Commission scolaire de Montréal
Commission scolaire de Portneuf
Commission scolaire de Rouyn-Noranda
Commission scolaire de Saint-Hyacinthe
Commission scolaire de Sorel-Tracy
Commission scolaire des Affluents
Commission scolaire des Appalaches
Commission scolaire des Bois-Francs
Commission scolaire des Chênes
Commission scolaire des Chic-Chocs
Commission scolaire des Découvreurs
Commission scolaire des Draveurs
Commission scolaire des Grandes-Seigneuries
Commission scolaire des Hautes-Rivières
Commission scolaire des Hauts-Bois-de-l'Outaouais
Commission scolaire des Hauts-Cantons
Commission scolaire des Îles
Commission scolaire des Laurentides

169

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

School boards (cont'd)

Commission scolaire des Monts-et-Marées
Commission scolaire des Navigateurs
Commission scolaire des Patriotes
Commission scolaire des Phares
Commission scolaire des Portages-de-l'Outaouais
Commission scolaire des Premières-Seigneuries
Commission scolaire des Rives-du-Saguenay
Commission scolaire des Samares
Commission scolaire des Sommets
Commission scolaire des Trois-Lacs
Commission scolaire du Chemin-du-Roy
Commission scolaire du Fer
Commission scolaire du Fleuve-et-des-Lacs
Commission scolaire du Lac-Abitibi
Commission scolaire du Lac-Saint-Jean
Commission scolaire du Lac-Témiscamingue
Commission scolaire du Littoral
Commission scolaire du Pays-des-Bleuets
Commission scolaire du Val-des-Cerfs
Commission scolaire Eastern Shores – Eastern Shores School Board
Commission scolaire Eastern Townships – Eastern Townships School Board
Commission scolaire English-Montréal – English Montreal School Board
Commission scolaire Harricana
Commission scolaire Kativik – Kativik School Board
Commission scolaire Lester-B.-Pearson – Lester B. Pearson School Board
Commission scolaire Marguerite-Bourgeoys
Commission scolaire Marie-Victorin
Commission scolaire New Frontiers – New Frontiers School Board
Commission scolaire Pierre-Neveu
Commission scolaire René-Lévesque
Commission scolaire Riverside – Riverside School Board
Commission scolaire Sir-Wilfrid-Laurier – Sir Wilfrid Laurier School Board
Commission scolaire Western Québec – Western Québec School Board

Comité de gestion de la taxe scolaire de l'île de Montréal

170

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs)1

Cégep André-Laurendeau
Cégep Beauce-Appalaches
Cégep d'Ahuntsic
Cégep de Baie-Comeau
Cégep de Bois-de-Boulogne
Cégep de Chicoutimi
Cégep de Drummondville
Cégep de Granby
Cégep de Jonquière
Cégep de l'Abitibi-Témiscamingue
Cégep de l'Outaouais
Cégep de la Gaspésie et des Îles
Cégep de La Pocatière
Cégep de Lévis-Lauzon
Cégep de Maisonneuve
Cégep de Matane
Cégep de Rimouski
Cégep de Rivière-du-Loup
Cégep de Rosemont
Cégep de Saint-Félicien
Cégep de Saint-Hyacinthe
Cégep de Saint-Jérôme
Cégep de Saint-Laurent
Cégep de Sainte-Foy
Cégep de Sept-Îles
Cégep de Sherbrooke
Cégep de Sorel-Tracy
Cégep de Thetford
Cégep de Trois-Rivières
Cégep de Valleyfield
Cégep de Victoriaville
Cégep du Vieux Montréal
Cégep Édouard-Montpetit
Cégep François-Xavier-Garneau
Cégep Gérald-Godin
Cégep Limoilou
Cégep Lionel-Groulx
Cégep Marie-Victorin

171

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs) (cont'd)

Cégep Montmorency
Cégep régional de Lanaudière
Cégep Saint-Jean-sur-Richelieu
Champlain Regional College of General and Vocational Education
Collège d’Alma
Collège Shawinigan
Dawson College
Heritage College
John Abbott College
Vanier College of General and Vocational Education

Université du Québec and its constituent universities2

École de technologie supérieure
École nationale d'administration publique
Institut national de la recherche scientifique
Télé-université
Université du Québec
Université du Québec à Chicoutimi
Université du Québec à Montréal
Université du Québec à Rimouski
Université du Québec à Trois-Rivières
Université du Québec en Abitibi-Témiscamingue
Université du Québec en Outaouais

(1)

School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31, except in the case of the Cree School Board. No data are available for that school board for the period from July 1 to March 31.

(2)

The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2017 to April 30, 2018, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2018 did not have a material financial impact on the Government's financial position and consolidated results.

172

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 4

Government enterprises

Capital Financière agricole inc.
Hydro-Québec (December 31)
Investissement Québec
Loto-Québec
Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)
Société ferroviaire et portuaire de Pointe-Noire S.E.C.
Société Innovatech du Grand Montréal
Société Innovatech du Sud du Québec
Société Innovatech Québec et Chaudière-Appalaches
Société Innovatech Régions ressources

Note:	When the fiscal year of a government enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise's fiscal year and March 31.

173

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 5

Government departments and bodies that conduct fiduciary
transactions not included in the Government's reporting entity

Agence du revenu du Québec

Fonds des pensions alimentaires
Unclaimed property (December 31)

Autorité des marchés financiers

Fonds d’indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Commission de la construction du Québec (December 31)

Conseil de gestion de l’assurance parentale (December 31)

Parental Insurance Fund (December 31)

Curateur public

Accounts under administration (December 31)

La Financière agricole du Québec

Fonds d’assurance-récolte
Fonds d’assurance-stabilisation des revenus agricoles

Ministère de la Famille

Account under administration of the Educational Childcare Services Fund

Ministère de la Sécurité publique

Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances

Trust fund under administration of the Bureau général de dépôts pour le Québec

Ministère du Travail, de l’Emploi et de la Solidarité sociale

Comité Entraide – public and parapublic sectors
Workforce Skills Development and Recognition Fund

Office de la protection du consommateur

Cautionnements individuels des agents de voyages
Fonds d’indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec

Fonds d’assurance-garantie

Régie du bâtiment du Québec

Guarantee fund

174

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 5

Government departments and bodies that conduct fiduciary
transactions not included in the Government's reporting entity (cont'd)

Retraite Québec (December 31)

Société de l’assurance automobile du Québec

Fonds d’assurance automobile du Québec (December 31)

Société québécoise de récupération et de recyclage

Compensation regime for municipal bodies

Note:	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

175

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 6

Revenue

Revenue by source
(in millions of dollars)
Fiscal year ended on March 31
	2018		2017
	Budget(1)	Actual results	Actual results

Own-source revenue
Income and property taxes
Personal income tax		29 528	29 231
Contributions dedicated to health services		6 221	5 969
Corporate tax		8 142	7 480
School property tax		2 243	2 169
	46 089	46 134	44 849
Consumption taxes
Sales		16 445	15 286
Fuel		2 234	2 336
Tobacco		1 014	1 045
Alcoholic beverages		634	623
Pari mutuel		2	2
	19 681	20 329	19 292
Duties and permits
Motor vehicles		1 303	1 252
Natural resources		1 240	1 158
Greenhouse gas emissions		785	267
Other		637	625
	3 710	3 965	3 302
Miscellaneous revenue
Sales of goods and services		5 331	5 330
User contributions		1 715	1 685
Interest on accounts receivable and loans		897	796
Income from portfolio investments		472	468
Fines, forfeitures and recoveries		799	926
Third-party donations		690	832
Transfers from entities other than the federal government		124	160
Tuition fees		378	364
Income from government business partnerships		(8)	0
	10 319	10 398	10 561
Revenue from government enterprises
Hydro-Québec		2 414	2 412
Loto-Québec		1 310	1 206
Société des alcools du Québec		1 114	1 086
Other		255	195
	4 480	5 093	4 899
Total own-source revenue	84 279	85 919	82 903

Federal government transfers
Equalization		11 081	10 030
Health transfers		6 096	5 946
Transfers for post-secondary education and other social programs		1 648	1 635
Other programs		3 660	2 568
Total federal government transfers	22 029	22 485	20 179
Total revenue	106 308	108 404	103 082

(1)	Data presented in Budget 2017-2018 of the Ministère des Finances tabled on March 28, 2017.

176

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 7

Expenditure

Expenditure by supercategory and category
(in millions of dollars)

Fiscal year ended March 31
	2018		2017
	Budget(1)	Actual results	Actual results

Expenditure excluding debt service
Transfers
Remuneration		2 744	2 677
Operating		755	768
Capital		2 550	1 785
Interest		372	343
Support		23 209	21 052
		29 630	26 625
Remuneration		45 821	43 953
Operating(2)		18 127	17 713
Doubtful accounts and other allowances(3)		671	902
Total expenditure excluding debt service	93 852	94 249	89 193
Debt service(3)
Interest on debts		8 002	7 809
Less
Investment income of the sinking funds for borrowings		370	495
Short-term investment income		164	96
		7 468	7 218
Interest on obligations relating to accrued benefits under the pension plans and employee future benefits		6 444	6 078
Less
Investment income of the Retirement Plans Sinking Fund and specific pension funds		4 563	3 670
Investment income of other employee future benefit funds		109	99
		1 772	2 309
Total debt service	9 868	9 240	9 527
Total expenditure	103 720	103 489	98 720

(1)	Data presented in Budget 2017-2018 of the Ministère des Finances tabled on March 28, 2017.
(2)	Operating expenditure included an amount of $3 924 M ($3 867 M in 2016-2017) related to the depreciation of fixed assets.
(3)

This expenditure included net foreign exchange gains of $35 M ($67 M in 2016-2017), i.e. foreign exchange gains of $32 M ($70 M in 2016-2017) in the “Debt service” supercategory and foreign exchange gains of $3 M (foreign exchange losses of $3 M in 2016-2017) in the “Doubtful accounts and other allowances” supercategory.

177

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APPENDIX 8

Investment in government enterprises

Financial information on government enterprises
(in millions of dollars)

	As at March 31
	2018

					Investissement
	Hydro-Québec				Québec	Loto-Québec
		Adjustments for
	December 31	the three-month	Adjustments –	March 31
	2017 (1)	period (1)	IFRS	(IFRS)
STATEMENT OF OPERATIONS
Revenue	13 468	250	24	13 742	1 237	3 764
Expenditure	10 622	149	496	11 267	973	2 429
Net results	2 846	101	(472)	2 475	264	1 335
Consolidation adjustments(2)				(61)	2	(25)
REVENUE FROM
GOVERNMENT ENTERPRISES				2 414	266	1 310
OTHER COMPREHENSIVE INCOME ITEMS
Other comprehensive income items	(660)	330	954	624	(152)	(8)

STATEMENT OF FINANCIAL POSITION
Assets
Fixed assets	64 861	104	1 018	65 983	205	812
Other assets	10 869	1 093	104	12 066	9 279	422
Total assets	75 730	1 197	1 122	78 049	9 484	1 234
Liabilities
Long-term debts contracted with third parties	45 259	891	(30)	46 120	5 315
Long-term debts and advances contracted with the Government					423	218
Other liabilities	10 716	(1 528)	717	9 905 (3)	491	894
Total liabilities	55 975	(637)	687	56 025	6 229	1 112
Shareholders' equity
Accumulated other comprehensive income items	(2 591)	219	2 640	268	76	36
Other shareholders' equity items	22 346	1 615	(2 205)	21 756	3 179	86
Total shareholders' equity	19 755	1 834	435	22 024	3 255	122
Consolidation adjustments(2)				(92)	15
Equity value (modified method)				21 932	3 270	122
Loans					421	218
INVESTMENT IN GOVERNMENT ENTERPRISES				21 932	3 691	340

178

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 8

As at March 31
2018								2017
	Société				Société
	ferroviaire et			Société	Innovatech	Société
Société des	portuaire de	Capital	Société	Innovatech	Québec et	Innovatech
alcools du	Pointe-Noire	Financière	Innovatech du	du Sud	Chaudière-	Régions
Québec	S.E.C.	agricole inc. (4)	Grand Montréal	du Québec	Appalaches	ressources	Total	Total

3 315	15	1		2	2	4	22 082	21 226
2 201	34	1					16 905	16 291
1 114	(19)	-	-	2	2	4	5 177	4 935
							(84)	(36)

1 114	(19)	-	-	2	2	4	5 093	4 899

-	-	-	-	-	-	-	464	719

202	81						67 283	66 183
611	24	15	5	15	34	30	22 501	22 556
813	105	15	5	15	34	30	89 784	88 739

							51 435	51 106

	20						661	695
772	19						12 081	12 388
772	39	-	-	-	-	-	64 177	64 189

(4)							376	(86)
45	66	15	5	15	34	30	25 231	24 636
41	66	15	5	15	34	30	25 607	24 550
		(1)					(78)	(19)
41	66	14	5	15	34	30	25 529	24 531
	20						659	694

41	86	14	5	15	34	30	26 188	25 225

179

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APPENDIX 8

Investment in government enterprises (cont'd)

(1)

Hydro-Québec, which is a rate-regulated government enterprise, prepared its financial statements for the fiscal year ended December 31, 2017 in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The data presented in the “Adjustments for the three-month period” column represent adjustments needed to account for Hydro-Québec's financial data on the basis of the Government’s fiscal year, which ends on March 31.

(2)

The consolidation adjustments stem mainly from contributions to entities within the Government’s reporting entity and charged to their shareholders’ equity and from the elimination of unrealized gains and losses on transactions carried out by government enterprises with entities in the Government's reporting entity.

(3)

The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2017) for the Gentilly-2 nuclear generating station. In order to finance the costs related to the long-term nuclear fuel waste management, Hydro-Québec set up a trust of $148 M ($143 M as at March 31, 2017).

(4)	The percentage of the Government's investment in this enterprise is 90.10%.

180

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 8

Investment in government enterprises (cont'd)

Other comprehensive income items of government enterprises(1)
(in millions of dollars)

	Fiscal year ended on March 31
	2018				2017
		Investissement
	Hydro-Québec	Québec	Loto-Québec	Total	Total

Employee future benefits	575		(8)	567	1 194
Items designated as cash flow hedges	51	(1)		50	(485)
Financial assets available for sale		(141)		(141)	(2)
Translation gains or losses of a subsidiary and equity-accounted enterprises		(10)		(10)	7
Other	(2)			(2)	5
	624	(152)	(8)	464	719

(1)	The other comprehensive income items of government enterprises, except those related to employee future benefits, will be reclassified in the net result of the enterprises when they are realized.

Repayment schedule for long-term debts contracted by government enterprises with third parties
(in millions of dollars)

						2024 and
	2019	2020	2021	2022	2023	thereafter	Total

Hydro-Québec(1)	1 201	3 270	3 660	2 522	1 973	33 494	46 120
Investissement Québec(1)	1 096	801	863	1 411	1 144		5 315
	2 297	4 071	4 523	3 933	3 117	33 494	51 435

(1)

The Government guarantees borrowings contracted by Hydro-Québec and Investissement Québec in different currencies. The net value of these guaranteed borrowings stood at $45 485 M as at March 31, 2018 ($45 640 M as at March 31, 2017) for Hydro-Québec and at $5 314 M ($5 246 M as at March 31, 2017) for Investissement Québec.

181

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APPENDIX 8

Investment in government enterprises (cont'd)

Schedule for loans granted to government enterprises(1)
(in millions of dollars)

						2024 and	On
	2019	2020	2021	2022	2023	thereafter	demand	Total

Investissement Québec						21	400	421
Loto-Québec	100		43			75		218
Société ferroviaire et portuaire de Pointe-Noire S.E.C.							20	20
	100	-	43	-	-	96	420	659

(1)	The loans granted to Investissement Québec and the Société ferroviaire et portuaire de Pointe-Noire S.E.C. do not bear interest, while those granted to Loto-Québec bear interest at rates of 1.6% to 4.1%.

182

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 8

Investment in government enterprises (cont'd)

Adjustments to comply with International Financial Reporting Standards (IFRS)

Hydro-Québec

Canadian public sector accounting standards require that the value of the Government's investment in rate-regulated enterprises be determined on the basis of financial data in accordance with IFRS. Therefore, at the Government's request, Hydro-Québec made certain adjustments to its financial data established on the basis of U.S. GAAP so that they would be compliant with IFRS. These adjustments concerned essentially financial data on employee future benefits, financial instruments, fixed asset retirement obligations, regulatory liabilities related to tangible fixed assets, capitalizable development costs and provisions for onerous contracts.

For fiscal 2017-2018, revenue from government enterprises was reduced by $472 million and the other comprehensive income items of government enterprises were increased by $954 million. Accordingly, as at March 31, 2018, the value of the Government's investment in Hydro-Québec was increased by $513 million and the Government's accumulated deficit was decreased by the same amount.

183

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APPENDIX 8

Investment in government enterprises (cont'd)

Adjustments to comply with International Financial Reporting Standards (IFRS) (cont'd)

Hydro-Québec (cont'd)

Adjustments – IFRS
(in millions of dollars)

	Fiscal year ended
	March 31, 2018
	Increase
	(decrease)
Impact on the statement of operations
Revenue from government enterprises	(472)
Annual surplus	(472)

Impact on the statement of accumulated deficit and net debt
Accumulated deficit and net debt, beginning of fiscal year	(31	)(1)
Other comprehensive income items of government enterprises	(954)
Annual surplus	472	(2)
Accumulated deficit and net debt, end of fiscal year	(513)

	As at March 31, 2018
	Increase
	(decrease)
Impact on the statement of financial position
Investment in government enterprises	513

(1)

On January 1, 2018, Hydro-Québec early adopted “ASU” 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, issued by the Financial Accounting Standards Board (the “FASB”). This standard simplifies the requirements related to hedging relationships, as well as those related to the application of hedging accounting. Hydro-Québec has applied this standard retroactively without restating prior-year financial data. As at January 1, 2018, this change resulted in an increase of $31 M in Hydro-Québec’s long-term debt and a decrease of $29 M in its retained earnings, as well as a decrease of $2 M in other comprehensive income items. IFRS do not provide for simplified measurement of fair value hedges. Therefore, Hydro-Québec’s financial data were adjusted to eliminate the impact of the new standard issued by the FASB.

(2)	The decrease of the annual surplus of $472 M has increased the accumulated deficit and net debt at the end of the fiscal year by the same amount.

184

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 8

Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises

Hydro-Québec

Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract was renewed automatically in 2016 for an additional 25 years, in accordance with the contract’s provisions. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2017, Hydro-Québec was also committed under contracts to purchasing electricity from other producers. Taking the renewal clauses into account, the maturity dates of these contracts extend to 2052.

Taking into account commitments as a whole, Hydro-Québec plans to make the following minimum payments in the coming fiscal years:

Hydro-Québec's contractual obligations
(in millions of dollars)

As at December 31

2018	1 841
2019	1 888
2020	1 920
2021	1 955
2022	2 104
2023 and thereafter	28 454
Total	38 162

As part of its development projects and activities to maintain and improve the quality of its assets, Hydro-Québec plans to make annual investments of about $3.6 billion in tangible fixed assets and intangible assets for the years 2018 to 2022.

In addition, as at March 31, 2018, Hydro-Québec was committed to paying a contribution of up to $295 million to cover the cost of fixed equipment needed to electrify the Réseau express métropolitain.

185

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APPENDIX 8

Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises (cont'd)

Investissement Québec

Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements, authorized by the enterprise, pending acceptance by clients, represented a total of $80 million as at March 31, 2018. The agreements accepted by clients, which include amounts not disbursed on loans, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $509 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2018 to investing $104 million, through units of limited partnerships, in regional economic intervention funds (FIER) and other venture capital agencies.

These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

During the normal course of its activities, Investissement Québec has contracted various other commitments, totalling $81 million as at March 31, 2018.

Loto-Québec

As at March 31, 2018, Loto-Québec was committed, under lease agreements, to paying a total of $130 million for the rental of administrative premises and a piece of land.

Société des alcools du Québec

As at March 31, 2018, the Société des alcools du Québec was committed, under lease agreements, to paying a total of $411 million, for the rental of outlets.

Société québécoise du cannabis

The Act to constitute the Société québécoise du cannabis, to enact the Cannabis Regulation Act and to amend various highway safety-related provisions (2018, chapter 19) was assented to on June 12, 2018. The Act tasks the Société des alcools du Québec with setting up the Société québécoise du cannabis (SQDC) for the sale of cannabis in Québec. As at March 31, 2018, the Société des alcools du Québec was committed, on behalf of the SQDC, to supplying goods and services totalling $139.3 M for 2018-2019. In the case of two of its contracts with a term of between three and five years, the SQDC may adjust its needs in goods and services upward or downward at the end of the first year of the contracts. Consequently, the commitments presented for these contracts are limited to their first year.

186

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 8

Investment in government enterprises (cont'd)

Main contingencies of government enterprises

Hydro-Québec

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay in respect of these guarantees. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2017, the amortized cost of the debt concerned was $3 289 million.

Investissement Québec

When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement. Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

To contribute to Québec's economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2018, the guarantees granted by this enterprise totalled $378 million; a liability of $35 million has been recorded in respect of these guarantees.

187

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APPENDIX 8

Investment in government enterprises (cont'd)

Material transactions and balances of government enterprises realized with entities included in the Government's reporting entity
(in millions of dollars)

	Fiscal year ended March 31
	2018	2017

Inter-entity transactions
Revenue	581	459
Expenditure	1 344	1 323
Inter-entity transactions related to shareholder's equity
Dividends paid into the general fund of the Consolidated Revenue Fund
Hydro-Québec	1 702	1 982
Loto-Québec	1 310	1 206
Société des alcools du Québec	1 114	1 086
	4 126	4 274
Dividends paid into the Generations Fund
Hydro-Québec	433	164
Total dividends paid	4 559	4 438

Contributions from Loto-Québec	25	25

	As at March 31
	2018	2017

Inter-entity balances
Financial assets	5 888	5 749
Non-financial assets	41	56
Long-term debts	664	701
Other liabilities	811	561

188

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 9

Government business and non-business partnerships

Purpose of government partnerships entered into and percentage holding of government departments, bodies and special funds

		Percentage
Government partnerships	Purpose of the government partnership	holding
Government business partnerships
Economic Development Fund
Arion Technologies Automobiles inc. (June 30)	Development of luxury hybrid vehicles	32%
CelluForce inc. (December 31)	Marketing and production of nanocrystalline cellulose	6%
Fonds Amorchem II, S.E.C. (December 31)	Support for promising projects in the life sciences sector originating in Québec universities and research centres	45%
Fonds Biomasse Énergie-I, S.E.C. (December 31)	Development of projects for heat generation from residual forest biomass to foster regional economic development and sustainable development	50%
Fonds pour les femmes entrepreneures FQ S.E.C. (December 31)	Support for female entrepreneurship in business start-up, growth and acquisition projects	42%
Fonds Relève Québec S.E.C.	Granting of loans to business locators during business transfers	40%
La Financière agricole du Québec
Fonds d’investissement pour la relève agricole (FIRA) S.E.C. (September 30)	Support for the next generation of farmers by promoting the start-up and transfer of farming businesses	33%
Société de développement de la Baie-James
Camp 257 S.E.C. (December 31)	Sale of restaurant, accommodation and gasoline services	33%
Société de développement des entreprises culturelles
Fonds Capital Culture Québec S.E.C. (December 31)	Innovative financing for Québec cultural export businesses	50%
Fonds d’investissement de la culture et des communications S.E.C. (December 31)	Financial partnerships for businesses that create, produce, distribute and disseminate cultural and communication products and services	33%
La Financière des entreprises culturelles (FIDEC) S.E.C. (December 31)	Financing for cultural businesses to enable them to continue to grow on international markets	46%

189

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APPENDIX 9

Government business and non-business partnerships (cont'd)

Purpose of government partnerships entered into and percentage holding of government departments, bodies and special funds (cont'd)

		Percentage
Government partnerships	Purpose of the government partnership	holding
Government non-business partnerships
Mining and Hydrocarbon Capital Fund
Matamec Explorations inc., Ressources Québec inc. (Terres rares (Kipawa)) (December 31)	Development of the rare earth mining project in Kipawa in southern Témiscamingue	28%
Pieridae Energy Limited, Ressources Québec inc., Tugliq Énergie S.A.R.F (Propriété Bourque) (December 31)	Exploration, development, production and provision of hydrocarbons in the Bourque deposit in Gaspésie	45%
Junex inc., Ressources Québec inc., Gestion Bernard Lemaire inc. (projet Galt) (December 31)	Exploration and development of natural resources on the properties comprising the Galt project	17%
CIUSSS de l’Estrie – Centre hospitalier universitaire de Sherbrooke
Laboratoire de simulation clinique (April 30)	Support for the university hospital community – clinical training and implementation of a simulation laboratory	45%
Ministère de la santé et des services sociaux
Québec en Forme Fund	Promotion of healthy lifestyles among young people	50%
Société québécoise des infrastructures
Société Bon Pasteur S.E.N.C. (December 31)	Management of buildings to be used for the rental of commercial and residential premises	50%

Note:	When the fiscal year of a government partnership ends on a date other than March 31, the date is indicated in parentheses.

190

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 9

Government business and non-business partnerships (cont'd)

Government business partnerships

Financial information on government business partnerships entered into by government departments, bodies and special funds
(in millions of dollars)

	Fiscal year ended on March 31
	2018	2017
RESULTS OF GOVERNMENT BUSINESS PARTNERSHIPS
Revenue	5	6
Expenditure	21	7
Net results of government business partnerships	(16)	(1)
GOVERNMENT'S SHARE IN GOVERNMENT BUSINESS PARTNERSHIPS
Revenue from government business partnerships	(8)	-

	As at March 31
	2018	2017
STATEMENT OF FINANCIAL POSITION OF GOVERNMENT BUSINESS PARTNERSHIPS
Assets	110	114
Liabilities	7	4
Net assets (net liabilities) of government business partnerships	103	110
GOVERNMENT'S SHARE IN GOVERNMENT BUSINESS PARTNERSHIPS
Interests in government business partnerships	35	38

191

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 9

Government business and non-business partnerships (cont'd)

Government business partnerships (cont'd)

Material transactions and balances of government business partnerships realized with entities included in the Government’s reporting entity

During the fiscal years ended March 31, 2018 and March 31, 2017, the entities included in the Government’s reporting entity did not conduct any material transactions with government business partnerships over which the Government exercised shared control and there was no material inter-entity balance as at March 31, 2018 and 2017.

Government non-business partnerships

Financial information on government non-business partnerships entered into by government departments, bodies and special funds
(in millions of dollars)

	Fiscal year ended on March 31
	2018	2017
RESULTS OF GOVERNMENT NON-BUSINESS PARTNERSHIPS
Revenue	24	40
Expenditure	22	39
	2	1
Harmonization with the government's accounting policies	(38)	(10)
Harmonized net results of government non-business partnerships	(36)	(9)

GOVERNMENT'S SHARE IN GOVERNMENT NON-BUSINESS PARTNERSHIPS
Net results from government non-business partnerships	(6)	-

192

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 9

Government business and non-business partnerships (cont'd)

Government non-business partnerships (cont'd)

Financial information on government non-business partnerships entered into by government departments, bodies and special funds (cont'd)
(in millions of dollars)

	As at March 31
	2018	2017

STATEMENT OF FINANCIAL POSITION OF GOVERNMENT NON-BUSINESS PARTNERSHIPS
Assets	122	85
Liabilities	35	49
Net assets (net liabilities)	87	36
Harmonization with the government's accounting policies	(51)	(13)
Harmonized net assets (net liabilities) of government non-business partnerships	36	23
GOVERNMENT'S SHARE IN GOVERNMENT NON-BUSINESS PARTNERSHIPS
Net assets (net liabilities) from government non-business
partnerships	14	10

Material transactions and balances of government non-business partnerships realized with entities included in the Government’s reporting entity
(in millions of dollars)

	Fiscal year ended on March 31
	2018	2017
Inter-entity transactions related to results
Revenue	8	40

193

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 10

Segment disclosures

Consolidated statement of revenue and consolidated statement of expenditure by government mission

The Government provides segmented financial information for each of its missions. This information is intended to present the resources allocated to support its missions, and to provide users with relevant information for accountability and decision-making purposes. Intersegment transactions are usually evaluated at book value.

The following tables present the revenue sources and costs of each of the Government's missions, namely:

•	Health and Social Services, encompasses the activities of the Ministère de la Santé et des Services sociaux and the bodies and special funds that contribute to this mission;

•	Education and Culture, encompasses the activities of:

—	the Ministère de la Culture et des Communications,
—	the Ministère de l’Éducation et de l’Enseignement supérieur,
—	the Ministère de l’Immigration, de la Diversité et de l’Inclusion,
—	the bodies and special funds that contribute to this mission;

•	Economy and Environment, encompasses mainly the activities of:

—

the Ministère des Affaires municipales et de l’Occupation du territoire (except for the sector related to compensation in lieu of taxes and financial assistance for municipalities, the general administration sector, the Régie du logement sector and the Commission municipale du Québec sector),

—	the Ministère de l’Agriculture, des Pêcheries et de l’Alimentation,
—	the Ministère du Développement durable, de l’Environnement et de la Lutte contre les changements climatiques,
—	the Ministère de l’Économie, de la Science et de l’Innovation (except for the status of women sector),
—	the Ministère de l’Énergie et des Ressources naturelles,
—	the Ministère des Forêts, de la Faune et des Parcs,
—	the Ministère des Relations internationales et de la Francophonie,
—	the Ministère du Tourisme,
—	the Ministère des Transports, de la Mobilité durable et des l’Électrification des transports,
—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (sector regarding employment assistance measures and the promotion and development of the Capitale-Nationale sector),
—	the bodies and special funds that contribute to this mission;

194

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 10

Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

•	Support for Individuals and Families, encompasses mainly the activities of:

—	the Ministère de l’Économie, de la Science et de l’Innovation (status of women sector),
—	the Ministère de la Famille,
—	the Ministère de la Justice (access to justice and compensation and recognition sectors),
—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (sector related to financial assistance measures and administration sector),
—	the bodies and special funds that contribute to this mission;

•	Administration and Justice, encompasses mainly the activities of:

—	the National Assembly and persons appointed by it,
—

the Ministère des Affaires municipales et de l’Occupation du territoire (sector related to compensation in lieu of taxes and financial assistance for municipalities, the general administration sector, the Régie du logement sector and the Commission municipale du Québec sector),

—	the Conseil du trésor et de l’Administration gouvernementale,
—	the Conseil exécutif,
—	the Ministère des Finances (except for debt management),
—	the Ministère de la Justice (except access to justice and compensation and recognition sectors),
—	the Ministère de la Sécurité publique,
—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (labour sector),
—	the Generations Fund,
—	the bodies and special funds that contribute to this mission;

In addition, revenue and expenditure related to the application or enforcement of any Act, which are under the responsibility of the Minister of Revenue, are presented in this mission, except for refundable tax credits that meet the definition of a tax-funded transfer. Each of these tax credits is presented in the expenditures of the government mission with which it is associated. Revenue from federal government transfers falling under the responsibility of the Ministère des Finances, i.e. revenue from equalization payments, payments from transfers for health care and for post-secondary education and other social programs, are also presented in this mission;

195

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 10

Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

•	Debt Service: encompasses mainly the activities of the Ministère des Finances (debt management sector).

The revenue and expenditure of each government mission are presented after the eliminations of transactions and balances between the entities and unrealized gains and losses related to transactions on assets and liabilities that remained in the Government’s reporting entity. In addition, when an entity's activities are related to several missions, its revenue and expenditure are allocated among the missions concerned.

196

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 10

Segment disclosures (cont'd)

Consolidated statement of revenue by government mission
(in millions of dollars)

	Fiscal year ended March 31, 2018
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total
REVENUE
Income and property taxes		2 243	79		43 812	46 134
Consumption taxes	20	81	2 352	30	17 846	20 329
Duties and permits	8	55	2 622	45	1 235	3 965
Miscellaneous revenue	3 925	1 935	1 417	196	2 925	10 398
Revenue from government enterprises					5 093	5 093
Total own-source revenue	3 953	4 314	6 470	271	70 911	85 919
Federal government transfers	202	939	2 579	32	18 733	22 485
Total revenue	4 155	5 253	9 049	303	89 644	108 404

	Fiscal year ended March 31, 2017
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total
REVENUE
Income and property taxes		2 169	74		42 606	44 849
Consumption taxes	20	81	2 434	30	16 727	19 292
Duties and permits	6	66	2 030	44	1 156	3 302
Miscellaneous revenue	3 829	1 898	1 689	202	2 943	10 561
Revenue from government enterprises					4 899	4 899
Total own-source revenue	3 855	4 214	6 227	276	68 331	82 903
Federal government transfers	207	762	1 949	38	17 223	20 179
Total revenue	4 062	4 976	8 176	314	85 554	103 082

197

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 10

Segment disclosures (cont'd)

Consolidated statement of expenditure by government mission
(in millions of dollars)

Fiscal year ended March 31, 2018
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt
	Services	and Culture	Environment	and Families	and Justice	Service	Total

EXPENDITURE BY SUPERCATEGORY
Transfer	4 736	5 091	9 352	8 948	1 503		29 630
Remuneration	26 308	13 753	1 390	513	3 857		45 821
Operating	9 065	3 888	3 683	336	1 155		18 127
Doubtful accounts and other allowances	67	48	13	19	524		671
Total expenditure excluding debt service	40 176	22 780	14 438	9 816	7 039	-	94 249
Debt service						9 240	9 240
Total expenditure	40 176	22 780	14 438	9 816	7 039	9 240	103 489

Fiscal year ended March 31, 2017
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt
	Services	and Culture	Environment	and Families	and Justice	service	Total

EXPENDITURE BY SUPERCATEGORY
Transfer	4 721	4 808	7 242	8 727	1 127		26 625
Remuneration	25 279	13 035	1 405	496	3 738		43 953
Operating	8 687	3 939	3 586	340	1 161		17 713
Doubtful accounts and other allowances	51	39	103	22	687		902
Total expenditure excluding debt service	38 738	21 821	12 336	9 585	6 713	-	89 193
Debt service						9 527	9 527
Total expenditure	38 738	21 821	12 336	9 585	6 713	9 527	98 720

198

CONSOLIDATED FINANCIAL STATEMENTS
2017 - 2018

APPENDIX 11

Fiduciary transactions conducted by the Government

Summary of fiduciary transactions conducted
by government departments and bodies
(in millions of dollars)

	As at March 31, 2018
				Net assets
	Assets		Liabilities	(liabilities)

Agence du revenu du Québec
Fonds des pensions alimentaires	134		134	-
Unclaimed property(1)	147		93	54
Autorité des marchés financiers
Fonds d’indemnisation des services financiers	71	(2)	20	51
Caisse de dépôt et placement du Québec(1)	337 150		38 638	298 512	(2),(3)
Commission de la construction du Québec
General administration fund(1)	277		351	(74)
Supplemental Pension Plan(1) :
general account	4 352	(2)	3 202	1 150
complementary account	10 182	(2)	10 182	-
pensioners' account	8 038	(2)	7 999	39
Other funds(1)	2 129		1 219	910
Conseil de gestion de l'assurance parentale(1)	13		13	-
Parental Insurance Fund(1)	213		213	-
Curateur public
Accounts under administration(1)	549		95	454
La Financière agricole du Québec
Fonds d’assurance-récolte	412	(2)	4	408
Fonds d’assurance-stabilisation des revenus agricoles	58		304	(246)
Ministère de la Famille
Account under administration of the Educational
Childcare Services Fund	195		195	-
Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale(1)	-		-	-
Ministère des Finances
Trust fund under administration of the Bureau général
de dépôts pour le Québec	1 194		1 194	-
Ministère du Travail, de l'Emploi et de la Solidarité sociale
Comité Entraide – public and parapublic sectors	4		4	-
Workforce Skills Development and Recognition Fund	75		6	69

199

PUBLIC ACCOUNTS 2017-2018 – VOLUME 1

APPENDIX 11

Fiduciary transactions conducted by the Government (cont'd)

Summary of fiduciary transactions conducted
by government departments and bodies (cont'd)
(in millions of dollars)

	As at March 31, 2018
				Net assets
	Assets		Liabilities	(liabilities)

Office de la protection du consommateur
Cautionnements individuels des agents de voyages	6	(2)	4	2
Fonds d’indemnisation des clients des agents de voyages	156	(2)	1	155
Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie	9	(2)	-	9
Régie du bâtiment du Québec
Guaranty fund	2		7	(5)
Retraite Québec(1)	199		183	16
Government pension plans – share paid by participants(1):
RREGOP	68 325	(2)	60 573	7 752
PPMP	7 674	(2)	6 426	1 248
PPPOCS	644	(2)	570	74
SPMSQ	479	(2)	414	65
Other pension plans administered by Retraite Québec(1)	353	(2)	303	50
Québec Pension Plan Fund(1)	70 438	(2)	1 042	69 396
Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec(1)	12 020	(2)	8 680	3 340
Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies	5		5	-

(1)	The data are as at December 31, 2017, i.e. the end date of the trust fund's fiscal year.
(2)

The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec (CDPQ). The net assets of the CDPQ, shown at fair value, included $179 732 M in funds entrusted to it by these trusts.

(3)

The net assets of the CDPQ include assets taken into account in the Government's consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2018 was $100 498 M.

200